NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                     and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                              (Master Servicer)

                   UNITED STATES TRUST COMPANY OF NEW YORK

                                  (Trustee)

                                     and

                          FIRST UNION NATIONAL BANK

                            (Trust Administrator)




                       POOLING AND SERVICING AGREEMENT

                          Dated as of January 28, 1999

                               $500,234,184.41

                       Mortgage Pass-Through Certificates
                                  Series 1999-1

                              TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


                                  ARTICLE I

                                 DEFINITIONS

Section 1.01  Definitions....................................................1
Section 1.02  Acts of Holders...............................................51
Section 1.03  Effect of Headings and Table of Contents......................52
Section 1.04  Benefits of Agreement.........................................52


                                   ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                    ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans...................................1
Section 2.02  Acceptance by Trust Administrator..............................2
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller....................................................3
Section 2.04  Execution and Delivery of Certificates........................11
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................11


                                 ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                            OF THE MORTGAGE LOANS

Section 3.01  Certificate Account............................................1
Section 3.02  Permitted Withdrawals from the Certificate Account.............2
Section 3.03  Advances by Master Servicer and Trust Administrator............4
Section 3.04  Trust Administrator to Cooperate; Release of Owner
               Mortgage Loan Files...........................................6
Section 3.05  Reports to the Trustee and Trust Administrator; Annual
               Compliance Statements.........................................7
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan..........................................................8
Section 3.07  Amendments to Servicing Agreements, Modification of
               Standard Provisions...........................................8
Section 3.08  Oversight of Servicing.........................................9
Section 3.09  Termination and Substitution of Servicing Agreements..........12
Section 3.10  Application of Net Liquidation Proceeds.......................13
Section 3.11  Act Reports...................................................13

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                       PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions..................................................1
Section 4.02  Allocation of Realized Losses.................................14
Section 4.03  Paying Agent..................................................17
Section 4.04  Statements to Certificateholders; Report to the Trust
               Administrator and the Seller.................................18
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........22
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................22


                                  ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates...............................................1
Section 5.02  Registration of Certificates...................................3
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..............7
Section 5.04  Persons Deemed Owners..........................................7
Section 5.05  Access to List of Certificateholders' Names and Addresses......7
Section 5.06  Maintenance of Office or Agency................................8
Section 5.07  Definitive Certificates........................................8
Section 5.08  Notices to Clearing Agency.....................................9


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer................1
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer......................................................1
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others...........................................1
Section 6.04  Resignation of the Master Servicer.............................2
Section 6.05  Compensation to the Master Servicer............................2
Section 6.06  Assignment or Delegation of Duties by Master Servicer..........2
Section 6.07  Indemnification of Trustee, Trust Administrator and
               Seller by Master Servicer.....................................3
Section 6.08  Master Servicer Covenants Concerning Year 2000 Compliance......3

                                 ARTICLE VII

                                   DEFAULT

Section 7.01  Events of Default..............................................1
Section 7.02  Other Remedies of Trustee......................................2
Section 7.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.......................................3
Section 7.04  Action upon Certain Failures of the Master Servicer and upon Event of Default.........................................3
Section 7.05  Trust Administrator to Act; Appointment of Successor...........3
Section 7.06  Notification to Certificateholders.............................5


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator..................1
Section 8.02  Certain Matters Affecting the Trustee and the Trust
               Administrator.................................................2
Section 8.03  Neither Trustee nor Trust Administrator Required to Make
               Investigation.................................................3
Section 8.04  Neither Trustee nor Trust Administrator Liable for
               Certificates or Mortgage Loans................................3
Section 8.05  Trustee and Trust Administrator May Own Certificates...........3
Section 8.06  The Master Servicer to Pay Fees and Expenses...................4
Section 8.07  Eligibility Requirements.......................................4
Section 8.08  Resignation and Removal........................................4
Section 8.09  Successor......................................................5
Section 8.10  Merger or Consolidation........................................6
Section 8.11  Authenticating Agent...........................................6
Section 8.12  Separate Trustees and Co-Trustees..............................7
Section 8.13  Appointment of Custodians......................................9
Section 8.14  Tax Matters; Compliance with REMIC Provisions..................9
Section 8.15  Monthly Advances..............................................12
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance.............12
Section 8.17  Trust Administrator Covenants Concerning Year 2000
               Compliance...................................................12


                                   ARTICLE IX

                                 TERMINATION

Section 9.01  Termination upon Purchase by the Seller or Liquidation of
               All Mortgage Loans............................................1
Section 9.02  Additional Termination Requirements............................3

                                  ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment......................................................1
Section 10.02 Recordation of Agreement.......................................3
Section 10.03 Limitation on Rights of Certificateholders.....................3
Section 10.04 Governing Law; Jurisdiction....................................4
Section 10.05 Notices........................................................4
Section 10.06 Severability of Provisions.....................................4
Section 10.07 Special Notices to Rating Agencies.............................5
Section 10.08 Covenant of Seller.............................................6
Section 10.09 Recharacterization.............................................6


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate................................1
Section 11.02 Cut-Off Date...................................................1
Section 11.03 Cut-Off Date Aggregate Principal Balance.......................1
Section 11.04 Original Class A Percentage....................................1
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates..................................................1
Section 11.05(a)........................Original IO Component Notional Amounts
               1
Section 11.06 Original Class A Non-PO Principal Balance......................2
Section 11.07 Original Subordinated Percentage...............................2
Section 11.08 Original Class B-1 Percentage..................................2
Section 11.09 Original Class B-2 Percentage..................................2
Section 11.10 Original Class B-3 Percentage..................................2
Section 11.11 Original Class B-4 Percentage..................................2
Section 11.12 Original Class B-5 Percentage..................................2
Section 11.13 Original Class B-6 Percentage..................................2
Section 11.14 Original Class B Principal Balance.............................2
Section 11.15 Original Principal Balances of the Classes of Class B
               Certificates..................................................2
Section 11.16 Original Class B-1 Fractional Interest.........................3
Section 11.17 Original Class B-2 Fractional Interest.........................3
Section 11.18 Original Class B-3 Fractional Interest.........................3
Section 11.19 Original Class B-4 Fractional Interest.........................3
Section 11.20 Original Class B-5 Fractional Interest.........................3
Section 11.21 Closing Date...................................................3
Section 11.22 Right to Purchase..............................................3
Section 11.23 Wire Transfer Eligibility......................................3
Section 11.24 Single Certificate.............................................3
Section 11.25 Servicing Fee Rate.............................................4
Section 11.26 Master Servicing Fee Rate......................................4

                                    EXHIBITS
                                    --------


EXHIBIT A-1       -     Form of Face of Class A-1 Certificate
EXHIBIT A-2       -     Form of Face of Class A-2 Certificate
EXHIBIT A-3       -     Form of Face of Class A-3 Certificate
EXHIBIT A-4       -     Form of Face of Class A-4 Certificate
EXHIBIT A-5       -     Form of Face of Class A-5 Certificate
EXHIBIT A-6       -     Form of Face of Class A-6 Certificate
EXHIBIT A-7       -     Form of Face of Class A-7 Certificate
EXHIBIT A-8       -     Form of Face of Class A-8 Certificate
EXHIBIT A-9       -     Form of Face of Class A-9 Certificate
EXHIBIT A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT A-R       -     Form of Face of Class A-R Certificate
EXHIBIT A-LR      -     Form of Face of Class A-LR Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 1999-1 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1       -     Schedule of Mortgage Loans Serviced by Norwest
                        Mortgage in locations other than Frederick, Maryland
EXHIBIT F-2       -     Schedule of Mortgage Loans Serviced by Norwest
                        Mortgage from Frederick, Maryland
EXHIBIT F-3       -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit Pursuant to Section 860E(e)(4) of the
                        Internal Revenue Code of 1986, as amended, and for
                        Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6]
                        Certificates)
EXHIBIT K         -     Transferee's Letter (Class [A-9][B-1] [B-2] [B-3]
                        Certificates)
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement
SCHEDULE I        -     Applicable Unscheduled Principal Receipt Period

This Pooling and Servicing Agreement, dated as of January 28, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:


            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.01    Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

ADDITIONAL COLLATERAL: As defined in the MLCC Servicing Agreement.

ADDITIONAL  COLLATERAL  MORTGAGE  LOANS:  As  defined  in the  MLCC  Servicing
Agreement.

ACCRETION DIRECTED CERTIFICATES: The Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-7 Certificates and Class A-8 Certificates.

ACCRETION TERMINATION DATE: For the (A) Class A-6 Scheduled Accrual Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3, Class A-4, Class A-5, Class A-7 and Class A-8 Certificates have been reduced to zero or
(ii) the Cross-Over Date; (B) Class A-7 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates and the Class A-6 Scheduled Accrual Component have been reduced to zero or (ii) the Cross-Over Date; and (C) Class A-8 Certificates will be the earlier to occur of
(i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3, Class A-4, Class A-5 and Class A-7 Certificates and the Class A-6 Scheduled Accrual Component have been reduced to zero or (ii) the Cross-Over Date.

ACCRUAL CERTIFICATES: The Class A-7 and Class A-8 Certificates.

ACCRUAL COMPONENT: The Class A-6 Scheduled Accrual Component.

ACCRUAL DISTRIBUTION AMOUNT: As to any Distribution Date and each Class of Accrual Certificates and the Accrual Component prior to the applicable Accretion Termination Date, an amount with respect to such Class or Component equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates or the Accrual Component of the Current Class A Interest Distribution Amount and
(ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates or Accrual Component of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date for such Class or Component, zero.

ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED POOL AMOUNT (NON-PO PORTION): With respect to any Distribution Date, the difference between the Adjusted Pool Amount for such Distribution Date and the Adjusted Pool Amount (PO Portion) for such Distribution Date.

ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates (other than the Class A-6 Certificates) and all the Components.

AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements hereto.

APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

AUTHENTICATING   AGENT:  Any  authenticating  agent  appointed  by  the  Trust
Administrator   pursuant  to  Section  8.11.   There  shall  initially  be  no
Authenticating Agent for the Certificates.

AVAILABLE MASTER SERVICER COMPENSATION:  As to any Distribution Date, the sum of
(a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $132,843.46 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

BOOK-ENTRY  CERTIFICATE:  Any  one of the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-7 Certificates and Class A-8 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

CERTIFICATE: Any one of the Class A Certificates or Class B Certificates.

CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

CLASS  A  CERTIFICATE:  Any  one  of  the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates,   Class  A-6  Certificates,  Class  A-7  Certificates,  Class  A-8
Certificates, Class A-9 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

CLASS A CERTIFICATEHOLDER: The registered holder of a Class A Certificate.

CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6, Class A-7, Class A-8 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-6 Certificates, the sum of (a) with respect to the Accrual Component, (i) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the Class A-6 Certificates with respect to the Accrual Component pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the applicable
Accretion Termination Date, the amount distributable to the Class A-6 Certificates with respect to the Accrual Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (b) with respect to the Class A-6 IO A Component and the Class A-6 IO B Component, the amount distributable to the Class A-6 Certificates with respect to the Class A-6 IO A Component and Class A-6 IO B Component pursuant to Paragraphs first or second of Section 4.01(a)(i) and (c) with respect to the Class A-6 PAC Component, the amount distributable to the Class A-6 Certificates with respect to the Class A-6 PAC Component pursuant to Paragraphs first, second or third of Section 4.01(A)(i). As to the Class A-7 and Class A-8 Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates) and any Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of
Section 4.01(a)(i) including, in the case of each Class of Accrual Certificates and the Class A-6 Certificates with respect to their Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof. As to any Distribution Date and Class A-6 Component, the product of (a) the Class A Interest Shortfall Amount of the Class A-6 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount for the Class A-6 Certificates.

CLASS A INTEREST SHORTFALL PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 Certificates) or Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-6 and Class A-PO Certificates) and the
Class A-6 PAC Component, (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates; and (iii) with respect to the Accrual Component, the lesser of the Principal Balance of such Accrual Component and the Original Principal Balance of such Accrual Component.

CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates) or Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of a Class of Accrual Certificates or the Accrual Component, the Original Principal Balance of such Class or Component, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

            (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A NON-PO PRINCIPAL AMOUNT: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

CLASS A PASS-THROUGH RATE: As to the Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 5.750% per annum. As to the Class A-2 Certificates, 5.900% per annum. As to the Class A-3, Class A-4 and Class A-5 Certificates, 6.100% per annum.

CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in January 2004, 100%. As to any Distribution Date subsequent to January 2004 to and including the Distribution Date in January 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2005 to and including the Distribution Date in January 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2006 to and including the Distribution Date in January 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A
Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after February 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A--6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 Certificates), and any Component, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class or Component (or in the case of a Class of Accrual Certificates or the Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

CLASS A-1 CERTIFICATEHOLDER: The registered holder of a Class A-1 Certificate.

CLASS A-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

CLASS A-2 CERTIFICATEHOLDER: The registered holder of a Class A-2 Certificate.

CLASS A-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

CLASS A-3 CERTIFICATEHOLDER: The registered holder of a Class A-3 Certificate.

CLASS A-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

CLASS A-4 CERTIFICATEHOLDER: The registered holder of a Class A-4 Certificate.

CLASS A-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

CLASS A-5 CERTIFICATEHOLDER: The registered holder of a Class A-5 Certificate.

CLASS A-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

CLASS A-6 CERTIFICATEHOLDER: The registered holder of a Class A-6 Certificate.

CLASS A-6 COMPONENT: Any of the Class A-6 IO A Component, Class A-6 IO B Component, Class A-6 PAC Component or the Class A-6 Scheduled Accrual Component.

CLASS A-6 IO A COMPONENT NOTIONAL AMOUNT: As to any Distribution Date, an amount equal to the sum of 11.5384615385% of the Principal Balance of the Class A-1 Certificates and 9.2307692308% of the Principal Balance of the Class A-2 Certificates.

CLASS A-6 IO B COMPONENT NOTIONAL AMOUNT: As to any Distribution Date, an amount equal to 6.1538461538% of the sum of the Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates.

CLASS A-6 LOSS AMOUNT: With respect to any Determination Date after the Cross-Over Date, the amount, if any, by which the Principal Balances of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

CLASS A-7 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

CLASS A-7 CERTIFICATEHOLDER: The registered holder of a Class A-7 Certificate.

CLASS A-8 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

CLASS A-8 CERTIFICATEHOLDER: The registered holder of a Class A-8 Certificate.

CLASS A-9 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

CLASS A-9 CERTIFICATEHOLDER: The registered holder of a Class A-9 Certificate.

CLASS A-9 LOSS ALLOCATION AMOUNT: With respect to any Determination Date after the Cross-Over Date the lesser of (a) the Principal Balance of the Class A-9 Certificates with respect to such Determination Date prior to any reduction for the Class A-9 Loss Allocation Amount and (b) the Class A-6 Loss Amount.

CLASS A-L1 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L1 INTEREST FRACTION: A fraction the numerator of which is equal to 11.5384615385% of the Principal Balance of the Class A-1 Certificates and the denominator is equal to the Class A-6 IO A Component Notional Amount.

CLASS A-L2 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L2 INTEREST FRACTION: A fraction the numerator of which is equal to 9.2307692308% of the Principal Balance of the Class A-2 Certificates and the denominator of which is equal to the Class A-6 IO A Component Notional Amount.

CLASS A-L3 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L4 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-L6 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-LPO INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-LR CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

CLASS  A-LR  CERTIFICATEHOLDER:  The  registered  holder  of  the  Class  A-LR
Certificate.

CLASS A-LUR INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

CLASS  A-PO   CERTIFICATEHOLDER:   The  registered  holder  of  a  Class  A-PO
Certificate.

CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
      2.02 or 2.03;

            (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A-R CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

CLASS  A-R   CERTIFICATEHOLDER:   The  registered  holder  of  the  Class  A-R
Certificate.

CLASS B CERTIFICATE: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

CLASS B CERTIFICATEHOLDER: The registered holder of a Class B Certificate.

CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS B  INTEREST  SHORTFALL  AMOUNT:  Any of the Class B-1  Interest  Shortfall
Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS B PASS-THROUGH RATE: As to any Distribution Date, 6.500% per annum.

CLASS  B  PERCENTAGE:  Any  one  of  the  Class  B-1  Percentage,   Class  B-2
Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

CLASS  B  UNPAID  INTEREST  SHORTFALL:  Any of the  Class  B-1  Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

CLASS B-1 CERTIFICATEHOLDER: The registered holder of a Class B-1 Certificate.

CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of
Section 4.01(a)(i).

CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

            (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

CLASS B-2 CERTIFICATEHOLDER: The registered holder of a Class B-2 Certificate.

CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of
Section 4.01(a)(i).

CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

            (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

CLASS B-3 CERTIFICATEHOLDER: The registered holder of a Class B-3 Certificate.

CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of
Section 4.01(a)(i).

CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

            (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

CLASS B-4 CERTIFICATEHOLDER: The registered holder of a Class B-4 Certificate.

CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of
Section 4.01(a)(i).

CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

            (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

CLASS B-5 CERTIFICATEHOLDER: The registered holder of a Class B-5 Certificate.

CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of
Section 4.01(a)(i).

CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

            (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

CLASS B-6 CERTIFICATEHOLDER: The registered holder of a Class B-6 Certificate.

CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of
Section 4.01(a)(i).

CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

            (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

CLASS B-L1 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L2 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L3 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L4 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L5 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLASS B-L6 INTEREST: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

CLOSING DATE: The date of initial issuance of the Certificates, as set forth in Section 11.21.

CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

COMPONENT: Any Class A-6 Component.

COMPONENT RATE: With respect to any Component, 6.500% per annum.

CO-OP SHARES: Shares issued by private non-profit housing corporations.

CORPORATE TRUST OFFICE: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

CORRESPONDING UPPER-TIER CLASS, CLASSES, COMPONENT OR COMPONENTS: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components as follows:

      UNCERTIFICATED LOWER-TIER       Corresponding Upper-Tier Class, Classes,
      INTEREST                        COMPONENT OR COMPONENTS

      Class A-L1 Interest             Class A-1 Certificates

      Class A-L2 Interest             Class A-2 Certificates

      Class A-L3 Interest             Class A-3 Certificates, Class A-4
                                      Certificates, Class A-5 Certificates and
                                      Class A-6 IO B Component

      Class A-L6 Interest             Class A-6 PAC Component and Class A-6
                                      Scheduled Accrual Component

      Class A-L7 Interest             Class A-7 Certificates, Class A-8
                                      Certificates and Class A-9 Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such
                  Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage
                  Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of
Section 4.01(a)(i) on such Distribution Date.

CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

CUSTODIAN: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off
Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

DEFINITIVE CERTIFICATES: As defined in Section 5.01(b).

DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

DETERMINATION   DATE:  The  17th  day  of  the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                  (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                  (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                  (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

                  (ix) In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or
      (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA PROHIBITED HOLDER: As defined in Section 5.02(d).

ERRORS AND OMISSIONS POLICY: As defined in each of the Servicing Agreements.

EVENT OF DEFAULT: Any of the events specified in Section 7.01.

EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-3 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

FIDELITY BOND: As defined in each of the Servicing Agreements.

FINAL   DISTRIBUTION   DATE:  The   Distribution   Date  on  which  the  final
distribution in respect of the Certificates is made pursuant to Section 9.01.

FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is February 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

FITCH: Fitch IBCA, Inc. or its successor in interest.

FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

FNMA: Fannie Mae or any successor thereto.

FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $10,004,584.57 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

HOLDER: See "Certificateholder."

INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-6 Certificates will equal the sum of the Interest Accrual Amounts for the Class A-6 IO A Component, the Class A-6 IO B Component, the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component. The Class A-PO Certificates have no Interest Accrual Amount.

As to any Distribution Date and any Component, (a) the product of (i) 1/12th of the Component Rate for such Component and (ii) the Principal Balance of such Component or, in the case of the Class A-6 IO A Component and Class A-6 IO B Component, the Class A-6 IO A Component Notional Amount and the Class A-6 IO B Component Notional Amount, respectively, as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Component of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

LOWER-TIER DISTRIBUTION AMOUNT: As defined in Section 4.01(a)(ii).

LOWER-TIER REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

MASTER  SERVICER:  Norwest  Bank  Minnesota,   National  Association,  or  its
successor in interest.

MASTER SERVICING FEE: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

MASTER SERVICING FEE RATE: As set forth in Section 11.26.

MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first
Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

MONTH END INTEREST: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

MORTGAGE 100SM PLEDGE AGREEMENT: As defined in the MLCC Servicing Agreement.

MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement dated as of January 28, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                  (i)    the Mortgage Loan identifying number;

                  (ii)   the city, state and zip code of the Mortgaged Property;

                  (iii)  the type of property;

                  (iv)   the Mortgage Interest Rate;

                  (v)    the Net Mortgage Interest Rate;

                  (vi)   the Monthly Payment;

                  (vii)  the original number of months to maturity;

                  (viii) the scheduled maturity date;

                  (ix)   the Cut-Off Date Principal Balance;

                  (x)    the Loan-to-Value Ratio at origination;

                  (xi)   whether such Mortgage Loan is a Subsidy Loan;

                  (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                  (xiii) the Servicing Fee Rate;

                  (xiv)  whether such Mortgage Loan is a T.O.P. Mortgage Loan;

                  (xv)   the Master Servicing Fee;

                  (xvi)  Fixed Retained Yield, if applicable; and

                  (xvii) for each  Exhibit F-3  Mortgage  Loan,  the name of the
                         Servicer with respect thereto.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

MORTGAGOR: The obligor on a Mortgage Note.

NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

NET MORTGAGE  INTEREST RATE: With respect to each Mortgage Loan, a rate equal to
(i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

NON-PERMITTED FOREIGN HOLDER: As defined in Section 5.02(d).

NON-PO  FRACTION:  With respect to any Mortgage Loan, the lesser of (i) 1.00 and
(ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

NON-U.S. PERSON: As defined in Section 4.01(g).

NORWEST MORTGAGE: Norwest Mortgage, Inc., or its successor in interest.

NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.14.

ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in
Section 11.15.

ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

OTHER SERVICER: Any of the Servicers other than Norwest Mortgage.

OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

OWNER MORTGAGE LOAN FILE: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

PAC CERTIFICATES: The Class A-1 and Class A-2 Certificates.

PAC PRINCIPAL AMOUNT: As defined in Section 4.01(b).

PARENT POWER(R) GUARANTY AGREEMENT FOR REAL ESTATE: As defined in the MLCC Servicing Agreement.

PARENT POWER(R) GUARANTY AND SECURITY AGREEMENT FOR SECURITY ACCOUNT: As defined in the MLCC Servicing Agreement.

PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

PAYING AGENT: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

PAYMENT ACCOUNT: The account maintained pursuant to Section 4.03(b).

PERCENTAGE INTEREST: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLAN: As defined in Section 5.02(c).

PO FRACTION:  With respect to any Discount Mortgage Loan, the difference between
1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of
(i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing
Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Net Foreclosure Profits;

            (k)   Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

PREMIUM MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of 6.500% or greater.

PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution Date) through the last day of the month prior to the month of such Distribution Date.

PRINCIPAL ACCRETION AMOUNT: With respect to any Class of Accrual Certificates and the Accrual Component and as to the Distribution Date prior to the applicable Accretion Termination Date, an amount with respect to such Class or Component equal to the sum of the amounts calculated pursuant to clauses (i) and
(ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-6 Certificates), the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates), the Original Principal Balance of such Class or Component (increased in the case of a Class of Accrual Certificates or the Accrual Component by the Principal Accretion Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates or Accrual Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced (a "Loss Reduction") on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the excess, if any, of
(i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such Loss Reductions for the Class A-6 Components will be decreased, pro rata, based on the amount of such Loss Reductions, by the Class A-9 Loss
Allocation  Amount.  After the Cross-Over  Date,  the Principal  Balance for the
Class A-9 Certificates will additionally be reduced by the Class A-9 Loss Allocation Amount.

As  of  any  Determination   Date,  the  Principal  Balance  of  the  Class  A-6
Certificates will equal the sum of the Principal Balances of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component.

As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

PRIOR MONTH RECEIPT PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

PROHIBITED TRANSACTION TAX: Any tax imposed under Section 860F of the Code.

PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The
Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

RELEVANT ANNIVERSARY: See "Bankruptcy Loss Amount."

REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

REMITTANCE DATE: As defined in each of the Servicing Agreements.

REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

RESPONSIBLE  OFFICER:  When  used  with  respect  to the  Trustee  or the  Trust
Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

S&P: Standard & Poor's, or its successor in interest.

SCHEDULED CERTIFICATES: The Class A-3, Class A-4 and Class A-5 Certificates.

SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

SCHEDULE I REDUCTION AMOUNT: As defined in Section 4.01(b).

SCHEDULE II REDUCTION AMOUNT: As defined in Section 4.01(b).

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

SELLER: Norwest Asset Securities Corporation, or its successor in interest.

SENIOR  OPTIMAL  AMOUNT:  As  to  any  Distribution   Date,  the  sum  for  such
Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

SERVICER MORTGAGE LOAN FILE: As defined in each of the Servicing Agreements.

SERVICERS: Each of Norwest Mortgage, Inc., Countrywide Home Loans, Inc., The Huntington Mortgage Company, HomeSide Lending, GMAC Mortgage Corporation, Bank United, National City Mortgage Company, Home Savings of America, FSB, Bank of Oklahoma, N.A., First Union Mortgage Corp., America First Credit Union, Merrill Lynch Credit Corporation, Hibernia National Bank, Columbia Equities, Ltd., Bank of America, NT&SA, BankNorth Mortgage Company, Inc. and SunTrust Mortgage, Inc., as Servicer under the related Servicing Agreement.

SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.25.

SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

SIMILAR LAW: As defined in Section 5.02(c).

SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            1.    normal wear and tear;

            2. infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

            3. errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $5,477,967.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

STARTUP DAY: As defined in Section 2.05.

SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

SUBORDINATED   PREPAYMENT  PERCENTAGE:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

SUBSTITUTE MORTGAGE LOAN: As defined in Section 2.02.

SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

SURETY BOND: As defined in the MLCC Servicing Agreement.

T.O.P. MORTGAGE LOAN: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

TRUST ADMINISTRATOR: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

TRUSTEE: United States Trust Company of New York, or any successor trustee appointed as herein provided.

UNCERTIFICATED LOWER-TIER INTEREST: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L3 Interest, the Class A-L6 Interest, the Class A-L7 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-LI
Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest
Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

UPPER-TIER CERTIFICATE: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

UPPER-TIER CERTIFICATE ACCOUNT: The trust account established and maintained pursuant to Section 4.01(e).

UPPER-TIER REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

U.S. PERSON: As defined in Section 4.01(g).

VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

      Section 1.02  Acts of Holders.

            1. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this
                  Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            2. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            3. The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            4. Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

      Section 1.03  Effect of Headings and Table of Contents.

The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

      Section 1.04  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

      Section 2.01  Conveyance of Mortgage Loans.

The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

      Section 2.02  Acceptance by Trust Administrator.

The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     Section 2.03 Representations and Warranties of the Master Servicer and the Seller

            1. The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this
                  Agreement:

                  a. The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                  b. The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                  c. This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  d. The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely
                        affect   the   condition   (financial   or  other)  or
                        operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                  e. No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            2. The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                  a. The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  b. Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                  c. The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the
                        Custodian  with,  any  Mortgage   establishes  in  the
                        Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                  d. Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                  e. All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  f. The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                  g. The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                  h. Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  i. The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                  j. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  k. All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                  l. The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                  m. Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                  n. The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  o. The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan,
                        (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                  p. The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                  q. To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

                  r. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  s. Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  t. Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                  u. To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                  v. Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

                  w. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  x. With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                  y. In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and
                        (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                  z.    If  the  Mortgage  Loan  is  secured  by  a  long-term
                        residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            3. Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to
                  (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

    Section 2.04  Execution and Delivery of Certificates.

The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

     Section 2.05 Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L6 Interest, Class A-L7 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is February 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

      Section 3.01  Certificate Account.

            1. The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            2. The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R)Guaranty and Security Agreement for Securities Account or the Parent Power(R)Guaranty Agreement for Real Estate or any amounts
                  received   pursuant  to  the  Surety  Bond,  and  shall,  in
                  addition,   deposit   into  the   Certificate   Account  the
                  following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which
                  such   amounts   are   required   to   be   distributed   to
                  Certificateholders   and,   in  the  case  of  the   amounts
                  specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master
                  Servicer:

                  a. Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                  b. in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to
                        Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            3. The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            4. For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

      Section 3.02  Permitted Withdrawals from the Certificate Account.

            1. The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes
                  (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                  a. to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  b. to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                  c. to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  d. from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                  e. to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section
                        8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  f. to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                  g. to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                  h. to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                  i. to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                  j. to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

                  k.    to  clear  and  terminate  the   Certificate   Account
                        pursuant to Section 9.01; and

                  l. to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            2. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

      Section 3.03  Advances by Master Servicer and Trust Administrator.

            1. In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master
                  Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage
                  Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic
                  Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            2. To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other
                  Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            3. The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            4. Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

      Section 3.04 Trust Administrator to Cooperate; Release of Owner Mortgage Loan Files.

Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     Section 3.05 Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

            1. Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            2. The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     Section  3.06  Title, Management and Disposition of Any REO Mortgage Loan.

The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

          Section 3.07 Amendments to Servicing Agreements, Modification of Standard Provisions.

            1. Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of
                  Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and
                  (iii) the reason or reasons for such proposed amendment or modification.

            2. The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section
                  3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or
                  (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an
                  Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            3.    a.    Notwithstanding  anything  to  the  contrary  in  this
                  Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                  b. The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     Section  3.08  Oversight of Servicing.

The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master
Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

The   relationship  of  the  Master  Servicer  to  the  Trustee  and  the  Trust
Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; PROVIDED, HOWEVER, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

     Section  3.09  Termination and Substitution of Servicing Agreements.

Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

     Section  3.10  Application of Net Liquidation Proceeds.

For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Section  3.11  Act Reports.

The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

     Section  4.01  Distributions.

            1. a. On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates or Components, in each case in accordance with
      Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates or Components, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section
3.02(ix)   hereof  shall  be  distributed  to  the  Holder  of  the  Class  A-LR
Certificate.

With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

                  b. Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L1 Interest and Class A-L2 Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates or the Accrual Component, added to their Principal Balance) thereon. On each Distribution Date, the Class A-L1 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-1 Certificates and (ii) the product of the Class A-L1 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-6 IO A Component. On each Distribution Date, the Class A-L2 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-2 Certificates and (ii) the product of the Class A-L2 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-6 IO A Component. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L6 Interest, Class A-L7 Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.500% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            2. On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates and Components (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

I. On each Distribution Date occurring prior to the latest Accretion Termination Date for the Class A-6 Scheduled Accrual Component, the Class A-7 Certificates and the Class A-8 Certificates, the sum of the Class A-6 Scheduled Accrual Component Distribution Amount, the Class A-7 Accrual Distribution Amount and the Class A-8 Accrual Distribution Amount will be allocated sequentially as follows:

first, concurrently, as follows:

            (i)  31.1332503113%  to the  Class  A-3  Certificates,  up to  their
       Schedule I Reduction Amount for such Distribution Date; and

            (ii) 68.8667496887%, sequentially, as follows:

                  (a) to the  Class A-4  Certificates,  up to their  Schedule  I
            Reduction Amount for such Distribution Date; and

                  (b) to the  Class A-5  Certificates,  up to their  Schedule  I
            Reduction Amount for such Distribution Date;

second, to the Class A-6 Scheduled Accrual Component, up to its Schedule I Reduction Amount for such Distribution Date;

third, to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

fourth, to the Class A-8 Certificates, until the Principal Balance thereof has been reduced to zero;

fifth, concurrently, as follows:

            (i)  31.1332503113%  to the  Class  A-3  Certificates,  up to  their
       Schedule II Reduction Amount for such Distribution Date; and

            (ii) 68.8667496887%, sequentially, as follows:

                  (a) to the Class A-4  Certificates,  up to their  Schedule  II
            Reduction Amount for such Distribution Date; and

                  (b) to the Class A-5  Certificates,  up to their  Schedule  II
            Reduction Amount for such Distribution Date;

sixth, to the Class A-6 Scheduled Accrual Component, up to its Schedule II Reduction Amount for such Distribution Date;

seventh, concurrently, as follows:

            (i) 31.1332503113% to the Class A-3 Certificates, without regard to their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

            (ii) 68.8667496887%, sequentially, as follows:

                  (a) to the Class  A-4  Certificates,  without  regard to their
            Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

                  (b) to the Class  A-5  Certificates,  without  regard to their
            Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

eighth,  to the Class A-6 Scheduled  Accrual  Component,  without  regard to its
Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

II. The Class A Non-PO Principal Amount will be allocated sequentially, as follows:

first, concurrently, as follows:

(A) 1.0406152117% to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

(B) 98.9593847883%, sequentially, as follows:

            (i) sequentially, to the Class A-1 and Class A-2 Certificates and the Class A-6 PAC Component, in that order, up to their respective PAC Principal Amounts for such Distribution Date;

            (ii)  concurrently, as follows:

                  (a) 31.1332503113% to the Class A-3 Certificates,  up to their
            Schedule I Reduction Amount for such Distribution Date; and

                  (b)   68.8667496887%, sequentially, as follows:

                        (I) to the Class A-4 Certificates,  up to their Schedule
                  I Reduction Amount for such Distribution Date; and

                        (II) to the Class A-5 Certificates, up to their Schedule
                  I Reduction Amount for such Distribution Date;

            (iii)  to the  Class  A-6  Scheduled  Accrual  Component,  up to its
      Schedule I Reduction Amount for such Distribution Date;

            (iv) to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

            (v) to the Class A-8 Certificates, until the Principal Balance thereof has been reduced to zero;

            (vi) concurrently, as follows:

                  (a) 31.1332503113% to the Class A-3 Certificates,  up to their
            Schedule II Reduction Amount for such Distribution Date; and

                  (b)   68.8667496887%, sequentially, as follows:

                        (I) to the Class A-4 Certificates,  up to their Schedule
                  II Reduction Amount for such Distribution Date; and

                        (II) to the Class A-5 Certificates, up to their Schedule
                  II Reduction Amount for such Distribution Date;

            (vii)  to the  Class  A-6  Scheduled  Accrual  Component,  up to its
      Schedule II Reduction Amount for such Distribution Date;

            (viii)      concurrently, as follows:

                  (a) 31.1332503113% to the Class A-3 Certificates, without regard to their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

                  (b)   68.8667496887%, sequentially, as follows:

                        (I) to the Class  A-4  Certificates,  without  regard to
                  their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

                        (II) to the Class A-5  Certificates,  without  regard to
                  their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

            (ix) to the Class A-6 Scheduled Accrual Component, without regard to its Schedule I and Schedule II Reduction Amounts, until the Principal Balance thereof has been reduced to zero; and

            (x) sequentially, to the Class A-1 and Class A-2 Certificates and the Class A-6 PAC Component, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class and Component has been reduced to zero; and

second, sequentially, to the Class A-R and Class A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero.

As used above, the "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates or the Class A-6 PAC Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its respective Original Principal Balance shown in the tables set forth below with respect to such Distribution Date.

As used above, the "Schedule I Reduction Amount" for any Distribution Date and for any Class of Scheduled Certificates or the Class A-6 Scheduled Accrual Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its respective Original Principal Balance shown in the related Schedule I table with respect to such Distribution Date.

As used above, the "Schedule II Reduction Amount" for any Distribution Date and for any Class of Scheduled Certificates or the Class A-6 Scheduled Accrual Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its respective Original Principal Balance shown in the related Schedule II table with respect to such Distribution Date.

The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the Class A-6 PAC Component and the scheduled Principal Balances for the Scheduled Certificates and the Class A-6 Scheduled Accrual Component, expressed as a percentage of the Original Principal Balance of such Class or Component.

                           PLANNED PRINCIPAL BALANCES
                 AS PERCENTAGES OF ORIGINAL PRINCIPAL BALANCE

                          SCHEDULED PRINCIPAL BALANCES
                 AS PERCENTAGES OF ORIGINAL PRINCIPAL BALANCE

                                   SCHEDULE I

                                 SCHEDULE II

            3. Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            4. a. For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                           i. if the Current  Class B-1  Fractional  Interest is
                              less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                           ii.if the Current  Class B-2  Fractional  Interest is
                              less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                           iii. if the Current Class B-3 Fractional  Interest is
                              less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                           iv.if the Current  Class B-4  Fractional  Interest is
                              less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                           v. if the Current  Class B-5  Fractional  Interest is
                              less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

                  b. Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between
                        (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            5. The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit,
                  in  immediately   available   funds,  by  wire  transfer  or
                  otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in
                  Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            6. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R
                  Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a)(i).

            7. The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Section  4.02     Allocation of Realized Losses.

            1. With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first,  to  the  Class  B-6  Certificates   until  the  Class  B-6
      Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third,  to  the  Class  B-4  Certificates   until  the  Class  B-4
      Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth,  to  the  Class  B-2  Certificates   until  the  Class  B-2
      Principal Balance has been reduced to zero;

            sixth,  to  the  Class  B-1  Certificates   until  the  Class  B-1
      Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            2. With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-6 and Class A-PO Certificates), the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            3. Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            4.    In the  event  that  there is a  Recovery  of an  amount  in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section
                  2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            5. The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A
                  Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates (other than the Class A-6 Certificates) and the Components based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            6. Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

            7. With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section
                  4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     Section  4.03     Paying Agent.

            1. The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
                  Section 4.04 as agent of the Master Servicer.

The Master Servicer may, at any time, remove or replace the Paying Agent.

The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

                  a. hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  b. give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

                  c. at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            2. The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution
                  Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
                  Section 9.01.

     Section  4.04  Statements  to  Certificateholders;   Report  to  the  Trust
Administrator and the Seller.

Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                  a. the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  b. (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest
                        Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

                  c. the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  d. (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest
                        Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                  e. the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

                  f. the number of Mortgage Loans outstanding as of the preceding Determination Date;

                  g. the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                  h. the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  i. the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

                  j. the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  k. the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  l. the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  m. the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  n.    the  number  and  aggregate   principal   balances  of
                        Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

                  o. the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

                  p. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  q. the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

                  r. the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

                  s. the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with
                        Section 4.02(a) since the Relevant Anniversary;

                  t. the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                  u. the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                  v. the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

                  w. in the case of the Class A-6 Certificates, the Class A-6 IO A Component Notional Amount and the Class A-6 IO B Component Notional Amount;

                  x.    the Class A-PO Deferred Amount, if any; and

                  y.    such  other   customary   information  as  the  Master
                        Servicer  deems   necessary  or  desirable  to  enable
                        Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

Prior to the  close  of  business  on the  third  Business  Day  preceding  each
Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     Section  4.05  Reports to Mortgagors and the Internal Revenue Service.

The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

          Section 4.06 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

     Section  5.01  The Certificates.

            1. The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
                  be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8,
                  A-9, A-PO,  A-R,  A-LR,  B-1, B-2, B-3, B-4, B-5, B-6, and C
                  (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

"Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            2. Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

                  (i) the provisions of this Section 5.01(b) shall be in full force and effect;

                  (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                  (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                  (iv) the rights of Beneficial  Owners shall be exercised  only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

                  (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in
Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

     Section  5.02     Registration of Certificates.

            1. The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            2. No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            3. No transfer of a Class A-9, Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class A-9, Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code
                  (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class A-9 or Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class A-9 or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under
                  Section  I(a) of PTE 95-60) at the date of  acquisition  and
                  (C) the purchase and holding of such Class A-9 or Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-9, Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-9, Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-9, Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            4. No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     Section  5.03  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     Section  5.04  Persons Deemed Owners.

Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

     Section  5.05  Access to List of Certificateholders' Names and Addresses.

            1. If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            2. If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            3. Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

     Section  5.06  Maintenance of Office or Agency.

The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     Section  5.07  Definitive Certificates.

If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     Section  5.08  Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

     Section  6.01  Liability of the Seller and the Master Servicer.

The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

     Section 6.02 Merger or Consolidation of the Seller or the Master Servicer.

Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

          Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

          Section  6.04  Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

          Section  6.05  Compensation to the Master Servicer.

The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

          Section  6.06  Assignment or Delegation of Duties by Master Servicer.

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

          Section 6.07 Indenification of Trustee, Trust Administrator and Seller by Master Servicer.

The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this
Section 6.07 shall survive the termination of this Agreement.

     Section 6.08 Master Servicer Covenants Concerning Year 2000 Compliance.

The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

          Section  7.01  Events of Default.

In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                  a. any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master
                        Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  b. any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  c. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency,
                        readjustment   of  debt,   marshaling  of  assets  and
                        liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  d. the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                  e. the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  f. the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in
                        Section 6.02 hereof; or

                  g. the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

     Section  7.02  Other Remedies of Trustee.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     Section 7.05   Trust Administrator to Act; Appointment of Successor.

When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     Section 7.06   Notification to Certificateholders.

Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

     Section 8.01   Duties of Trustee and the Trust Administrator.

The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  a. Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

                  b. The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

                  c. The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section  8.02  Certain   Matters   Affecting  the  Trustee  and  the  Trust
Administrator.

Except as otherwise provided in Section 8.01:

                  a. Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

                  b. Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  c. Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  d. Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as
                        Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

                  e. Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     Section 8.03 Neither Trustee nor Trust Administrator Required to Make Investigation.

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

     Section 8.04   Neither   Trustee   nor  Trust   Administrator   Liable  for
                    Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

     Section 8.05   Trustee and Trust Administrator May Own Certificates.

Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

     Section 8.06   The Master Servicer to Pay Fees and Expenses.

The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     Section 8.07   Eligibility Requirements.

Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

     Section 8.08   Resignation and Removal.

Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     Section 8.09   Successor.

Any successor trustee or successor trust administrator  appointed as provided in
Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 8.10   Merger or Consolidation.

Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; PROVIDED, HOWEVER, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

     Section 8.11   Authenticating Agent.

The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

     Section 8.12   Separate Trustees and Co-Trustees.

The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  a. all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  b. all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                  c. no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  d. the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section
8.09 hereof.

The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

     Section 8.13   Appointment of Custodians.

The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

     Section 8.14   Tax Matters; Compliance with REMIC Provisions.

            1. Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or
                  (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC;
                  (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the
                  Trust  Administrator  and  calculated  on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning  information  returns,  reports  or tax  returns;
                  (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1,
                  Class A-L2, Class A-L3, Class A-L6, Class A-L7, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
                  (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome  of  such  proceedings);  and  (xi) if  required  or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            2. Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

     Section 8.15   Monthly Advances.

In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; PROVIDED, HOWEVER, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

     Section 8.16   Trustee Covenants Concerning Year 2000 Compliance.

The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

     Section 8.17 Trust Administrator Covenants Concerning Year 2000 Compliance.

The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section
11.22. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class, Classes, Component or Components in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

     Section 9.02   Additional Termination Requirements.

In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

                  a.    The notice given by the Master  Servicer under Section
                        9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

                  b. At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01  Amendment.

            1. This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            2. Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; PROVIDED, HOWEVER, (i)
                                                       --------   -------
                  that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

                  a. changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

                  b. changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

     Section 10.02  Recordation of Agreement.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.05  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

     Section 10.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.07  Special Notices to Rating Agencies.

            1. The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                  a.    any  amendment to this  Agreement  pursuant to Section
                        10.01(a);

                  b. any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

                  c. any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

                  d.    any  resignation  of the Master  Servicer  pursuant to
                        Section 6.04;

                  e. the occurrence of any of the Events of Default described in Section 7.01;

                  f.    any  notice  of   termination   given  to  the  Master
                        Servicer pursuant to Section 7.01;

                  g.    the   appointment  of  any  successor  to  the  Master
                      Servicer pursuant to Section 7.05; or

                  h.    the  making of a final  payment  pursuant  to  Section
                        9.01.

            2. The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                  a.    the  appointment  of a  Custodian  pursuant to Section
                        2.02;

                  b. the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

                  c. the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

                  d. the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            3.    The Master Servicer shall deliver to each Rating Agency:

                  a.    reports prepared pursuant to Section 3.05; and

                  b.    statements prepared pursuant to Section 4.04.

     Section 10.08  Covenant of Seller.

The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     Section 10.09  Recharacterization.
The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

     Section 11.01  Class A Fixed Pass-Through Rate.

The Class A Fixed Pass-Through Rate is 6.500% per annum.

     Section 11.02  Cut-Off Date.

The Cut-Off Date for the Certificates is January 1, 1999.

     Section 11.03  Cut-Off Date Aggregate Principal Balance.

The Cut-Off Date Aggregate Principal Balance is $500,234,184.41.

     Section 11.04  Original Class A Percentage.

The Original Class A Percentage is 96.09802368%.

     Section 11.05 Original Principal Balances of the Classes of Class A Certificates.

As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
            CLASS                       PRINCIPAL BALANCE

            Class A-1                   $107,988,000.00
            Class A-2                   $104,531,000.00
            Class A-3                   $50,000,000.00
            Class A-4                   $108,700,000.00
            Class A-5                   $1,900,000.00
            Class A-6                   $80,000,000.00
            Class A-7                   $11,930,000.00
            Class A-8                   $10,436,000.00
            Class A-9                   $5,000,000.00
            Class A-PO                  $239,302.50
            Class A-R                   $100.00
            Class A-LR                  $100.00

     Section 11.05(A)    Original Io Component Notional Amounts.
                           --------------------------------------

As to each of the IO Components, the Notional Amount of such IO Component as of the Cut-Off Date, is as follows:

                                            Original
                                         NOTIONAL AMOUNT
                                         ---------------
            Class A-6 IO A  Component    $22,109,169.23
            Class A-6 IO B  Component    $9,883,076.92

     Section 11.06  Original Class A Non-PO Principal Balance.

The Original Class A Non-PO Principal Balance is $480,485,200.00.

     Section 11.07  Original Subordinated Percentage.

The Original Subordinated Percentage is 3.90197632%.

     Section 11.08  Original Class B-1 Percentage.

The Original Class B-1 Percentage is 1.40061434%.

     Section 11.09  Original Class B-2 Percentage.

The Original Class B-2 Percentage is 1.35061383%.

     Section 11.10  Original Class B-3 Percentage.

The Original Class B-3 Percentage is 0.45020461%.

     Section 11.11  Original Class B-4 Percentage.

The Original Class B-4 Percentage is 0.30000307%.

     Section 11.12  Original Class B-5 Percentage.

The Original Class B-5 Percentage is 0.20000205%.

     Section 11.13  Original Class B-6 Percentage.

The Original Class B-6 Percentage is 0.20053843%.

     Section 11.14  Original Class B Principal Balance.

The Original Class B Principal Balance is $19,509,681.91.

     Section 11.15 Original Principal Balances of the Classes of Class B Certificates.

As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
                       CLASS                PRINCIPAL BALANCE
                       -----                -----------------
                     Class B-1                $ 7,003,000.00
                     Class B-2                $ 6,753,000.00
                     Class B-3                $ 2,251,000.00
                     Class B-4                $ 1,500,000.00
                     Class B-5                $ 1,000,000.00
                     Class B-6                $ 1,002,681.91

     Section 11.16  Original Class B-1 Fractional Interest.

The Original Class B-1 Fractional Interest is 2.50136198%.

     Section 11.17  Original Class B-2 Fractional Interest.

The Original Class B-2 Fractional Interest is 1.15074816%.

     Section 11.18  Original Class B-3 Fractional Interest.

The Original Class B-3 Fractional Interest is 0.70054355%.

     Section 11.19  Original Class B-4 Fractional Interest.

The Original Class B-4 Fractional Interest is 0.40054048%.

     Section 11.20  Original Class B-5 Fractional Interest.

The Original Class B-5 Fractional Interest is 0.20053843%.

     Section 11.21  Closing Date.

The Closing Date is January 28, 1999.

     Section 11.22  Right to Purchase.

The right of the  Seller to  purchase  all of the  Mortgage  Loans  pursuant  to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $50,023,418.44 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

     Section 11.23  Wire Transfer Eligibility.

With respect to the Class A Certificates (other than the Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

     Section 11.24  Single Certificate.

A Single Certificate for each Class of Class A Certificates (other than the Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $239,302.50 Denomination.

     Section 11.25  Servicing Fee Rate.

The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

     Section 11.26  Master Servicing Fee Rate.

The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       NORWEST ASSET SECURITIES CORPORATION
                                       as Seller


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
                                       as Master Servicer


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       FIRST UNION NATIONAL BANK
                                       as Trust Administrator


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:
By:____________________________________
Name: _________________________________
Title: ________________________________


                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK
                                       as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

On this 28th day of January, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

On this 28th day of January, 1999, before me, a notary public in and for the State of Maryland, personally appeared Brett Handelman, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                      )
                              ss.:
COUNTY OF                     )

On this 28th day of January, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

On this 28th day of January, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

  Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                Series 1999-1
               Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled     Partial Unscheduled
Servicer                             Principal Receipts     Principal Receipts
----------------------------------  ---------------------  ---------------------
Norwest Mortgage, Inc. Exhibit F-1      Prior Month            Prior Month
Norwest Mortgage, Inc. Exhibit F-2       Mid-Month              Mid-Month
The Huntington Mortgage Company          Mid-Month             Prior Month
HomeSide Lending                        Prior Month            Prior Month
GMAC Mortgage Corporation                Mid-Month             Prior Month
SunTrust Mortgage, Inc.                  Mid-Month             Prior Month
National City Mortgage Company           Mid-Month             Prior Month
Bank United                              Mid-Month             Prior Month
Countrywide Home Loans, Inc.            Prior Month            Prior Month
Bank of Oklahoma, N.A.                   Mid-Month             Prior Month
First Union Mortgage Corporation         Mid-Month             Prior Month
America First Credit Union               Mid-Month             Prior Month
BankNorth Mortgage Company, Inc.         Mid-Month             Prior Month
Merrill Lynch Credit Corporation         Mid-Month             Prior Month
Hibernia National Bank                   Mid-Month             Prior Month
Columbia National, Inc.                  Mid-Month             Prior Month
Bank of America, NT&SA                   Mid-Month             Prior Month
Home Savings of America                  Mid-Month             Prior Month

                                 EXHIBIT A-1
                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-1

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 5.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                           First Union National Bank,
                                              Trust Administrator


                                            By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-2
                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-2

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029



THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 5.900% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-3
                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029



THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                           First Union National Bank,
                                              Trust Administrator


                                            By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-4
                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-4

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

N WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


                                           First Union National Bank,
                                              Trust Administrator


                                            By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-5
                   [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-5

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination:
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, and based on its issue price of 97.36532%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.68551333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.62%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02592677%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


                                           First Union National Bank,
                                              Trust Administrator


                                            By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-6
                   [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-6

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-6 Certificates consist of four components (each, a "Component" and individually, the "Class A-6 IO A Component," the "Class A-6 IO B Component," the "Class A-6 PAC Component" and the "Class A-6 Scheduled Accrual Component"). The amount of interest which accrues on the Class A-6 Certificates in any month will equal the sum of the interest which accrues on the Class A-6 Components. The component rate (the "Component Rate") on each of the Class A-6 Components will be 6.500% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component or the outstanding notional amount in the case of the Class A-6 IO A Component and Class A-6 IO B Component. Prior to the applicable Accretion Termination Date, the interest accrual on the Class A-6 Scheduled Accrual Component will not be distributed as interest on this Certificate. Prior to the applicable Accretion Termination Date, the interest on the Class A-6 Scheduled Accrual Component otherwise available for distribution on this Certificate will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates with respect to their Components.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, at an issue price of 102.86390%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 89.24719771%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.12%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.54947206%.

Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                            By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-7
                   [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-7

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

UNTIL THE APPLICABLE  ACCRETION  TERMINATION  DATE, THE INTEREST THAT ACCRUES ON
THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-7 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, at an issue price of 98.24398%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 17.44293945%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.34%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.54096290%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                            By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-8
                   [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-8

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

UNTIL THE APPLICABLE  ACCRETION  TERMINATION  DATE, THE INTEREST THAT ACCRUES ON
THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-8 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, at an issue price of 91.45625%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 239.50969538%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.00%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.47989124%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-9
                   [FORM OF FACE OF CLASS A-9 CERTIFICATE]

      AFTER THE CROSS-OVER DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-6 CERTIFICATES WILL BE BORNE BY THE CLASS A-9 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT
      ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1999-1 CLASS A-9

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class A-9 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                            By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1999-1, CLASS A-PO

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.:                               First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, at an issue price of 69.50000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.50000000%;
(ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.74%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.35133323%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT A-R
                   [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS A-R

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $100.00
by this Certificate: 100%

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.
Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                      MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1999-1, CLASS A-LR

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $100.00
by this Certificate: 100%

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT B-1
                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-1

    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT B-2
                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-2

                  evidencing an interest in a pool of fixed interest
                  rate, conventional, monthly pay, fully amortizing,
                     first lien, one- to four-family residential mortgage loans,
                  which  may  include   loans   secured  by  shares   issued  by
                  cooperative housing corporations,
                                     sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, and based on its issue price of 93.78438%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.26978667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.39%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03190027%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-3

                  evidencing an interest in a pool of fixed
                  interest rate, conventional, monthly pay,
                    fully amortizing, first lien, one- to
              four-family residential mortgage loans, which may
                  include loans secured by shares issued by
                  cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, and based on its issue price of 87.85469%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.19947667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.31%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05962063%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT B-4
                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-4

    evidencing  an  interest  in a pool of fixed  interest  rate,  conventional,
        monthly  pay,  fully   amortizing,   first  lien,  one-  to  four-family
        residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, and based on its issue price of 70.23360%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.82056667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.67%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12676330%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-5

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, and based on its issue price of 51.00313%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 49.05103667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 17.14%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.16769803%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                 EXHIBIT B-6
                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                      MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-6

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February
25, 1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 28, 1999, and based on its issue price of 19.48750%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 80.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 41.96%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12468830%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                           By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                  EXHIBIT C

               [Form of Reverse of Series 1999-1 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-1

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s),  assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
   (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

--------------------------------------------------------------------------------

Dated:

                                    -----------------------------------
                                    Signature by or on behalf of assignor

                                    -----------------------------------
                                    Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise,
in            immediately             available            funds            to
_________________________________________________________________    for   the
account  of  _______________________________________________   account  number
_____________,        or,       if       mailed       by       check,       to
_______________________________________________________.            Applicable
statements      should      be      mailed      to      ______________________
----------------------------------------------------------------.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                  EXHIBIT E

                             CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                         W I T N E S S E T H T H A T
                         - - - - - - - - - - - - - -

WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of January 28, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

   XII.

      DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

   XIII.

      CUSTODY OF MORTGAGE DOCUMENTS

      A. CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

      B. RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

      C. REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

      D. NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

      E. CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the
            Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

      F. ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and
            Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

   XIV.

      CONCERNING THE CUSTODIAN

      A. CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

      B. INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

      C. CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

      D. MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      E. CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

      F. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      G. REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

   XV.

      MISCELLANEOUS PROVISIONS

      A. NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

      B. AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

      C. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      D. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      E. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                               FIRST UNION NATIONAL BANK

230 South Tryon Street                 By:
                                          --------------------------------------
Charlotte, North Carolina,  28288      Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

Address:                               NORWEST ASSET SECURITIES CORPORATION

7485 New Horizon Way                   By:
                                          --------------------------------------
Frederick, Maryland,  21703            Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

Address:                               NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way                   By:
                                          --------------------------------------
Frederick, Maryland,  21703            Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


Address:                               [CUSTODIAN]


                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

STATE OF              )
                      : ss.:
COUNTY OF             )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             -----------------------------------
                                                        Notary Public

      [NOTARIAL SEAL]

STATE OF              )
                      : ss.:
COUNTY OF             )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             -----------------------------------
                                                        Notary Public

[NOTARIAL SEAL]

STATE OF              )
                      : ss.:
COUNTY OF             )

On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             -----------------------------------
                                                        Notary Public

[NOTARIAL SEAL]

STATE OF              )
                      : ss.:
COUNTY OF             )

On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             -----------------------------------
                                                        Notary Public

[NOTARIAL SEAL]

                                 EXHIBIT F-1

           [Schedule of Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]

NASCOR
NMI / 1999-01  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)          (ii)                                (iii)          (iv)        (v)          (vi)        (vii)       (viii)
                                                                            NET
MORTGAGE                                                      MORTGAGE    MORTGAGE     CURRENT      ORIGINAL   SCHEDULED
LOAN                                       ZIP   PROPERTY     INTEREST    INTEREST     MONTHLY      TERM TO     MATURITY
NUMBER       CITY                 STATE    CODE  TYPE           RATE        RATE       PAYMENT      MATURITY      DATE
------       ----                 -----    ----  ----           ----        ----       -------      --------      ----
6344182      SILVERTHORNE         CO      80498  SFD            7.250      6.500      $2,387.62       360       1-Dec-28
7099388      EDEN PRAIRIE         MN      55347  SFD            7.250      6.500      $1,882.81       360       1-Sep-28
7139381      NORTH OAKS           MN      55127  SFD            6.875      6.500      $1,968.82       360       1-Nov-28
7191232      MINNEAPOLIS          MN      55410  SFD            7.125      6.500      $1,768.52       360       1-Oct-28
7194567      EDINA                MN      55424  SFD            7.500      6.500      $2,278.04       360       1-Oct-28
7233332      MAPLE GROVE          MN      55311  SFD            7.250      6.500      $1,828.23       360       1-Oct-28
7241966      INVER GROVE HGT      MN      55077  SFD            7.500      6.500      $1,887.88       360       1-Nov-28
7242014      MINNETONKA           MN      55345  SFD            7.375      6.500      $2,513.72       360       1-Nov-28
7246988      STILLWATER           MN      55082  SFD            7.000      6.500      $1,809.09       360       1-Nov-28
7276836      BIRMINGHAM           MI      48009  SFD            6.625      6.358      $1,703.23       360       1-Nov-28
7280280      FOREST LAKE          MN      55025  SFD            7.125      6.500      $2,002.30       360       1-Oct-28
7286526      CHICAGO              IL      60657  SFD            7.250      6.500      $1,841.88       360       1-Oct-28
7296829      WOODBURY             MN      55125  SFD            7.625      6.500      $1,922.37       360       1-Dec-28
7317871      LAKEVILLE            MN      55044  SFD            7.125      6.500      $1,621.65       360       1-Nov-28
7374512      NAPERVILLE           IL      60565  SFD            7.000      6.500      $2,907.37       360       1-Nov-28


(i)                 (ix)          (x)   (xi)          (xii)      (xiii)      (xiv)      (xv)       (xvi)
                   CUT-OFF
MORTGAGE            DATE                             MORTGAGE               T.O.P.     MASTER      FIXED
LOAN              PRINCIPAL                         INSURANCE    SERVICE   MORTGAGE    SERVICE   RETAINED
NUMBER             BALANCE        LTV   SUBSIDY        CODE        FEE       LOAN        FEE       YIELD
------             -------        ---   -------        ----        ---       ----        ---       -----
6344182          $349,726.96     42.42                            0.250                 0.017      0.483
7099388          $275,130.92     56.79                            0.250                 0.017      0.483
7139381          $299,041.27     90.00                  13        0.250                 0.017      0.108
7191232          $261,866.47     75.00                            0.250                 0.017      0.358
7194567          $325,070.09     71.60                            0.250                 0.017      0.733
7233332          $267,369.01     80.00                            0.250                 0.017      0.483
7241966          $269,597.99     76.06                            0.250                 0.017      0.733
7242014          $363,394.41     69.99                            0.250                 0.017      0.608
7246988          $271,472.92     80.00                            0.250                 0.017      0.233
7276836          $265,529.33     50.67                            0.250                 0.017      0.000
7280280          $296,482.73     79.98                            0.250                 0.017      0.358
7286526          $269,364.29     79.41                            0.250                 0.017      0.483
7296829          $271,403.42     57.18                            0.250                 0.017      0.858
7317871          $240,313.87     85.96                  06        0.250                 0.017      0.358
7374512          $436,281.51     64.74                            0.250                 0.017      0.233

                $4,462,045.19


COUNT:   15
WAC:     7.191954825
WAM:     357.6976086
WALTV:   69.99349637

                                 EXHIBIT F-2

    [Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick,
                                  Maryland]

NASCOR
NMI / 1999-01  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)        (ii)                                      (iii)      (iv)       (v)     (vi)          (vii)       (viii)     (ix)
-----      ---------------------   -----   -----    --------  --------  --------   ----------  --------    ----------   ------------
                                                                           NET                                         CUT-OFF
MORTGAGE                                                      MORTGAGE  MORTGAGE   CURRENT     ORIGINAL    SCHEDULED    DATE
LOAN                                       ZIP      PROPERTY  INTEREST  INTEREST   MONTHLY      TERM TO     MATURITY    PRINCIPAL
NUMBER     CITY                    STATE   CODE       TYPE      RATE      RATE     PAYMENT     MATURITY       DATE      BALANCE
--------   ---------------------   -----   ------   --------  --------  --------   ----------  --------    ----------   ------------
4602964    BROWNSTOWN TOWNSHIP     MI      48183      SFD       7.625     6.500      $694.70     360        1-Dec-28    $97,773.66
4650451    GREAT FALLS             MT      59404      SFD       7.375     6.500    $4,092.25     360        1-Dec-28    $592,049.16
4742325    SAN MATEO               CA      94401      SFD       6.875     6.500    $1,581.89     360        1-Nov-28    $240,394.22
4743224    RANDOLPH                NJ      07869      SFD       6.875     6.500    $2,404.36     360        1-Dec-28    $365,692.52
4748961    HOUSTON                 TX      77024      SFD       6.875     6.500    $1,960.94     360        1-Jan-29    $298,500.00
4762268    DENVER                  CO      80237      SFD       8.000     6.500    $2,090.87     360        1-Jan-29    $284,950.00
4774617    CHATHAM                 NJ      07928      SFD       7.500     6.500    $2,097.65     360        1-Jan-29    $300,000.00
4775596    HOPKINTON               MA      01748      SFD       7.000     6.500    $2,224.11     360        1-Dec-28    $334,025.97
4782209    FAIRFAX                 VA      22032      SFD       7.250     6.500    $2,237.88     360        1-Aug-28    $326,754.89
4802155    MOUNT SINAI             NY      11766      SFD       7.875     6.500    $1,821.38     360        1-Dec-28    $251,027.12
4805415    DUBLIN                  OH      43017      SFD       7.375     6.500    $1,779.18     360        1-Aug-28    $256,607.80
4806821    SALEM                   OR      97301      SFD       7.250     6.500    $1,657.69     360        1-Aug-28    $242,040.65
4820144    ANAHEIM                 CA      92808      SFD       7.000     6.500    $1,809.30     360        1-Dec-28    $271,727.07
4821274    SANTA BARBARA           CA      93108      SFD       7.000     6.500    $6,020.99     360        1-Dec-28    $904,258.18
4823374    EAST HAMPTON            NY      11937      SFD       7.125     6.500    $1,805.57     360        1-Jan-29    $268,000.00
4823633    LOS ANGELES             CA      91326      SFD       7.625     6.500    $2,338.55     360        1-Sep-28    $329,434.32
4827219    NORFOLK                 MA      02056      SFD       7.000     6.500    $1,649.96     360        1-Jan-29    $248,000.00
4829059    BELLE MEAD              NJ      08502      SFD       7.000     6.500    $1,358.33     240        1-Sep-18    $173,691.11
4829317    EDEN PRAIRIE            MN      55346      SFD       7.375     6.500    $1,920.08     360        1-Dec-28    $277,788.46
4830900    DELRAY BEACH            FL      33483      SFD       7.650     6.500    $1,929.88     360        1-Jul-28    $270,805.83
4831605    KANSAS CITY             MO      64152      SFD       7.125     6.500    $1,669.41     360        1-Nov-28    $247,392.51
4835142    HAMPTON BAYS            NY      11946      SFD       7.500     6.500      $832.07     360        1-Dec-28    $118,911.68
4836692    DUBLIN                  CA      94568      SFD       7.000     6.500    $2,097.04     360        1-Dec-28    $314,941.63
4838964    ALLEN                   TX      75013      SFD       7.375     6.500    $1,695.61     360        1-Nov-28    $245,125.24
4841546    LINCOLNDALE             NY      10540      SFD       7.000     6.500    $2,328.56     360        1-Nov-28    $349,424.54
4842187    CHAPPAQUA               NY      10514      SFD       7.125     6.500    $2,694.88     360        1-Nov-28    $397,263.83
4844307    STATEN ISLAND           NY      10305      SFD       7.625     6.500    $1,835.67     360        1-Jan-29    $259,350.00
4844696    STOCKTON                NJ      08559      SFD       7.500     6.500    $2,908.74     360        1-Jan-29    $416,000.00
4844725    GRANVILLE               OH      43023      SFD       7.250     6.500    $2,182.96     360        1-Nov-28    $319,499.24
4845230    SAN JOSE                CA      95133      SFD       7.625     6.500    $2,197.70     360        1-Jun-28    $308,896.58
4845993    MIDLOTHIAN              VA      23113      SFD       7.250     6.500    $1,916.92     360        1-Aug-28    $279,890.61
4846330    SUMMIT                  NJ      07901      SFD       7.875     6.500    $2,326.39     360        1-Sep-28    $319,958.02
4846949    AVON                    CT      06001      SFD       7.500     6.500    $1,793.49     360        1-Oct-28    $255,925.34
4847327    NOVATO                  CA      94947      SFD       7.250     6.500    $2,796.93     360        1-Nov-28    $409,358.37
4848155    TAVERNIER               FL      33070      SFD       7.875     6.500    $1,859.81     360        1-Dec-28    $256,323.45
4848553    CITY BY THE SEA         TX      78336      SFD       7.250     6.500    $1,691.80     360        1-Dec-28    $247,806.53
4848916    HENDERSON               NV      89014      SFD       7.250     6.500    $2,283.24     360        1-Oct-28    $333,911.98
4849073    VIENNA                  VA      22182      SFD       7.375     6.500    $2,454.66     360        1-Dec-28    $355,129.57
4849743    NANTUCKET               MA      02554      SFD       7.750     6.500    $3,202.37     360        1-Jan-29    $447,000.00
4850892    MISSION HILLS           KS      66208      SFD       7.250     6.500    $3,138.01     360        1-Dec-28    $459,641.16
4851771    BUFFALO                 MN      55313      SFD       7.375     6.500    $2,072.03     360        1-Oct-28    $299,310.95
4852400    TROY                    MI      48098      SFD       7.625     6.500    $3,347.87     360        1-Nov-28    $472,313.14
4852543    EUGENE                  OR      97401      SFD       7.000     6.500    $1,714.82     360        1-Oct-28    $257,112.46
4852830    LAVEROCK                PA      19038      SFD       7.125     6.500    $1,852.73     360        1-Dec-28    $274,780.08
4854602    SAN JOSE                CA      95124      SFD       7.375     6.500    $1,811.65     360        1-Oct-28    $260,639.78
4856128    COHASSET                MA      02025      SFD       7.375     6.500    $2,348.30     360        1-Dec-28    $339,741.28
4856804    MILPITAS                CA      95035      SFD       7.750     6.500    $2,091.93     360        1-Dec-28    $291,793.90
4858063    PROVIDENCE              RI      02906      SFD       7.250     6.500    $2,176.14     360        1-Nov-28    $318,233.14
4858237    LOS ANGELES             CA      90077      SFD       7.125     6.500    $3,840.20     360        1-Oct-28    $567,896.22
4858819    HOLBROOK                NY      11741      SFD       7.750     6.500    $1,998.80     360        1-Dec-28    $278,803.07
4859523    FORT SALONGA            NY      11768      SFD       7.375     6.500    $3,226.14     360        1-Nov-28    $466,386.96
4859781    DALLAS                  TX      75229      SFD       7.250     6.500    $2,865.48     360        1-Oct-28    $419,061.01
4859801    WARREN                  NJ      07059      SFD       7.125     6.500    $1,711.25     360        1-Jan-29    $254,000.00
4860382    EDGEWATER               NJ      07020      COP       7.750     6.500    $2,965.95     360        1-Nov-28    $413,413.71
4860391    SYOSSET                 NY      11791      SFD       7.375     6.500    $1,933.90     360        1-Nov-28    $279,572.56
4860400    HARTSDALE               NY      10530      COP       7.750     6.500      $306.41     360        1-Nov-28    $42,709.43
4860467    REDWOOD CITY            CA      94061      SFD       7.125     6.500    $2,366.10     360        1-Dec-28    $350,919.15
4861271    GREENWICH               CT      06831      SFD       8.125     6.500    $3,393.22     360        1-Jun-28    $454,864.37
4861354    WELLINGTON              FL      33414      SFD       7.625     6.500    $2,256.09     360        1-Jul-28    $317,343.62
4861472    CHESTERFIELD            MO      63017      SFD       7.375     6.500    $1,712.88     360        1-Oct-28    $247,430.38
4861479    KATY                    TX      77450      SFD       7.375     6.500    $2,120.38     360        1-Oct-28    $306,294.86
4861582    LAKE FOREST             IL      60005      SFD       7.125     6.500    $2,290.64     360        1-Oct-28    $339,170.07
4861725    EAST ISLIP              NY      11730      SFD       7.250     6.500    $2,148.86     360        1-Nov-28    $314,507.05
4861822    SUNNYVALE               CA      94087      SFD       7.625     6.500    $1,358.97     360        1-Dec-28    $191,861.03
4862068    RESTON                  VA      22091      SFD       7.875     6.500    $2,204.22     360        1-May-28    $302,172.14
4862359    TUSTIN                  CA      92782      SFD       7.000     6.500    $2,062.44     360        1-Nov-28    $309,490.30
4862651    LARCHMONT               NY      10538      SFD       7.000     6.500    $2,827.54     360        1-Nov-28    $424,301.22
4863227    SUWANEE                 GA      30024      SFD       7.250     6.500    $1,840.51     360        1-Sep-28    $268,950.46
4863407    STUART                  FL      34996      SFD       7.500     6.500    $2,992.64     360        1-Jul-28    $426,064.13
4863443    IRVINE                  CA      92620      SFD       7.750     6.500    $1,868.41     360        1-Aug-28    $259,867.57
4863549    LAYTON                  UT      84041      SFD       7.250     6.500      $763.51     240        1-Dec-18    $96,420.12
4863637    PEMBROKE PINES          FL      33028      SFD       7.625     6.500    $1,916.71     360        1-Jul-28    $269,605.15
4864107    FRANKLIN                TN      37069      SFD       7.375     6.500    $1,733.25     360        1-Oct-28    $250,373.60
4864818    GREAT NECK              NY      11021      SFD       7.500     6.500    $2,622.06     360        1-Jan-29    $375,000.00
4864919    SAN DIEGO               CA      92106      SFD       7.875     6.500    $2,011.34     360        1-Sep-28    $276,628.83
4864953    SAN FRANCISCO           CA      94123      SFD       7.125     6.500    $3,832.11     360        1-Oct-28    $567,427.30
4865045    HOLIDAY                 FL      34961      SFD       7.750     6.500    $1,809.21     357        1-Mar-28    $250,703.11
4866163    MUKILTEO                WA      98275      SFD       7.000     6.500    $2,092.38     360        1-Nov-28    $313,982.91
4866246    SCARSDALE               NY      10583      SFD       7.625     6.500    $2,406.50     360        1-Jan-29    $340,000.00
4866433    CLINTON                 NJ      08801      SFD       7.500     6.500    $2,377.33     360        1-Dec-28    $339,747.67
4866517    MEMPHIS                 TN      38120      SFD       7.000     6.500    $2,049.13     360        1-Nov-28    $307,493.61
4866825    MIDDLETOWN              NJ      07748      SFD       7.250     6.500    $2,728.71     360        1-Jan-29    $400,000.00
4866833    PEAPACK-GLADSTONE       NJ      07934      SFD       7.625     6.500    $1,592.54     360        1-Dec-28    $224,837.15
4866957    DALLAS                  TX      75218      SFD       7.000     6.500    $2,224.77     360        1-Oct-28    $333,572.65
4867043    BROOKLYN                NY      11229      SFD       7.625     6.500    $1,828.94     360        1-Dec-28    $258,212.98
4867922    CHESTERFIELD            MO      63017      SFD       7.000     6.500    $2,148.93     360        1-Dec-28    $322,735.24
4868078    MISSION VIEJO           CA      92691      SFD       7.625     6.500    $2,038.45     360        1-Jan-29    $288,000.00
4868366    SEATTLE                 WA      98136      SFD       7.000     6.500    $1,995.91     360        1-Nov-28    $299,506.75
4868891    STAMFORD                CT      06902      SFD       7.125     6.500    $1,541.13     360        1-Sep-28    $228,011.76
4868973    MARIETTA                GA      30067      SFD       7.125     6.500    $2,371.49     360        1-Nov-28    $351,435.35
4869057    MOORPARK                CA      93021      SFD       7.125     6.500    $1,944.36     360        1-Dec-28    $288,369.20
4869091    MANHASSET               NY      11030      SFD       7.250     6.500    $2,963.37     360        1-Dec-28    $434,061.13
4869151    CENTERPORT              NY      11721      SFD       7.125     6.500    $1,684.30     360        1-Nov-28    $249,348.97
4869270    FARMINGDALE             NY      11735      SFD       6.875     6.500    $1,747.44     360        1-Nov-28    $265,476.16
4869593    CROWNSVILLE             MD      21032      SFD       7.375     6.500    $2,182.54     360        1-Sep-28    $315,029.28
4870016    SCARSDALE               NY      10583      SFD       7.125     6.500    $3,126.05     360        1-Dec-28    $463,628.95
4871185    PLEASANTVILLE           NY      10570      SFD       6.500     6.233    $2,186.96     360        1-Jan-29    $346,000.00
4871377    HINGHAM                 MA      02043      SFD       7.375     6.500    $1,787.13     360        1-Dec-28    $258,553.10
4871655    RYE                     NY      10580      SFD       7.000     6.500    $2,794.28     360        1-Jan-29    $420,000.00
4872018    JAMAICA PLAIN           MA      02130      SFD       7.375     6.500    $1,699.06     360        1-Nov-28    $245,624.47
4872028    HANOUVER                MA      02339      SFD       7.125     6.500    $2,378.23     360        1-Dec-28    $352,717.71
4872277    SHORT HILLS             NJ      07078      SFD       7.125     6.500    $3,705.46     360        1-Dec-28    $549,560.17
4872435    WATER MILL              NY      11976      SFD       7.500     6.500    $1,727.06     360        1-Nov-28    $246,632.23
4872443    DANVILLE                CA      94506      SFD       7.125     6.500    $3,031.74     360        1-Oct-28    $448,913.98
4872713    SCOTTSDALE              AZ      85259      SFD       7.500     6.500    $1,866.90     360        1-Nov-28    $266,602.46
4872927    CHILI                   NY      14556      SFD       7.625     6.500      $400.62     360        1-Dec-28    $56,559.03
4872940    NEW YORK                NY      10021      HCO       7.000     6.500    $3,958.55     360        1-Nov-28    $594,021.72
4873171    SAN DIEGO               CA      92130      SFD       7.250     6.500    $2,530.88     360        1-Nov-28    $370,419.41
4873483    SANTA MONICA            CA      90403      SFD       7.375     6.500    $2,596.94     360        1-Nov-28    $375,426.02
4873557    RIVERDALE               NY      10463      SFD       7.500     6.500    $3,476.84     360        1-Dec-28    $496,880.97
4874477    GREENWICH               CT      06830      LCO       7.625     6.500    $2,423.49     360        1-Jan-29    $342,400.00
4874576    NORTH RIDGE             CA      91326      SFD       7.125     6.500    $1,825.78     360        1-Dec-28    $270,783.28
4874802    HUDSON                  OH      44236      SFD       7.250     6.500    $2,534.29     360        1-Dec-28    $371,210.19
4875879    LOVELAND                OH      45140      SFD       7.000     6.500    $2,328.56     360        1-Oct-28    $349,134.29
4875903    CARMEL                  IN      46032      SFD       7.250     6.500    $2,182.97     360        1-Nov-28    $319,499.23
4876444    FORT LEE                NJ      07024      LCO       7.500     6.500    $1,720.07     360        1-Nov-28    $245,633.72
4876858    FRANKLIN PARK           NJ      08873      SFD       7.375     6.500    $2,391.81     360        1-Oct-28    $345,504.61
4876860    NAPERVILLE              IL      60563      SFD       7.125     6.500    $2,432.12     360        1-Dec-28    $360,711.32
4876888    HILLSDALE               NJ      07642      SFD       7.375     6.500    $2,762.70     360        1-Nov-28    $399,389.40
4877535    PLACENTIA               CA      92870      SFD       7.250     6.500    $2,016.52     360        1-Oct-28    $294,904.00
4877820    NEW YORK                NY      10025      HCO       7.625     6.500    $2,831.17     360        1-Dec-28    $399,710.50
4878210    AGOURA HILLS            CA      91301      SFD       7.000     6.500    $1,849.55     360        1-Dec-28    $277,772.12
4878423    STONY POINT             NY      10980      SFD       7.250     6.500    $2,455.84     360        1-Dec-28    $359,719.16
4878481    MOSS BEACH              CA      94038      SFD       7.500     6.500    $2,215.12     360        1-Jan-29    $316,800.00
4879070    SANTA CLARA             CA      95054      SFD       7.250     6.500    $1,773.66     360        1-Nov-28    $259,593.12
4879280    JACKSONVILLE            FL      32256      SFD       7.000     6.500    $1,705.18     360        1-Dec-28    $255,891.00
4879591    SAN RAFAEL              CA      94901      SFD       7.500     6.500    $2,908.74     360        1-Dec-28    $415,691.26
4879639    WHITESTONE              NY      11357      SFD       7.125     6.500    $1,819.05     360        1-Dec-28    $269,784.08
4879689    WINCHESTER              MA      01890      SFD       7.250     6.500    $2,530.88     360        1-Jan-29    $371,000.00
4880037    RIVERSIDE               CA      92506      SFD       7.625     6.500    $2,831.17     360        1-Oct-28    $398,619.59
4880367    HIGHLAND PARK           TX      75205      SFD       7.250     6.500    $6,207.81     360        1-Dec-28    $909,290.11
4880499    HAVERTOWN               PA      19083      SFD       7.375     6.500    $1,685.25     360        1-Dec-28    $243,814.33
4882355    TUCSON                  AZ      85718      SFD       7.000     6.500    $2,523.60     240        1-Dec-18    $324,875.15
4882430    SAN FRANCISCO           CA      94112      SFD       7.000     6.500    $2,162.24     360        1-Dec-28    $324,733.59
4882635    IRVINE                  CA      92614      SFD       7.375     6.500    $2,068.58     360        1-Nov-28    $299,042.80
4882790    CORONA                  CA      91720      SFD       7.500     6.500    $1,710.98     360        1-Jan-29    $244,700.00
4882848    MODESTO                 CA      95350      SFD       7.125     6.500    $2,252.91     360        1-Dec-28    $334,132.59
4882889    SAN JOSE                CA      95148      SFD       7.500     6.500    $2,153.59     360        1-Dec-28    $307,771.41
4882900    SAN JOSE                CA      95125      SFD       7.375     6.500    $2,266.11     360        1-Dec-28    $327,850.34
4883269    CINCINNATI              OH      45244      SFD       7.125     6.500    $2,627.50     360        1-Nov-28    $389,374.40
4883383    HAWTHORN WOODS          IL      60047      SFD       7.300     6.500    $2,119.79     360        1-Sep-28    $307,105.53
4883399    BUFFALO GROVE           IL      60089      SFD       7.000     6.500    $1,995.91     360        1-Dec-28    $299,754.09
4883680    DAKOTA DUNES            SD      57049      SFD       7.000     6.500    $1,800.31     360        1-Dec-28    $270,378.19
4883979    NOVATO                  CA      94945      SFD       7.375     6.500    $2,541.69     360        1-Dec-28    $367,719.98
4883987    TULSA                   OK      74136      SFD       7.000     6.500    $2,262.03     360        1-Oct-28    $339,159.02
4884041    MONTE SERENO            CA      95030      SFD       7.250     6.500    $5,682.53     360        1-Dec-28    $832,350.18
4884105    IRVINE                  CA      92620      SFD       7.500     6.500    $2,672.40     360        1-Dec-28    $381,916.35
4884218    SANTA CLARA             CA      95051      SFD       7.250     6.500    $1,835.06     360        1-Nov-28    $268,579.03
4884472    SOUTH ORANGE            NJ      07079      SFD       7.000     6.500    $2,984.91     240        1-Dec-18    $383,260.92
4884779    ARNOLD                  MD      21012      SFD       7.375     6.500    $2,058.22     360        1-Jan-29    $298,000.00
4884886    SAN MARTIN              CA      95046      SFD       7.000     6.500    $1,663.26     360        1-Dec-28    $249,795.07
4884995    MILPITAS                CA      95035      SFD       7.125     6.500    $3,058.69     360        1-Nov-28    $453,271.72
4885493    OAKLAND                 CA      94618      SFD       7.250     6.500    $2,373.98     360        1-Dec-28    $347,728.52
4885649    HEMET                   CA      92543      SFD       7.550     6.500    $1,862.00     360        1-Sep-28    $264,213.78
4885942    ELK GROVE               CA      95624      SFD       7.500     6.500    $2,013.74     360        1-Nov-28    $287,571.18
4886119    LAGUNA HILLS            CA      92653      SFD       7.125     6.500    $1,977.37     360        1-Dec-28    $293,265.29
4886181    LAKEWOOD                IL      60014      SFD       7.000     6.500    $2,980.56     360        1-Dec-28    $447,632.77
4886340    SAN FRANCISCO           CA      94122      SFD       7.500     6.500    $1,957.81     360        1-Dec-28    $279,792.19
4886484    YONKERS                 NY      10710      SFD       7.375     6.500    $1,989.14     360        1-Dec-28    $287,780.86
4886518    HALF MOON BAY           CA      94019      SFD       7.000     6.500    $2,661.21     360        1-Dec-28    $399,672.12
4886666    KETCHUM                 ID      83340      SFD       7.125     6.500    $1,212.70     360        1-Dec-28    $179,856.05
4886740    BOISE                   ID      83702      SFD       7.125     6.500    $1,920.10     360        1-Dec-28    $284,772.09
4886766    SAN MATEO               CA      94402      SFD       7.125     6.500    $2,826.93     360        1-Dec-28    $419,264.45
4886856    NESHANIC STATION        NJ      08853      SFD       7.125     6.500    $1,933.58     360        1-Dec-28    $286,770.48
4886960    SAN CARLOS              CA      94070      SFD       7.250     6.500    $3,165.30     360        1-Nov-28    $463,273.88
4886981    MISSION VIEJO           CA      92692      SFD       7.125     6.500    $3,712.19     360        1-Dec-28    $550,559.37
4887003    RENTON                  WA      98058      SFD       7.000     6.500    $1,904.10     360        1-Oct-28    $285,492.09
4887012    TUCSON                  AZ      85750      SFD       7.250     6.500    $1,923.74     360        1-Nov-28    $281,558.69
4887036    VALLEY CENTER           CA      92082      SFD       7.000     6.500    $2,541.46     360        1-Dec-28    $381,686.87
4887112    MENLO PARK              CA      94025      SFD       7.125     6.500    $4,015.37     360        1-Dec-28    $595,523.38
4887204    SAN RAMON               CA      94583      LCO       7.750     6.500    $1,869.84     360        1-Jan-29    $261,000.00
4887257    BURLINGAME              CA      94010      SFD       7.375     6.500    $2,417.37     360        1-Jan-29    $350,000.00
4887442    DACULA                  GA      30019      SFD       6.875     6.500    $1,761.23     360        1-Jan-29    $268,100.00
4887885    PIEDMONT                CA      94611      SFD       7.125     6.500    $4,015.37     360        1-Dec-28    $595,523.38
4887969    SAN MATEO               CA      94402      SFD       7.375     6.500    $2,265.42     360        1-Dec-28    $327,750.41
4887993    LINCOLN PARK            NJ      07035      SFD       7.875     6.500    $2,708.14     360        1-Jan-29    $373,500.00
4888015    LA GRANGE               IL      60525      SFD       8.125     6.500    $1,900.80     360        1-Jan-29    $256,000.00
4888023    EL GRANADA              CA      94018      SFD       7.375     6.500    $2,230.89     360        1-Dec-28    $322,754.21
4888025    PLEASANTON              CA      94588      SFD       7.250     6.500    $2,660.49     360        1-Dec-28    $389,695.76
4888030    MILPITAS                CA      95035      SFD       7.250     6.500    $2,544.52     360        1-Dec-28    $372,709.02
4888032    MENLO PARK              CA      94025      SFD       7.125     6.500    $3,705.46     360        1-Dec-28    $549,560.17
4888051    VALLEY VILLAGE          CA      91607      SFD       7.375     6.500    $2,862.85     360        1-Dec-28    $414,184.60
4888141    CHARLESTON              WV      25314      SFD       7.125     6.500    $4,026.82     360        1-Dec-28    $597,222.02
4888156    SANTA BARBARA           CA      93110      SFD       7.125     6.500    $2,671.30     360        1-Dec-28    $396,182.92
4888183    MOUNTAIN VIEW           CA      94040      SFD       7.250     6.500    $1,899.87     360        1-Dec-28    $278,282.73
4888402    IJAMSVILLE              MD      21754      SFD       6.875     6.500    $1,876.85     360        1-Dec-28    $285,459.97
4888434    BETHESDA                MD      20814      SFD       7.125     6.500    $1,849.36     360        1-Dec-28    $274,280.48
4888649    SNOHOMISH               WA      98296      SFD       7.250     6.500    $2,095.65     360        1-Oct-28    $306,476.70
4889232    WALTHAM                 MA      02154      SFD       7.000     6.500    $1,796.32     360        1-Dec-28    $269,778.68
4889248    GRANITE BAY             CA      95746      SFD       7.500     6.500    $2,120.02     360        1-Dec-28    $302,974.98
4889366    SEAL BEACH              CA      90740      SFD       7.125     6.500    $1,913.36     360        1-Nov-28    $283,544.43
4889506    CUPERTINO               CA      95014      SFD       7.125     6.500    $1,906.63     360        1-Dec-28    $282,773.68
4889553    LAFAYETTE               CA      94549      SFD       7.125     6.500    $3,116.29     360        1-Dec-28    $462,180.10
4889601    LOS ANGELES             CA      91607      SFD       7.375     6.500    $2,202.57     360        1-Dec-28    $318,657.34
4889668    SAN JOSE                CA      95129      SFD       7.375     6.500    $2,668.77     360        1-Nov-28    $385,810.14
4890087    LOS ANGELES             CA      90046      SFD       7.000     6.500    $3,559.37     360        1-Dec-28    $534,561.46
4890185    TUMWATER                WA      98512      SFD       7.000     6.500    $1,787.00     360        1-Dec-28    $268,379.83
4890351    MANDEVILLE              LA      70471      SFD       6.875     6.500    $1,688.31     360        1-Nov-28    $256,566.94
4890416    FOUNTAIN HILLS          AZ      85268      SFD       7.250     6.500    $2,146.74     300        1-Sep-23    $295,577.71
4890564    NEW YORK                NY      10022      COP       7.500     6.500    $1,957.81     360        1-Jan-29    $280,000.00
4890592    MASSAPEQUA              NY      11758      SFD       7.000     6.500    $1,663.26     360        1-Dec-28    $249,795.07
4890673    COTO DE CAZA            CA      92679      PUD       7.000     6.500    $3,306.56     360        1-Nov-28    $496,182.84
4890729    PARKER                  CO      80138      SFD       6.875     6.500    $1,785.20     360        1-Nov-28    $271,292.10
4890818    FAIR HAVEN              NJ      07704      SFD       7.250     6.500    $2,726.66     360        1-Dec-28    $399,388.19
4891010    PRINCETON JUNCTION      NJ      08550      SFD       7.625     6.500    $2,349.88     360        1-Dec-28    $331,759.70
4891064    SAN JOSE                CA      95132      SFD       7.125     6.500    $1,886.42     360        1-Dec-28    $279,776.08
4891103    SANTA MONICA            CA      90402      SFD       7.125     6.500    $6,737.19     360        1-Dec-28    $999,200.31
4891227    REDWOOD CITY            CA      94063      SFD       7.375     6.500    $2,340.01     360        1-Dec-28    $338,542.20
4891240    VILLA HILLS             KY      41017      SFD       7.000     6.500    $1,649.95     360        1-Nov-28    $247,592.25
4891253    LAKE MARY               FL      32746      SFD       7.125     6.500    $3,405.28     347        1-Oct-27    $498,605.51
4891357    CERRITOS                CA      90703      SFD       7.000     6.500    $1,960.93     360        1-Dec-28    $294,500.40
4891368    BEVERLY HILLS           CA      90210      SFD       7.125     6.500    $4,379.17     360        1-Nov-28    $648,957.33
4891494    JAMAICA                 NY      11432      SFD       7.750     6.500    $2,149.24     360        1-Jan-29    $300,000.00
4891675    SAN JOSE                CA      95124      SFD       7.000     6.500    $1,715.82     360        1-Dec-28    $257,688.60
4891682    LITTLETON               CO      80125      SFD       6.875     6.500    $2,299.26     360        1-Dec-28    $349,705.95
4891716    POWAY                   CA      92064      SFD       6.875     6.500    $3,580.27     360        1-Dec-28    $544,542.13
4891812    FREMONT                 CA      94539      SFD       7.000     6.500    $2,634.60     360        1-Nov-28    $395,348.91
4891845    SOLANA BEACH            CA      92075      SFD       7.500     6.500    $2,629.05     360        1-Oct-28    $375,046.48
4891962    SAN JOSE                CA      95129      SFD       7.625     6.500    $2,017.22     360        1-Jan-29    $285,000.00
4891997    MASPETH                 NY      11378      MF2       7.125     6.500    $2,486.03     360        1-Dec-28    $368,704.91
4892041    JUPITER                 FL      33478      SFD       7.125     6.500    $1,684.66     350        1-Jan-28    $246,974.42
4892047    COUNTRYSIDE             IL      60525      SFD       7.125     6.500    $2,128.96     360        1-Jan-29    $316,000.00
4892077    ARLINGTON               VA      22201      SFD       7.500     6.500    $2,313.49     360        1-Oct-28    $330,128.73
4892111    BELVEDERE               CA      94920      SFD       7.000     6.500    $5,966.77     360        1-Dec-28    $896,114.85
4892189    VALENCIA                CA      91355      PUD       7.375     6.500    $1,837.20     360        1-Oct-28    $265,389.04
4892356    CAMPBELL                CA      95008      SFD       7.000     6.500    $2,195.50     360        1-Nov-28    $329,457.42
4892385    MONMOUTH JUNCTION       NJ      08852      SFD       7.750     6.500    $2,174.74     360        1-Nov-28    $303,130.12
4892396    LA JOLLA                CA      92037      SFD       6.875     6.500    $3,404.21     360        1-Dec-28    $517,764.64
4892459    SAN JOSE                CA      95135      SFD       7.125     6.500    $2,024.53     360        1-Dec-28    $300,259.69
4892478    SAN JOSE                CA      95120      SFD       7.375     6.500    $1,906.27     360        1-Dec-28    $275,789.98
4892486    CAMPBELL                CA      95008      SFD       7.250     6.500    $2,387.62     360        1-Dec-28    $349,726.96
4892495    CAMPBELL                CA      95008      SFD       7.125     6.500    $1,819.05     360        1-Dec-28    $269,784.08
4892532    SUNNYVALE               CA      94087      SFD       7.000     6.500    $1,733.12     360        1-Dec-28    $260,286.46
4892576    OAKLAND                 CA      94705      SFD       7.125     6.500    $2,490.74     360        1-Dec-28    $369,404.35
4892592    MONTE SERENO            CA      95030      SFD       7.500     6.500    $3,447.13     360        1-Dec-28    $492,634.12
4892616    CULVER CITY             CA      90230      SFD       7.375     6.500    $2,331.03     360        1-Dec-28    $337,243.19
4892634    WEST HILLS              CA      91304      SFD       7.500     6.500    $1,699.10     360        1-Dec-28    $242,645.75
4892674    SAN JOSE                CA      95134      SFD       7.375     6.500    $1,963.59     360        1-Dec-28    $284,083.67
4892688    BURLINGAME              CA      94010      SFD       7.250     6.500    $1,964.67     360        1-Dec-28    $287,775.33
4892851    SAN JOSE                CA      95124      SFD       7.125     6.500    $1,998.93     360        1-Dec-28    $295,961.66
4892858    FREMONT                 CA      94536      SFD       7.125     6.500    $2,317.60     360        1-Dec-28    $343,724.90
4892921    SAN DIEGO               CA      92127      SFD       7.125     6.500    $1,959.18     360        1-Dec-28    $290,567.45
4893055    SCOTTSDALE              AZ      85260      SFD       6.875     6.500    $2,640.86     360        1-Dec-28    $401,662.27
4893154    MALIBU                  CA      90265      SFD       7.250     6.500    $4,788.88     360        1-Dec-28    $701,452.37
4893189    WILMINGTON              NC      28412      SFD       7.375     6.500    $1,571.29     360        1-Nov-28    $227,152.71
4893310    CUPERTINO               CA      95014      SFD       7.000     6.500    $2,780.97     360        1-Dec-28    $417,657.36
4893322    SAN JOSE                CA      95129      SFD       7.000     6.500    $2,328.56     360        1-Dec-28    $349,713.11
4893464    VALLEY STREAM           NY      11580      SFD       7.375     6.500      $704.49     360        1-Dec-28    $101,922.38
4893626    SAN JOSE                CA      95120      SFD       7.125     6.500    $2,425.39     360        1-Dec-28    $359,212.11
4893631    ESCONDIDO               CA      92029      SFD       7.125     6.500    $1,792.10     360        1-Dec-28    $265,787.28
4893687    MILLERSVILLE            MD      21108      SFD       7.250     6.500    $2,019.24     360        1-Nov-28    $295,536.80
4893727    MENLO PARK              CA      94025      SFD       7.375     6.500    $2,313.77     360        1-Dec-28    $334,745.08
4893862    MENLO PARK              CA      94025      SFD       7.000     6.500    $4,304.51     360        1-Dec-28    $646,469.66
4893869    CROWNSVILLE             MD      21032      SFD       7.250     6.500    $1,850.06     360        1-Dec-28    $270,988.44
4894057    SAN JOSE                CA      95125      SFD       7.125     6.500    $2,055.69     240        1-Dec-18    $262,103.50
4894161    SAN MARTIN              CA      95046      SFD       7.125     6.500    $2,098.64     360        1-Dec-28    $311,250.89
4894172    PALO ALTO               CA      94301      SFD       7.000     6.500    $4,257.94     360        1-Dec-28    $639,475.39
4894175    ATHERTON                CA      94027      SFD       7.125     6.500    $2,115.48     360        1-Dec-28    $313,748.90
4894181    SAN MATEO               CA      94403      SFD       7.250     6.500    $2,563.98     240        1-Dec-18    $323,795.94
4894194    FAIRPORT                NY      14450      SFD       7.375     6.500      $545.64     360        1-Dec-28    $78,939.88
4894195    REDWOOD CITY            CA      94065      SFD       7.250     6.500    $1,796.18     360        1-Dec-28    $263,094.59
4894383    LOS GATOS               CA      95033      SFD       7.250     6.500    $2,728.71     360        1-Dec-28    $399,687.96
4894505    STAMFORD                CT      06903      SFD       6.875     6.500    $2,956.18     360        1-Dec-28    $449,621.95
4894520    CARMEL                  IN      46032      SFD       6.875     6.500    $3,442.31     360        1-Dec-28    $523,559.00
4894552    SAN MATEO               CA      94403      SFD       6.875     6.500    $1,769.44     360        1-Dec-28    $269,123.71
4894614    CASTLE ROCK             CO      80104      SFD       7.000     6.500    $2,065.77     360        1-Jan-29    $310,500.00
4894617    SAN FRANCISCO           CA      94131      SFD       7.375     6.500    $2,707.45     360        1-Dec-28    $391,701.72
4894700    SAN JOSE                CA      95128      SFD       7.375     6.500    $2,203.26     360        1-Dec-28    $318,757.26
4894704    NEW FAIRFIELD           CT      06812      SFD       7.000     6.500    $2,538.80     360        1-Dec-28    $381,287.20
4894786    MORGAN HILL             CA      95037      SFD       7.000     6.500    $2,035.83     360        1-Dec-28    $305,749.17
4894790    SAN JOSE                CA      95120      SFD       7.000     6.500    $2,860.81     360        1-Nov-28    $429,046.92
4894847    LEONIA                  NJ      07605      SFD       7.375     6.500    $1,864.82     360        1-Dec-28    $269,794.55
4894993    OSSINING                NY      10562      LCO       7.000     6.500    $1,990.59     360        1-Nov-28    $298,708.05
4895013    SAN JOSE                CA      95125      SFD       7.000     6.500    $1,669.91     360        1-Dec-28    $250,794.26
4895058    YORBA LINDA             CA      92887      SFD       7.125     6.500    $2,364.76     360        1-Dec-28    $350,719.30
4895093    SAN JOSE                CA      95126      SFD       7.000     6.500    $3,166.84     360        1-Dec-28    $475,609.83
4895123    SAN RAFAEL              CA      94901      SFD       7.375     6.500    $1,830.29     360        1-Dec-28    $264,798.36
4895150    SAN JOSE                CA      95125      SFD       7.000     6.500    $1,916.08     360        1-Dec-28    $287,763.92
4895194    MILPITAS                CA      95035      SFD       7.000     6.500    $2,240.74     360        1-Dec-28    $336,523.93
4895203    SAN JOSE                CA      95138      SFD       7.125     6.500    $4,325.28     360        1-Nov-28    $640,970.15
4895204    LAKE GROVE              NY      11755      SFD       7.125     6.500    $2,097.96     240        1-Jan-19    $268,000.00
4895209    ANDERSON                IN      46011      SFD       6.875     6.500    $2,414.21     360        1-Dec-28    $367,191.26
4895377    RANCHO PALOS VERDES     CA      90275      SFD       7.250     6.500    $2,615.47     360        1-Dec-28    $383,100.91
4895398    TRABUCO CANYON          CA      92679      SFD       7.125     6.500    $2,499.50     360        1-Dec-28    $370,703.31
4895444    SAN DIEGO               CA      92109      LCO       7.750     6.500    $3,159.38     360        1-Dec-28    $440,688.74
4895445    CASTRO VALLEY           CA      94552      SFD       7.000     6.500    $2,005.89     360        1-Dec-28    $301,252.86
4895551    SAN DIEGO               CA      92130      SFD       7.750     6.500    $3,223.86     360        1-Dec-28    $449,682.39
4895562    SANTA CLARA             CA      95051      SFD       7.125     6.500    $1,941.32     360        1-Dec-28    $287,860.89
4895574    DANVILLE                CA      94506      SFD       7.125     6.500    $2,984.58     360        1-Dec-28    $442,645.73
4895646    SAN MATEO               CA      94403      SFD       7.125     6.500    $2,445.60     360        1-Dec-28    $362,709.71
4895662    WALNUT CREEK            CA      94598      SFD       6.875     6.500    $3,908.73     360        1-Dec-28    $594,500.12
4895669    KENTFIELD               CA      94904      SFD       7.000     6.500    $2,827.54     360        1-Dec-28    $424,651.63
4895676    SAN FRANCISCO           CA      94118      SFD       7.125     6.500    $3,513.45     360        1-Dec-28    $521,082.96
4895716    RANCHO PALOS VERDES     CA      90275      SFD       7.375     6.500    $2,092.75     360        1-Dec-28    $302,769.44
4895806    FREMONT                 CA      94539      SFD       7.375     6.500    $3,695.12     360        1-Dec-28    $534,592.90
4895824    LOS ANGELES             CA      90069      SFD       7.375     6.500    $2,567.24     360        1-Dec-28    $371,417.17
4895830    RANCHO PALOS VERDES     CA      90275      SFD       7.375     6.500    $1,710.81     360        1-Dec-28    $247,511.51
4895903    HENDERSON               NV      89012      SFD       7.000     6.500    $1,733.78     360        1-Dec-28    $260,386.39
4895962    DALY CITY               CA      94015      SFD       7.375     6.500    $1,719.79     360        1-Dec-28    $248,810.52
4896052    LOS GATOS               CA      95032      SFD       7.250     6.500    $1,843.25     360        1-Dec-28    $269,989.21
4896065    SAN DIEGO               CA      92122      SFD       7.375     6.500    $1,787.13     360        1-Nov-28    $258,354.99
4896077    PLEASANTON              CA      94566      SFD       7.375     6.500    $2,025.76     360        1-Dec-28    $292,931.27
4896143    SAN JOSE                CA      95118      SFD       7.125     6.500    $1,894.83     360        1-Dec-28    $281,025.09
4896173    RIVERSIDE               IL      60546      SFD       7.250     6.500    $2,554.07     360        1-Nov-28    $373,814.10
4896202    SARATOGA                CA      95070      SFD       7.125     6.500    $2,155.90     360        1-Dec-28    $319,744.10
4896272    SAN JOSE                CA      95148      SFD       7.750     6.500    $1,970.14     360        1-Dec-28    $274,805.90
4896314    SAN JUAN CAPISTRANO     CA      92675      SFD       7.000     6.500    $5,495.40     360        1-Dec-28    $825,322.93
4896356    PONTE VEDRA BEACH       FL      32082      SFD       7.250     6.500    $3,069.80     360        1-Nov-28    $449,295.78
4896529    NORTH BRUNSWICK         NJ      08902      SFD       7.625     6.500    $1,978.99     360        1-Nov-28    $279,193.98
4896542    DANVILLE                CA      94526      SFD       7.125     6.500    $2,694.88     360        1-Dec-28    $399,680.12
4896578    KENTFIELD               CA      94904      SFD       7.000     6.500    $3,832.15     360        1-Nov-28    $575,052.95
4896612    LOS GATOS               CA      95030      SFD       7.000     6.500    $2,328.56     360        1-Dec-28    $349,713.11
4896745    ALAMEDA                 CA      94502      SFD       6.875     6.500    $2,279.55     360        1-Dec-28    $346,708.47
4896850    NASHVILLE               TN      37215      SFD       7.500     6.500    $2,837.42     360        1-Dec-28    $405,498.83
4896883    SAN FRANCISCO           CA      94121      SFD       7.125     6.500    $1,751.67     360        1-Dec-28    $259,792.08
4896888    PLEASANTON              CA      94566      SFD       7.000     6.500    $1,796.32     360        1-Dec-28    $269,778.68
4896944    MOUNTAIN VIEW           CA      94040      SFD       7.000     6.500    $2,128.97     360        1-Dec-28    $319,737.70
4896947    SUNNYVALE               CA      94087      SFD       7.000     6.500    $1,696.53     360        1-Dec-28    $254,790.97
4896956    SAN FRANCISCO           CA      94122      SFD       7.000     6.500    $1,836.24     360        1-Dec-28    $275,773.76
4896967    BURLINGAME              CA      94010      SFD       7.000     6.500    $2,607.99     360        1-Dec-28    $391,586.67
4897030    FREMONT                 CA      94539      SFD       7.000     6.500    $3,486.19     360        1-Dec-28    $523,570.48
4897035    MORAGA                  CA      94556      SFD       7.250     6.500    $2,496.77     360        1-Dec-28    $365,714.48
4897060    SAN FRANCISCO           CA      94132      SFD       7.000     6.500    $2,085.73     360        1-Dec-28    $313,243.02
4897101    NAPA                    CA      94559      SFD       7.250     6.500    $1,916.92     360        1-Dec-28    $280,780.79
4897119    CASTRO VALLEY           CA      94552      SFD       7.375     6.500    $2,223.98     360        1-Dec-28    $321,754.98
4897171    LOS ALTOS               CA      94024      SFD       7.000     6.500    $2,894.07     360        1-Dec-28    $434,643.43
4897176    SAN RAFAEL              CA      94901      SFD       7.000     6.500    $4,124.88     360        1-Dec-28    $619,491.79
4897188    LOS GATOS               CA      95032      SFD       7.250     6.500    $5,457.42     360        1-Dec-28    $799,375.91
4897192    LOS ALTOS HILLS         CA      94022      SFD       7.250     6.500    $4,775.24     360        1-Dec-28    $699,453.93
4897209    LIVERMORE               CA      94550      SFD       7.500     6.500    $1,817.96     360        1-Dec-28    $259,807.04
4897335    CORTE MADERA            CA      94925      SFD       7.000     6.500    $1,995.91     360        1-Dec-28    $299,754.09
4897339    FREMONT                 CA      94539      SFD       7.125     6.500    $1,697.78     360        1-Dec-28    $251,798.47
4897357    LOS ALTOS               CA      94024      SFD       7.000     6.500    $2,687.83     360        1-Dec-28    $403,668.84
4897411    SAN DIEGO               CA      92128      SFD       6.875     6.500    $1,694.88     360        1-Dec-28    $257,783.25
4897482    CUPERTINO               CA      95014      SFD       7.000     6.500    $2,095.71     360        1-Dec-28    $314,741.79
4897543    NEWTOWN                 PA      18940      SFD       6.875     6.500    $1,642.33     360        1-Nov-28    $249,578.73
4897547    LOS ANGELES             CA      90049      SFD       7.125     6.500    $4,581.29     360        1-Dec-28    $679,456.21
4897550    YORBA LINDA             CA      92886      SFD       7.500     6.500    $1,992.77     360        1-Dec-28    $284,788.48
4897728    ALAMO                   CA      94507      SFD       7.000     6.500    $3,472.88     360        1-Dec-28    $521,245.00
4897737    BURLINGAME              CA      94010      SFD       6.875     6.500    $1,937.94     360        1-Dec-28    $294,752.16
4897750    DANVILLE                CA      94526      SFD       7.000     6.500    $4,031.74     360        1-Dec-28    $605,503.26
4897754    FOSTER CITY             CA      94404      SFD       7.000     6.500    $3,313.21     360        1-Dec-28    $497,591.79
4897820    SAN JOSE                CA      95129      SFD       7.375     6.500    $2,210.17     360        1-Dec-28    $319,756.50
4897877    MUKILTEO                WA      98275      SFD       6.875     6.500    $1,708.01     360        1-Nov-28    $259,561.89
4897956    CALDWELL                ID      83605      SFD       7.500     6.500    $2,167.56     360        1-Dec-28    $309,769.94
4897980    JAMAICA ESTATES         NY      11432      SFD       7.500     6.500    $1,971.79     360        1-Dec-28    $281,790.71
4898005    BERKELEY                CA      94708      SFD       7.000     6.500    $2,305.28     360        1-Dec-28    $346,215.97
4898022    REDWOOD CITY            CA      94065      SFD       6.875     6.500    $2,890.49     360        1-Dec-28    $439,630.34
4898028    SARATOGA                CA      95070      SFD       7.000     6.500    $3,844.46     360        1-Dec-28    $577,376.33
4898029    OAKLAND                 CA      94705      SFD       6.875     6.500    $4,089.39     360        1-Dec-28    $621,976.41
4898034    LOS GATOS               CA      95030      SFD       7.000     6.500    $1,922.73     360        1-Dec-28    $288,763.10
4898041    SAN JOSE                CA      95129      SFD       7.000     6.500    $1,630.00     360        1-Dec-28    $244,799.17
4898042    CUPERTINO               CA      95014      SFD       7.000     6.500    $3,126.93     360        1-Dec-28    $469,614.74
4898043    FREMONT                 CA      94539      SFD       6.875     6.500    $3,094.14     360        1-Dec-28    $470,604.30
4898045    SAN FRANCISCO           CA      94121      SFD       7.000     6.500    $2,947.30     360        1-Dec-28    $442,636.87
4898049    SAN RAFAEL              CA      94903      SFD       7.250     6.500    $2,244.36     360        1-Dec-28    $328,743.35
4898057    SAN MATEO               CA      94402      SFD       7.000     6.500    $2,651.24     360        1-Dec-28    $398,173.34
4898073    BURLINGAME              CA      94010      SFD       7.000     6.500    $1,802.97     360        1-Dec-28    $270,777.86
4898083    MOUNTAIN VIEW           CA      94040      SFD       7.000     6.500    $2,837.52     360        1-Dec-28    $426,150.40
4898091    SAN JOSE                CA      95125      SFD       7.000     6.500    $2,871.45     360        1-Dec-28    $431,246.22
4898100    SAN FRANCISCO           CA      94112      SFD       7.125     6.500    $1,827.80     360        1-Dec-28    $271,083.04
4898105    SAN CLEMENTE            CA      92673      SFD       7.250     6.500    $1,719.09     360        1-Dec-28    $251,803.41
4898110    MENLO PARK              CA      94025      SFD       6.875     6.500    $2,433.93     360        1-Dec-28    $370,188.73
4898136    SAN FRANCISCO           CA      94116      SFD       7.000     6.500    $1,689.87     360        1-Dec-28    $253,791.80
4898146    GLENDALE                NY      11385      SFD       7.000     6.500      $665.31     360        1-Jan-29    $100,000.00
4898148    SAN JOSE                CA      95129      SFD       7.000     6.500    $1,989.26     360        1-Dec-28    $298,754.91
4898153    SAUSALITO               CA      94965      SFD       7.000     6.500    $3,838.80     360        1-Dec-28    $576,527.03
4898155    PLEASANTON              CA      94566      SFD       7.250     6.500    $1,810.50     360        1-Dec-28    $265,192.96
4898166    TOWN   COUNTRY          MO      63017      SFD       7.375     6.500    $1,864.82     360        1-Oct-28    $269,279.26
4898188    PLEASANTON              CA      94566      SFD       6.875     6.500    $3,087.57     360        1-Dec-28    $469,605.14
4898204    SEATTLE                 WA      98109      SFD       7.250     6.500    $1,739.55     360        1-Oct-28    $254,399.61
4898208    CARLSBAD                CA      92009      SFD       6.875     6.500    $2,726.26     360        1-Dec-28    $414,651.34
4898209    CUPERTINO               CA      95014      SFD       6.875     6.500    $3,186.11     360        1-Dec-28    $484,592.54
4898224    CUPERTINO               CA      95016      SFD       7.000     6.500    $2,228.77     360        1-Dec-28    $334,554.17
4898232    PLACENTIA               CA      92870      SFD       7.000     6.500    $1,712.49     360        1-Oct-28    $256,763.33
4898241    MOSS BEACH              CA      94038      SFD       7.000     6.500    $4,989.77     360        1-Dec-28    $749,385.23
4898255    SUNNYVALE               CA      94086      SFD       7.125     6.500    $2,694.88     360        1-Dec-28    $396,680.12
4898272    PALO ALTO               CA      94306      SFD       7.000     6.500    $3,526.11     360        1-Dec-28    $529,565.56
4898280    LOS GATOS               CA      95030      SFD       7.000     6.500    $2,195.50     360        1-Dec-28    $329,729.50
4898286    SAN FRANCISCO           CA      94110      SFD       6.875     6.500    $1,832.84     360        1-Dec-28    $278,365.60
4898325    MOSS BEACH              CA      94038      SFD       7.000     6.500    $3,193.46     360        1-Dec-28    $479,606.54
4898333    FREMONT                 CA      94539      SFD       7.000     6.500    $2,741.05     360        1-Dec-28    $411,662.28
4898368    SCOTTS VALLEY           CA      95066      SFD       7.125     6.500    $2,694.88     360        1-Dec-28    $399,680.12
4898389    SUNNYVALE               CA      94086      SFD       7.250     6.500    $2,033.57     360        1-Dec-28    $297,867.45
4898397    LOS ALTOS               CA      94024      SFD       6.875     6.500    $3,481.73     360        1-Dec-28    $529,554.73
4898400    SAN JOSE                CA      95118      PUD       7.875     6.500    $1,784.40     360        1-Aug-28    $244,977.16
4898427    FOREST HILLS            NY      11375      SFD       7.375     6.500    $2,762.71     360        1-Dec-28    $399,695.62
4898467    CUPERTINO               CA      95014      SFD       6.875     6.500    $2,463.49     360        1-Dec-28    $374,684.95
4898475    MISSION VIEJO           CA      92692      SFD       7.000     6.500    $1,776.36     360        1-Dec-28    $266,781.14
4898514    DANVILLE                CA      94506      SFD       7.125     6.500    $2,762.25     360        1-Dec-28    $409,672.13
4898530    SAN JOSE                CA      95118      SFD       7.125     6.500    $2,593.82     360        1-Dec-28    $384,692.12
4898531    LOS ALTOS               CA      94024      SFD       7.250     6.500    $2,592.27     360        1-Dec-28    $379,703.56
4898539    OAKLAND                 CA      94602      SFD       7.125     6.500    $2,021.16     360        1-Dec-28    $299,760.09
4898545    CARMEL                  CA      93921      SFD       7.250     6.500    $4,400.04     360        1-Dec-28    $644,496.84
4898557    SUDBURY                 MA      01776      SFD       6.875     6.500    $3,166.40     360        1-Dec-28    $481,595.06
4898605    MONUMENT                CO      80132      SFD       6.875     6.500    $2,049.62     360        1-Dec-28    $311,737.88
4898616    SAN MATEO               CA      94403      SFD       7.000     6.500    $1,862.85     360        1-Dec-28    $279,770.48
4898620    MOUNTAIN VIEW           CA      94043      SFD       6.875     6.500    $2,102.18     360        1-Dec-28    $319,731.15
4898621    SAN JOSE                CA      95120      SFD       6.875     6.500    $1,642.33     360        1-Dec-28    $249,432.29
4898628    SUNNYVALE               CA      94087      SFD       7.000     6.500    $2,268.69     360        1-Dec-28    $340,720.48
4898636    NEW CANAAN              CT      06840      SFD       6.875     6.500    $3,186.11     360        1-Jan-29    $485,000.00
4898639    SAN FRANCISCO           CA      94115      LCO       7.000     6.500    $3,985.17     360        1-Dec-28    $598,509.00
4898671    NORTH ANDOVER           MA      01845      SFD       7.000     6.500    $1,995.91     360        1-Dec-28    $297,254.09
4898672    NORTH ANDOVER           MA      01845      SFD       7.000     6.500    $2,287.14     240        1-Dec-18    $294,433.69
4898688    SAN MATEO               CA      94402      SFD       7.250     6.500    $6,342.20     360        1-Dec-28    $928,974.74
4898691    ORINDA                  CA      94563      SFD       7.000     6.500    $2,723.75     360        1-Dec-28    $408,288.17
4898699    FREMONT                 CA      94536      SFD       7.125     6.500    $1,945.03     360        1-Dec-28    $288,469.13
4898725    SAN RAFAEL              CA      94901      SFD       7.375     6.500    $2,520.97     360        1-Dec-28    $364,722.26
4898728    TARZANA                 CA      91356      SFD       7.500     6.500    $2,823.08     360        1-Nov-28    $403,148.84
4898762    SAN JOSE                CA      95138      SFD       7.000     6.500    $1,796.32     360        1-Dec-28    $269,778.68
4898807    SAN CARLOS              CA      94070      SFD       7.250     6.500    $2,196.61     360        1-Dec-28    $321,748.81
4898894    SAN JOSE                CA      95125      SFD       6.875     6.500    $2,699.98     360        1-Dec-28    $410,654.71
4898899    OLD GREENWICH           CT      06870      SFD       7.125     6.500    $2,506.24     360        1-Dec-28    $369,196.27
4898927    BELMONT                 CA      94002      SFD       7.250     6.500    $1,991.75     240        1-Dec-18    $251,530.75
4898933    MILLBRAE                CA      94030      SFD       7.125     6.500    $2,068.32     360        1-Dec-28    $306,754.49
4898948    SAN MATEO               CA      94402      SFD       7.000     6.500    $2,124.98     360        1-Dec-28    $318,263.17
4898968    LOS GATOS               CA      95033      SFD       7.000     6.500    $3,176.16     360        1-Dec-28    $477,008.67
4898977    PILOT HILL              CA      95664      SFD       7.250     6.500    $3,745.15     360        1-Dec-28    $548,571.73
4899023    LIVERMORE               CA      94550      SFD       7.625     6.500    $1,953.52     360        1-Jan-29    $276,000.00
4899062    MISSION VIEJO           CA      92692      SFD       7.250     6.500    $1,760.02     360        1-Dec-28    $257,798.73
4899064    PORTOLA VALLEY          CA      94028      SFD       7.125     6.500    $3,685.25     360        1-Dec-28    $546,562.56
4899066    NORTH CANTON            OH      44720      SFD       7.625     6.500      $637.02     360        1-Jan-29    $90,000.00
4899158    CUPERTINO               CA      95014      SFD       6.875     6.500    $2,089.04     360        1-Dec-28    $317,732.84
4899172    CUPERTINO               CA      95014      SFD       6.875     6.500    $3,462.02     360        1-Dec-28    $526,557.25
4899178    SAN JOSE                CA      95133      SFD       7.250     6.500    $1,978.32     360        1-Nov-28    $289,546.16
4899207    MOUNTAIN VIEW           CA      94040      SFD       6.875     6.500    $2,299.26     360        1-Dec-28    $349,705.95
4899210    SANTA CRUZ              CA      95062      SFD       7.500     6.500    $1,957.81     360        1-Dec-28    $279,792.19
4899251    PLEASANTON              CA      94566      SFD       7.000     6.500    $3,182.81     360        1-Dec-28    $478,007.86
4899256    REDWOOD CITY            CA      94065      SFD       7.375     6.500    $1,775.04     360        1-Dec-28    $256,804.44
4899271    PALO ALTO               CA      94306      SFD       7.375     6.500    $1,956.69     360        1-Dec-28    $283,034.42
4899312    CUPERTINO               CA      95014      SFD       7.000     6.500    $2,827.54     360        1-Dec-28    $424,651.63
4899346    SAN JOSE                CA      95131      SFD       7.125     6.500    $1,637.14     360        1-Dec-28    $242,805.67
4899430    MONTCLAIR               NJ      07042      SFD       7.875     6.500    $1,825.37     360        1-Dec-28    $251,576.74
4899469    MONTE SERENO            CA      95030      SFD       7.250     6.500    $4,243.14     360        1-Nov-28    $621,026.63
4899591    BEVERLY HILLS           CA      90211      SFD       7.000     6.500    $1,829.59     360        1-Nov-28    $274,547.02
4899646    READINGTON              NJ      08822      SFD       7.375     6.500    $1,851.01     360        1-Dec-28    $267,796.07
4899689    LOS GATOS               CA      95032      SFD       7.125     6.500    $3,368.60     360        1-Dec-28    $499,600.15
4899958    ALAMEDA                 CA      94502      SFD       7.000     6.500    $2,122.32     360        1-Dec-28    $318,738.51
4899982    WOODSIDE                CA      94062      SFD       7.000     6.500    $6,320.37     360        1-Nov-28    $948,438.05
4900158    SANTA ANA               CA      92705      SFD       7.000     6.500    $3,858.76     360        1-Dec-28    $579,524.57
4900218    SHREWSBURY              MA      01545      SFD       7.875     6.500    $1,825.37     360        1-Dec-28    $251,576.74
4900268    SAN JOSE                CA      95128      SFD       7.000     6.500    $2,478.26     360        1-Dec-28    $372,194.66
4900444    SANTA BARBARA           CA      93105      SFD       7.500     6.500    $1,817.96     360        1-Dec-28    $259,807.04
4900541    NOVATO                  CA      94945      SFD       7.375     6.500    $3,108.04     360        1-Dec-28    $449,657.58
4900559    CAMPBELL                CA      95008      SFD       7.000     6.500    $1,995.91     360        1-Nov-28    $299,506.75
4900605    CROWNSVILLE             MD      21032      SFD       7.500     6.500    $2,497.94     360        1-Oct-28    $356,449.65
4900629    PHOENIX                 AZ      85020      SFD       7.375     6.500    $2,538.58     360        1-Oct-28    $366,705.80
4900656    PHOENIX                 AZ      85018      SFD       7.375     6.500    $2,486.43     360        1-Oct-28    $359,173.15
4900758    PHOENIX                 AZ      85255      SFD       6.625     6.358    $1,654.09     360        1-Dec-28    $258,097.08
4900826    MILLBRAE                CA      94030      SFD       6.875     6.500    $2,069.33     360        1-Oct-28    $314,201.52
4900848    MCMURRAY                PA      15317      SFD       7.125     6.500      $498.56     360        1-Dec-28    $73,940.82
4900894    STUDIO CITY             CA      91604      SFD       7.250     6.500    $2,655.38     360        1-Dec-28    $388,946.34
4900976    OTIS                    OR      97368      SFD       7.250     6.500    $1,705.46     360        1-Oct-28    $249,411.32
4901114    SAN JOSE                CA      95125      SFD       7.500     6.500    $2,027.73     360        1-Dec-28    $289,784.77
4901155    TEWKSBURY               NJ      08833      SFD       7.625     6.500    $3,317.79     360        1-Oct-28    $467,725.69
4901400    HAYWARD                 CA      94542      SFD       7.875     6.500    $1,834.43     360        1-Dec-28    $252,609.88
4901491    SAN MATEO               CA      94402      SFD       7.250     6.500    $4,331.82     360        1-Dec-28    $634,504.64
4901503    SARATOGA                CA      95070      SFD       7.250     6.500    $2,878.79     360        1-Dec-28    $421,549.58
4901513    FREMONT                 CA      94539      SFD       7.125     6.500    $3,206.91     360        1-Dec-28    $475,619.34
4901613    REDWOOD CITY            CA      94065      SFD       6.875     6.500    $2,594.87     360        1-Dec-28    $394,668.15
4901618    BURLINGAME              CA      94010      SFD       6.875     6.500    $2,759.11     360        1-Dec-28    $419,647.14
4901733    SANTA BARBARA           CA      93110      LCO       7.750     6.500    $1,746.26     360        1-Jan-29    $243,750.00
4901737    WHITE PLAINS            NY      10605      SFD       7.500     6.500    $1,153.71     360        1-Dec-28    $164,877.54
4901917    CLAYTON                 MO      63105      SFD       7.375     6.500    $2,479.53     360        1-Dec-28    $358,726.82
4901951    SARATOGA                CA      95070      SFD       6.875     6.500    $3,179.54     360        1-Dec-28    $483,593.38
4901962    SAN JOSE                CA      95125      SFD       6.875     6.500    $1,773.71     360        1-Dec-28    $269,773.17
4902089    DANVILLE                CA      94526      SFD       7.750     6.500    $2,564.76     360        1-Dec-28    $357,747.32
4902095    SAN GERONIMO            CA      94963      SFD       7.250     6.500    $1,841.88     360        1-Dec-28    $269,789.37
4902155    DANVILLE                CA      94526      SFD       7.125     6.500    $2,667.93     360        1-Dec-28    $395,683.32
4902303    SANTA BARBARA           CA      93103      SFD       7.125     6.500    $2,304.12     360        1-Dec-28    $341,342.49
4902579    FREMONT                 CA      94538      SFD       7.000     6.500    $1,796.32     360        1-Dec-28    $269,778.68
4902775    RUIDOSO AREA            NM      88345      SFD       7.750     6.500    $2,751.02     360        1-Dec-28    $383,728.98
4902809    MARTINEZ                CA      94553      SFD       7.375     6.500    $1,899.36     360        1-Dec-28    $274,790.74
4903071    GREENWICH               CT      06830      SFD       7.125     6.500    $5,389.75     360        1-Dec-28    $799,360.25
4903168    ESCONDIDO               CA      92029      SFD       6.875     6.500    $2,752.54     360        1-Oct-28    $417,937.89
4903364    CUMMING                 GA      30041      SFD       7.375     6.500    $2,210.17     360        1-Nov-28    $319,511.50
4903408    FREMONT                 CA      94539      SFD       6.875     6.500    $2,450.35     360        1-Dec-28    $372,686.63
4903547    NORWELL                 MA      02061      SFD       7.375     6.500    $2,486.43     360        1-Nov-28    $359,450.46
4903562    SAN MATEO               CA      94402      SFD       8.000     6.500    $1,995.84     360        1-Dec-28    $271,817.49
4903580    PARKLAND                FL      33067      SFD       7.000     6.500    $1,902.77     360        1-Dec-28    $285,765.56
4903657    LOS ANGELES             CA      90024      HCO       7.500     6.500    $1,940.33     360        1-Dec-28    $277,294.05
4903715    SAN FRANCISCO           CA      94116      SFD       7.000     6.500    $1,743.10     360        1-Dec-28    $261,785.23
4903922    APPLE VALLEY            MN      55124      SFD       6.875     6.500    $1,316.49     360        1-Jan-29    $200,400.00
4904141    NORTH PALM BEACH        FL      33408      HCO       8.000     6.500      $275.17     360        1-Dec-28    $37,474.83
4904188    CORTLANDT MANOR         NY      10566      SFD       6.750     6.483    $1,712.30     360        1-Jan-29    $264,000.00
4904555    ARVADA                  CO      80005      SFD       7.375     6.500    $1,781.95     360        1-Dec-28    $257,803.67
4904735    BAYSIDE                 NY      11361      SFD       8.000     6.500    $2,047.21     360        1-Dec-28    $278,812.79
4904869    ROLLING HILLS ESTATES   CA      90274      SFD       7.000     6.500    $2,428.36     360        1-Dec-28    $364,700.81
4905259    HUNTINGTON BEACH        CA      92648      SFD       7.375     6.500    $2,299.61     360        1-Dec-28    $332,696.65
4905671    CASTRO VALLEY           CA      94546      SFD       7.875     6.500    $1,856.18     360        1-Jan-29    $256,000.00
4905699    LOS GATOS               CA      95030      SFD       7.000     6.500    $2,443.66     360        1-Dec-28    $365,942.58
4905786    WOODMERE                NY      11598      SFD       7.000     6.500    $1,655.28     360        1-Dec-28    $248,596.05
4905800    CUPERTINO               CA      95014      SFD       7.000     6.500    $1,995.91     360        1-Dec-28    $299,754.09
4905811    LOS ALTOS               CA      94024      SFD       7.000     6.500    $2,594.68     360        1-Dec-28    $389,680.32
4906082    POST FALLS              ID      83854      SFD       7.125     6.500    $2,694.87     360        1-Nov-28    $399,358.36
4906140    LONG GROVE              IL      60047      SFD       7.000     6.500    $4,324.13     360        1-Dec-28    $649,417.24
4906168    CUPERTINO               CA      95014      SFD       7.250     6.500    $2,428.55     360        1-Dec-28    $355,722.28
4906383    FREMONT                 CA      94539      SFD       8.000     6.500    $3,815.58     360        1-Dec-28    $519,651.09
4906437    ENCINO                  CA      91436      SFD       7.125     6.500    $2,882.17     360        1-Dec-28    $427,457.89
4906649    MOUNTAIN VIEW           CA      94040      SFD       7.000     6.500    $1,603.38     360        1-Dec-28    $240,802.45
4906736    LOS ANGELES             CA      90045      SFD       7.125     6.500    $2,506.24     360        1-Dec-28    $371,702.51
4906944    TULSA                   OK      74105      SFD       6.750     6.483    $2,811.68     360        1-Jan-29    $433,500.00
4907057    HUNTINGTON BEACH        CA      92646      SFD       7.250     6.500    $1,725.91     360        1-Dec-28    $252,802.63
4907247    SALT LAKE CITY          UT      84102      SFD       7.000     6.500    $2,128.97     360        1-Dec-28    $319,737.70
4908012    YORBA LINDA             CA      92886      SFD       7.500     6.500    $2,223.51     360        1-Nov-28    $317,526.50
4908051    FREMONT                 CA      94539      SFD       7.000     6.500    $1,955.99     360        1-Dec-28    $293,429.01
4908268    TAMPA                   FL      33624      SFD       7.625     6.500      $467.15     360        1-Dec-28    $65,952.23
4908419    SARATOGA                CA      95070      SFD       7.625     6.500    $3,822.09     360        1-Dec-28    $539,609.16
4908700    ARCADIA                 CA      91007      SFD       7.000     6.500    $1,669.91     360        1-Dec-28    $250,794.26
4909128    LOS ANGELES             CA      90048      SFD       7.125     6.500    $1,771.88     360        1-Dec-28    $262,789.68
4909500    IRVINE                  CA      92720      SFD       6.875     6.500    $1,806.23     360        1-Dec-28    $274,719.00
4909591    NEW YORK                NY      10017      COP       8.000     6.500      $642.04     360        1-Nov-28    $87,382.20
4909623    LEAWOOD                 KS      66209      SFD       7.750     6.500    $1,862.68     360        1-Dec-28    $259,816.49
4909633    SAN JOSE                CA      95130      SFD       7.125     6.500    $1,751.67     360        1-Nov-28    $259,582.93
4909698    ALAMO                   CA      94507      SFD       7.000     6.500    $1,896.12     360        1-Nov-28    $284,531.40
4909772    SAN MARINO              CA      91108      SFD       7.125     6.500    $2,863.31     360        1-Nov-28    $424,244.64
4909896    SAN JOSE                CA      95118      SFD       7.250     6.500    $1,674.75     360        1-Dec-28    $245,308.48
4910165    MILLBURN                NJ      07041      SFD       7.875     6.500    $1,015.10     360        1-Nov-28    $139,806.67
4910274    GREENEHAVEN             AZ      86040      SFD       7.500     6.500    $1,922.84     360        1-Nov-28    $274,590.54
4910476    LOS ANGELES             CA      90045      SFD       7.625     6.500    $1,995.98     360        1-Dec-28    $281,795.90
4910511    HUNTINGTON BEACH        CA      92646      SFD       7.375     6.500    $1,902.82     360        1-Dec-28    $275,290.36
4910827    PLANO                   TX      75093      SFD       7.875     6.500    $7,116.56     360        1-Nov-28    $980,144.64
4910915    KINGSTON                MA      02364      SFD       7.250     6.500    $2,285.29     360        1-Dec-28    $334,738.67
4911059    BROOKEVILLE             MD      20833      SFD       7.125     6.500    $1,911.21     360        1-Nov-28    $283,224.93
4911250    SEATTLE                 WA      98105      SFD       7.125     6.500    $2,425.39     360        1-Nov-28    $359,422.51
4911862    NEW YORK                NY      10011      COP       7.625     6.500    $2,947.97     360        1-Jan-29    $416,500.00
4912057    MOUNTAINSIDE            NJ      07092      SFD       7.250     6.500    $1,841.88     360        1-Dec-28    $269,789.37
4912082    OSSINING                NY      10562      SFD       7.375     6.500    $2,511.30     360        1-Jan-29    $363,600.00
4912108    MUTTONTOWN              NY      11791      SFD       7.000     6.500    $2,308.60     360        1-Nov-28    $346,429.48
4912282    SALT LAKE CITY          UT      84108      SFD       7.375     6.500    $2,121.76     360        1-Nov-28    $306,731.04
4912451    WILMINGTON              DE      19802      SFD       7.500     6.500      $562.87     360        1-Dec-28    $80,440.26
4912467    SAN JOSE                CA      95117      SFD       7.875     6.500    $1,863.43     360        1-Dec-28    $256,823.13
4912883    MIAMI                   FL      33143      SFD       7.500     6.500    $1,743.15     360        1-Dec-28    $248,998.33
4913105    ANAHEIM                 CA      92807      SFD       7.250     6.500    $1,787.31     360        1-Dec-28    $261,795.61
4913320    OAK PARK                IL      60302      SFD       7.125     6.500    $2,358.02     360        1-Dec-28    $349,720.11
4913321    JACKSONVILLE            FL      32259      SFD       7.000     6.500    $1,760.40     360        1-Nov-28    $264,164.93
4913324    BOTHELL                 WA      98011      SFD       7.375     6.500    $2,020.23     360        1-Sep-28    $291,601.47
4913427    LOS ANGELES             CA      90025      LCO       7.125     6.500    $1,802.20     360        1-Nov-28    $267,070.90
4913535    OYSTER BAY COVE         NY      11771      SFD       7.250     6.500    $2,251.19     360        1-Oct-28    $329,223.00
4914145    SHERBORN                MA      01770      SFD       7.000     6.500    $3,556.04     360        1-Dec-28    $534,061.88
4914188    FRAMINGHAM              MA      01702      SFD       7.000     6.500    $1,995.91     360        1-Dec-28    $299,754.09
4914221    AURORA                  IL      60504      SFD       7.750     6.500    $1,779.57     360        1-Nov-28    $248,048.23
4914274    SAN JOSE                CA      95135      SFD       7.750     6.500    $3,143.26     360        1-Dec-28    $438,440.33
4914689    UNION CITY              CA      94587      SFD       7.125     6.500    $1,771.88     360        1-Nov-28    $262,578.12
4915001    MANHATTAN BEACH         CA      90266      LCO       7.250     6.500    $3,001.58     360        1-Oct-28    $438,964.02
4915151    BERKELEY LAKE           GA      30096      SFD       7.625     6.500    $2,186.38     360        1-Dec-28    $308,676.42
4915613    ARLINGTON               WA      98223      SFD       7.500     6.500    $1,887.53     360        1-Dec-28    $269,749.66
4915622    JACKSON                 WY      83001      SFD       7.500     6.500    $1,922.84     360        1-Dec-28    $274,795.91
4915625    HUNTINGTON BEACH        CA      92648      PUD       7.625     6.500    $2,356.96     360        1-Jan-29    $333,000.00
4915864    ROSWELL                 GA      30076      SFD       7.125     6.500    $2,191.61     360        1-Dec-28    $325,039.86
4915964    SALT LAKE CITY          UT      84121      SFD       7.250     6.500    $1,091.49     360        1-Dec-28    $159,875.18
4915984    NEW CITY                NY      10956      SFD       7.625     6.500      $778.57     360        1-Dec-28    $109,862.39
4916106    MANASSAS                VA      21235      SFD       7.375     6.500    $2,417.37     360        1-Dec-28    $349,733.67
4916157    ALEXANDRIA              VA      22312      SFD       7.875     6.500    $1,928.69     360        1-Dec-28    $265,816.94
4916459    SHERMAN                 CT      06784      SFD       7.500     6.500    $3,697.45     360        1-Dec-28    $528,407.55
4916486    PACIFICA                CA      94044      SFD       7.125     6.500    $1,914.71     360        1-Nov-28    $283,744.11
4916495    IRVINE                  CA      92620      PUD       7.250     6.500    $2,237.54     360        1-Nov-28    $327,486.70
4916661    SAN JUAN CAPISTRANO     CA      92675      SFD       7.125     6.500    $1,771.88     360        1-Nov-28    $262,578.12
4917275    NEWPORT BEACH           CA      92663      SFD       7.125     6.500    $1,751.67     360        1-Nov-28    $259,582.93
4917313    OSTERVILLE              MA      02655      SFD       7.000     6.500    $3,991.82     360        1-Dec-28    $599,508.18
4917404    HUNTINGTON BEACH        CA      92648      SFD       7.250     6.500    $2,210.26     360        1-Nov-28    $323,492.95
4917446    BRENTWOOD               TN      37027      SFD       7.000     6.500    $1,856.19     360        1-Dec-28    $278,771.31
4917474    POTOMAC                 MD      20854      SFD       7.500     6.500    $1,865.30     360        1-Dec-28    $266,572.01
4917558    LOS ANGELES             CA      90210      SFD       7.125     6.500    $3,846.94     360        1-Nov-28    $570,084.03
4917636    FOSTER CITY             CA      94404      SFD       6.875     6.500    $3,038.96     360        1-Nov-28    $461,820.49
4917680    IRVINE                  CA      92604      SFD       7.125     6.500    $2,108.59     300        1-Nov-23    $294,283.83
4917825    LOS ANGELES             CA      91364      SFD       7.125     6.500    $2,038.00     360        1-Nov-28    $302,014.76
4917830    SANTA ROSA              CA      95401      SFD       7.375     6.500    $2,534.78     360        1-Nov-28    $366,439.76
4917842    LOS ANGELES             CA      90077      SFD       7.125     6.500    $2,775.73     360        1-Nov-28    $411,339.08
4917876    CARMEL                  IN      46032      SFD       7.375     6.500    $2,047.86     360        1-Dec-28    $296,274.38
4917963    EDMONDS                 WA      98020      SFD       7.500     6.500    $2,321.40     360        1-Dec-28    $331,753.60
4918108    THOUSAND OAKS           CA      91362      SFD       7.125     6.500    $2,047.44     360        1-Nov-28    $303,412.48
4918142    SAN PEDRO AREA          CA      90732      SFD       7.125     6.500    $1,684.30     360        1-Nov-28    $249,598.96
4918417    RANCHO PALOS VERDES     CA      90275      SFD       7.250     6.500    $2,411.50     360        1-Nov-28    $352,946.79
4918418    DUXBURY                 MA      02332      SFD       7.250     6.500    $2,011.74     360        1-Nov-28    $294,438.51
4918463    SIMI VALLEY             CA      93065      PUD       7.250     6.500    $2,646.85     360        1-Nov-28    $387,392.81
4918596    BOXFORD                 MA      01921      SFD       6.875     6.500    $2,822.17     360        1-Dec-28    $429,239.08
4918750    NORTH HOLLYWOOD AREA    CA      91607      SFD       7.250     6.500    $2,172.74     360        1-Nov-28    $318,001.57
4918762    WHITE HOUSE STATION     NJ      08889      SFD       7.625     6.500      $920.14     360        1-Jan-29    $130,000.00
4918766    CHINO HILLS             CA      91709      SFD       7.250     6.500    $1,916.92     360        1-Nov-28    $277,777.17
4919093    SANTA MONICA            CA      90403      SFD       7.125     6.500    $2,010.38     360        1-Nov-28    $297,921.32
4919097    GLENDALE                CA      91206      SFD       7.125     6.500    $1,920.10     360        1-Nov-28    $284,542.82
4919269    BEDFORD HILLS           NY      10507      SFD       7.125     6.500    $3,705.45     360        1-Oct-28    $548,672.68
4919350    SAG HARBOR              NY      11963      SFD       7.375     6.500    $1,554.02     360        1-Dec-28    $224,828.79
4919427    ANAHEIM                 CA      92808      SFD       7.250     6.500    $1,766.84     360        1-Dec-28    $258,797.95
4920510    FAYETTEVILLE            AR      72703      SFD       7.000     6.500    $1,618.02     360        1-Nov-28    $242,800.12
4921207    RANCHO PALOS VERDE      CA      90274      SFD       7.250     6.500    $2,077.23     360        1-Nov-28    $304,023.48
4921213    HUNTINGTON BEACH        CA      92648      SFD       7.000     6.500    $1,857.53     360        1-Nov-28    $278,740.94
4921243    WESTLAKE VILLAGE AREA   CA      91361      SFD       7.250     6.500    $2,073.82     360        1-Nov-28    $303,524.25
4921252    THOUSAND OAKS           CA      91362      SFD       7.250     6.500    $2,108.61     360        1-Nov-28    $308,616.28
4921414    EL CAJON                CA      92019      SFD       7.750     6.500    $1,740.88     360        1-Nov-28    $242,655.89
4921529    NASHVILLE               TN      37215      SFD       7.625     6.500    $7,028.40     360        1-Jan-29    $993,000.00
4921887    PACIFICA                CA      94044      SFD       7.250     6.500    $1,820.73     360        1-Nov-28    $266,482.33
4921892    LOS ANGELES             CA      91324      SFD       7.250     6.500    $1,773.66     360        1-Nov-28    $259,593.13
4921913    REDONDO BEACH           CA      90278      SFD       7.250     6.500    $2,124.30     360        1-Nov-28    $310,912.69
4922001    EL SEGUNDO              CA      90245      SFD       7.125     6.500    $1,704.51     360        1-Nov-28    $252,594.16
4922022    FULLERTON               CA      92835      SFD       7.250     6.500    $1,841.88     360        1-Nov-28    $269,577.47
4922024    WEST HILLS              CA      91304      SFD       7.250     6.500    $1,773.66     360        1-Nov-28    $259,593.13
4922035    SAN DIMAS               CA      91773      SFD       7.250     6.500    $1,760.02     360        1-Nov-28    $257,596.24
4922037    TEMECULA                CA      92590      SFD       7.250     6.500    $1,705.45     360        1-Nov-28    $249,608.76
4922041    SOUTH RIDING            VA      20152      SFD       6.875     6.500    $1,970.79     360        1-Dec-28    $299,747.96
4922074    SAN JOSE                CA      95134      SFD       7.250     6.500    $1,903.28     360        1-Nov-28    $278,563.38
4922079    LONG BEACH              CA      90803      SFD       7.250     6.500    $2,039.71     360        1-Nov-28    $298,532.09
4922095    LAGUNA HILLS            CA      92653      SFD       7.250     6.500    $1,659.74     360        1-Nov-28    $242,919.25
4922097    YORBA LINDA             CA      92887      SFD       7.250     6.500    $1,691.80     360        1-Nov-28    $247,611.90
4922106    ATLANTA                 GA      30324      SFD       6.875     6.500    $2,135.02     360        1-Nov-28    $324,452.34
4922109    LOS ANGELES             CA      90056      SFD       7.250     6.500    $2,933.36     360        1-Nov-28    $429,327.08
4922127    RANCHO PALOS VERDE      CA      90275      SFD       7.875     6.500    $2,882.16     360        1-Nov-28    $396,951.08
4922135    CHINO HILLS             CA      91709      SFD       7.125     6.500    $1,832.52     360        1-Nov-28    $271,563.67
4922139    RANCHO PALOS VERDES     CA      90275      SFD       7.125     6.500    $1,852.73     360        1-Nov-28    $274,558.87
4922147    GRANITE BAY             CA      95746      SFD       7.125     6.500    $2,950.89     360        1-Nov-28    $435,748.29
4922194    LOS ANGELES             CA      90066      SFD       7.250     6.500    $1,869.17     360        1-Nov-28    $273,571.21
4922195    SAN JOSE                CA      95117      SFD       7.250     6.500    $1,722.50     360        1-Nov-28    $252,104.86
4922201    IRVINE                  CA      92606      SFD       7.125     6.500    $2,854.89     360        1-Nov-28    $423,070.24
4922203    TIBURON                 CA      94920      SFD       7.125     6.500    $2,213.17     360        1-Nov-28    $327,973.04
4922211    LONG BEACH              CA      90807      SFD       7.250     6.500    $2,708.24     360        1-Nov-28    $396,378.74
4922214    HERMOSA BEACH           CA      90254      LCO       7.250     6.500    $2,049.94     360        1-Nov-28    $299,858.93
4922653    MILPITAS                CA      95035      LCO       6.875     6.500    $1,679.12     360        1-Dec-28    $255,385.26
4922686    CALABASAS               CA      91302      SFD       7.000     6.500    $2,993.87     360        1-Nov-28    $449,260.11
4922693    YARDLEY                 PA      19067      SFD       7.875     6.500    $1,972.19     360        1-Nov-28    $271,624.39
4922707    TRABUCO CANYON          CA      92679      SFD       7.875     6.500    $2,581.25     360        1-Nov-28    $355,508.39
4922715    SANTA MONICA            CA      90405      SFD       7.250     6.500    $2,240.95     360        1-Nov-28    $327,985.93
4923565    SARATOGA                CA      95070      SFD       7.875     6.500    $2,675.51     360        1-Jan-29    $369,000.00
4923625    JACKSONVILLE            FL      32277      SFD       7.250     6.500    $2,019.92     360        1-Dec-28    $295,869.02
4923759    MISSION VIEJO           CA      92692      SFD       7.375     6.500    $1,810.96     360        1-Nov-28    $261,799.73
4923766    NEWTONVILLE             MA      02160      SFD       7.875     6.500    $1,984.88     360        1-Dec-28    $273,561.60
4923883    HOUSTON                 TX      77024      SFD       6.875     6.500    $1,609.48     360        1-Nov-28    $244,587.15
4923908    WOODSIDE                NY      11377      MF2       7.750     6.500    $2,643.57     360        1-Jan-29    $369,000.00
4924043    FORT WASHINGTON         MD      20744      SFD       8.000     6.500    $2,311.36     360        1-Dec-28    $314,788.64
4924100    NORTHRIDGE              CA      91325      SFD       7.000     6.500    $1,796.32     360        1-Nov-28    $269,556.07
4924103    SAN DIEGO               CA      92130      SFD       7.875     6.500    $2,787.17     360        1-Nov-28    $383,869.17
4924117    GRANADA HILLS           CA      91344      SFD       7.125     6.500    $1,876.98     360        1-Nov-28    $278,153.09
4924126    LOS ANGELES             CA      90035      SFD       6.875     6.500    $1,734.30     360        1-Dec-28    $263,778.20
4924214    GREEN VILLAGE           NJ      07935      SFD       8.125     6.500    $2,338.87     360        1-Dec-28    $314,793.94
4924378    DEERFIELD BEACH         FL      33441      SFD       7.625     6.500      $637.02     360        1-Dec-28    $89,934.86
4924501    SAN DIMAS               CA      91773      SFD       7.375     6.500    $2,113.47     360        1-Dec-28    $305,767.15
4924509    LA PALMA                CA      90623      SFD       7.000     6.500    $1,663.59     360        1-Nov-28    $249,638.88
4924514    REDONDO BEACH           CA      90278      SFD       7.250     6.500    $1,705.45     360        1-Nov-28    $249,608.75
4924880    STATEN ISLAND           NY      10301      SFD       7.750     6.500    $4,002.13     240        1-Jan-19    $487,500.00
4924890    LA CANADA FLINTRIDGE    CA      91011      SFD       7.125     6.500    $2,853.20     360        1-Nov-28    $422,820.66
4925070    CASTRO VALLEY           CA      94552      SFD       7.125     6.500    $1,839.26     360        1-Nov-28    $272,562.06
4925074    LAGUNA NIGUEL           CA      92677      SFD       7.000     6.500    $1,703.18     360        1-Dec-28    $255,790.15
4925240    GREAT FALLS             VA      22066      SFD       7.500     6.500    $3,943.57     360        1-Dec-28    $563,481.43
4925270    FORT WORTH              TX      76109      SFD       7.375     6.500    $3,601.87     360        1-Nov-28    $519,898.04
4925460    WAYNE                   NJ      07470      SFD       7.375     6.500    $3,936.37     240        1-Nov-18    $491,485.17
4925774    WINDERMERE              FL      34786      SFD       7.625     6.500    $2,791.54     360        1-Dec-28    $394,114.55
4925806    SUWANEE                 GA      30024      SFD       7.250     6.500    $2,329.63     360        1-Dec-28    $341,233.60
4925826    CYPRESS                 CA      90630      SFD       7.250     6.500    $2,217.08     360        1-Nov-28    $324,491.39
4925830    ARROYO GRANDE           CA      93420      SFD       7.000     6.500    $2,429.02     360        1-Nov-28    $363,426.24
4925836    SAN DIEGO               CA      92128      SFD       7.250     6.500    $1,760.02     360        1-Dec-28    $257,750.00
4925847    NORTHRIDGE              CA      91326      SFD       7.000     6.500    $1,759.73     360        1-Dec-28    $264,283.19
4926253    HERMITAGE               PA      16148      SFD       7.750     6.500    $2,235.21     360        1-Jan-29    $312,000.00
4926824    NAPLES                  FL      34102      SFD       7.250     6.500    $2,046.53     360        1-Dec-28    $299,765.97
4927181    LOS ANGELES             CA      90069      SFD       7.750     6.500    $2,364.17     360        1-Nov-28    $329,532.66
4927204    LOS ANGELES             CA      91326      SFD       7.625     6.500    $2,095.78     360        1-Nov-28    $295,670.01
4927207    SILVERTHORNE            CO      80498      SFD       7.125     6.500    $2,457.06     360        1-Dec-28    $364,408.35
4927350    RIDGEFIELD              CT      06877      SFD       7.875     6.500    $1,914.19     360        1-Jan-29    $264,000.00
4927389    ORANGE                  CA      92869      SFD       7.875     6.500    $1,969.29     360        1-Dec-28    $271,413.09
4928134    SAN DIEGO               CA      92107      SFD       7.000     6.500    $1,769.71     360        1-Dec-28    $265,781.96
4928136    AGOURA HILLS            CA      91301      SFD       7.250     6.500    $2,053.36     360        1-Nov-28    $300,291.94
4928189    BOCA RATON              FL      33496      SFD       7.375     6.500    $2,613.34     360        1-Dec-28    $378,087.09
4928273    LA MESA                 CA      91941      SFD       7.625     6.500    $2,576.37     360        1-Jan-29    $364,000.00
4928528    WESTON                  FL      33326      SFD       7.250     6.500    $1,869.17     360        1-Dec-28    $273,786.25
4928598    ANNAPOLIS               MD      21401      SFD       7.000     6.500    $1,946.01     360        1-Dec-28    $292,260.24
4928908    WASHINGTON              CT      06793      SFD       7.250     6.500    $2,026.06     360        1-Dec-28    $296,768.32
4928949    WESTPORT                CT      06880      SFD       7.000     6.500    $4,324.47     360        1-Dec-28    $649,467.20
4928971    LAGUNA BEACH            CA      92651      LCO       7.125     6.500    $1,697.78     360        1-Dec-28    $251,798.47
4928977    TACOMA                  WA      98422      SFD       7.250     6.500    $1,855.52     360        1-Dec-28    $271,787.81
4929134    AMITYVILLE              NY      11701      SFD       7.125     6.500      $505.29     360        1-Jan-29    $75,000.00
4929265    CORONA                  NY      11368      MF2       8.000     6.500    $2,350.99     360        1-Jan-29    $320,400.00
4929779    SOUTHBOROUGH            MA      01772      SFD       7.375     6.500    $2,458.81     360        1-Jan-29    $356,000.00
4929981    MORGAN HILL             CA      95037      SFD       7.500     6.500    $2,370.34     360        1-Jan-29    $339,000.00
4929997    CALABASAS AREA          CA      91302      SFD       7.000     6.500    $4,324.47     360        1-Dec-28    $649,467.20
4930025    LOS ANGELES  PLAYA DE   CA      90293      SFD       7.375     6.500    $3,177.11     360        1-Dec-28    $459,649.97
4930149    SUWANEE                 GA      30024      SFD       7.625     6.500    $2,356.25     360        1-Dec-28    $332,659.05
4930287    FULLERTON               CA      92633      SFD       7.875     6.500    $2,157.81     360        1-Jan-29    $297,600.00
4930414    SALEM                   OR      97302      SFD       6.625     6.358    $1,075.73     360        1-Jan-29    $168,000.00
4930545    SAN JOSE                CA      95112      SFD       7.625     6.500    $2,158.78     360        1-Jan-29    $305,000.00
4930759    MIAMI                   FL      33133      SFD       7.375     6.500    $2,320.67     360        1-Jan-29    $336,000.00
4930765    BETHESDA                MD      20816      LCO       7.500     6.500    $1,952.21     360        1-Jan-29    $279,200.00
4931148    ANNAPOLIS               MD      21403      SFD       6.500     6.233    $1,991.02     360        1-Jan-29    $315,000.00
4931219    DEARBORN                MI      48124      SFD       7.875     6.500    $1,835.88     360        1-Dec-28    $253,025.75
4931349    ACTON                   CA      93510      SFD       7.250     6.500    $1,957.85     360        1-Dec-28    $286,776.11
4931391    FREMONT                 CA      94539      SFD       7.000     6.500    $3,326.51     360        1-Nov-28    $499,177.92
4931403    SARATOGA                CA      95070      SFD       7.125     6.500    $3,368.59     360        1-Nov-28    $499,197.95
4931918    GILROY                  CA      95020      SFD       7.375     6.500    $2,149.73     360        1-Jan-29    $311,250.00
4932125    SIMI VALLEY             CA      93065      SFD       7.750     6.500    $1,971.57     360        1-Oct-28    $274,613.52
4932367    LIVERMORE               CA      94550      SFD       7.750     6.500    $2,063.27     360        1-Jan-29    $288,000.00
4932601    ROSLYN HEIGHTS          NY      11577      SFD       7.500     6.500    $2,936.71     360        1-Jan-29    $420,000.00
4932993    MOUNTAIN VIEW           CA      94040      SFD       7.375     6.500    $2,935.37     360        1-Jan-29    $425,000.00
4933745    CARMICHAEL              CA      95608      SFD       7.000     6.500    $1,962.64     360        1-Dec-28    $294,758.19
4933821    PRINCETON               NJ      08540      SFD       7.250     6.500    $1,904.64     360        1-Nov-28    $278,763.07
4934493    SARATOGA                CA      95070      SFD       7.625     6.500    $6,370.15     360        1-Jan-29    $900,000.00
4934756    HOLLYWOOD               FL      33312      SFD       7.625     6.500    $2,477.28     360        1-Jan-29    $350,000.00
4934779    PLANTATION              FL      33324      SFD       7.125     6.500    $1,886.42     360        1-Jan-29    $280,000.00
4935411    VALDOSTA                GA      31602      SFD       7.125     6.500    $1,704.51     360        1-Jan-29    $253,000.00
4935631    WELLESLEY               MA      02181      SFD       6.750     6.483    $2,205.24     360        1-Jan-29    $340,000.00
4936265    GUILFORD                CT      06437      SFD       7.375     6.500    $2,745.44     360        1-Jan-29    $397,500.00
4936304    RICHMOND                CA      94801      SFD       7.000     6.500    $2,095.71     360        1-Jan-29    $315,000.00
4936315    LIVERMORE               CA      94550      SFD       6.750     6.483    $2,010.66     360        1-Jan-29    $310,000.00
4936574    MIDDLETON               MA      01949      SFD       6.500     6.233    $2,433.15     360        1-Nov-28    $384,252.11
4936585    HUNTSVILLE              AL      35803      SFD       6.875     6.500    $1,579.62     360        1-Oct-28    $239,846.50
4936707    HOLLIES                 NY      11423      SFD       7.625     6.500    $2,012.97     360        1-Nov-28    $283,987.01
4936722    ELBERT                  CO      80106      SFD       6.500     6.233    $1,883.56     360        1-Oct-28    $297,187.43
4936731    CLARENDON HILLS         IL      60514      SFD       7.250     6.500    $2,182.97     360        1-Nov-28    $319,499.22
4936745    LANCASTER               PA      17601      SFD       7.250     6.500    $1,896.46     360        1-Oct-28    $277,237.68
4937065    HARROD                  OH      45850      SFD       7.375     6.500    $1,864.83     360        1-Nov-28    $269,587.83
4937133    TEMPLE                  TX      76502      SFD       7.250     6.500    $1,695.21     360        1-Oct-28    $247,914.91
4937170    HARAHAN                 LA      70123      SFD       8.625     6.500    $2,302.26     360        1-Nov-28    $295,649.23
4937202    TEMECULA                CA      92591      SFD       7.625     6.500    $1,850.18     360        1-Dec-28    $261,210.80
4937220    BENNINGTON              NE      68007      SFD       7.625     6.500    $3,397.41     360        1-Nov-28    $479,302.97
4937240    ANAHEIM                 CA      92808      PUD       7.625     6.500    $2,250.79     360        1-Dec-28    $317,769.84
4937261    AGOURA AREA             CA      91301      SFD       7.750     6.500    $2,428.64     360        1-Dec-28    $338,760.73
4937333    MILLSTONE TOWNSHIP      NJ      07728      SFD       7.625     6.500    $2,279.10     360        1-Dec-28    $321,766.95
4937513    SAINT LOUIS             MO      63017      SFD       6.625     6.358    $2,356.35     360        1-Jan-29    $368,000.00
4937602    BROWNSVILLE             TX      78520      SFD       6.875     6.500    $2,056.19     360        1-Jan-29    $313,000.00
4937662    PRAIRIEVILLE            LA      70769      SFD       6.875     6.500    $1,839.41     360        1-Oct-28    $279,290.22
4937715    EDMOND                  OK      73034      SFD       7.875     6.500    $2,882.16     360        1-Nov-28    $396,951.07
4937814    WINCHESTER              MA      01890      SFD       7.000     6.500    $2,102.36     360        1-Nov-28    $315,480.44
4937903    GRAFTON                 WI      53024      SFD       7.125     6.500    $2,145.79     360        1-Oct-28    $317,731.37
4937912    CUMMING                 GA      30040      SFD       6.875     6.500    $1,970.79     360        1-Nov-28    $299,494.48
4937922    SAN CLEMENTE            CA      92673      SFD       7.625     6.500    $2,123.38     360        1-Oct-28    $299,344.47
4938174    CAMBRIDGE               MA      02138      SFD       7.125     6.500    $4,264.64     360        1-Oct-28    $631,472.36
4938483    ENCINITAS               CA      92024      SFD       7.625     6.500    $1,992.44     360        1-Mar-28    $279,403.33
4938543    ENCINITAS               CA      92024      SFD       7.625     6.500    $1,896.89     360        1-Sep-28    $267,216.68
4938761    OWINGS MILLS            MD      21117      SFD       7.000     6.500    $2,661.22     360        1-Oct-28    $399,010.61
4938779    SAN BRUNO               CA      94066      SFD       7.625     6.500    $1,925.20     360        1-Nov-28    $271,605.02
4939111    KERNERSVILLE            NC      27284      SFD       6.750     6.483    $1,880.94     360        1-Nov-28    $289,499.22
4939209    ARLINGTON               VA      22205      SFD       7.625     6.500    $1,953.51     360        1-Oct-28    $275,396.90
4939254    MISSION VIEJO           CA      92691      PUD       7.625     6.500    $2,165.85     360        1-Dec-28    $305,778.53
4939264    VALENCIA                CA      91354      SFD       7.625     6.500    $2,548.06     360        1-Dec-28    $359,739.44
4939281    CARLSBAD                CA      92009      SFD       7.625     6.500    $2,158.77     360        1-Oct-28    $304,333.54
4939312    MISSION VIEJO           CA      92692      SFD       7.750     6.500    $2,095.51     360        1-Dec-28    $292,293.56
4939540    IRVINE                  CA      92614      PUD       7.625     6.500    $2,300.33     360        1-Dec-28    $324,764.77
4940122    SAN RAFAEL              CA      94901      SFD       7.625     6.500    $5,046.57     360        1-Jan-29    $713,000.00
4940174    LOS ANGELES             CA      90068      SFD       7.625     6.500    $2,272.73     360        1-Dec-28    $320,867.60
4940181    SANTA MONICA            CA      90405      SFD       7.625     6.500    $2,109.23     360        1-Jan-29    $298,000.00
4940282    NEWPORT BEACH           CA      92663      PUD       7.625     6.500    $1,875.66     360        1-Dec-28    $264,808.20
4940749    HUNTINGTON BEACH        CA      92649      SFD       7.625     6.500    $2,746.24     360        1-Dec-28    $387,719.18
4941173    PASADENA                CA      91105      SFD       7.000     6.500    $2,661.21     360        1-Jan-29    $400,000.00
4942169    SAN CARLOS              CA      94070      SFD       7.250     6.500    $2,870.60     360        1-Jan-29    $420,800.00
4942669    CAMARILLO               CA      93010      SFD       7.750     6.500    $2,041.78     360        1-Dec-28    $284,798.85
4943011    LOS ALTOS               CA      94024      SFD       7.125     6.500    $2,964.37     360        1-Jan-29    $440,000.00
4943134    TUCSON                  AZ      85718      SFD       6.750     6.483    $1,906.88     360        1-Jan-29    $294,000.00
4943487    PLEASANTON              CA      94566      SFD       7.250     6.500    $2,258.01     360        1-Jan-29    $331,000.00
4944441    MISSION HILLS           KS      66208      SFD       7.125     6.500    $2,500.84     360        1-Jan-29    $371,200.00
4944808    CAMPBELL                CA      95008      SFD       7.375     6.500    $1,885.55     360        1-Jan-29    $273,000.00
4945433    CONCORD                 CA      94521      SFD       7.500     6.500    $2,192.74     360        1-Jan-29    $313,600.00
4946061    MILL VALLEY             CA      94941      LCO       7.125     6.500    $1,744.94     360        1-Jan-29    $259,000.00
4946378    BLOOMINGDALE            IL      60440      SFD       7.125     6.500    $1,977.37     360        1-Jan-29    $293,500.00
4946789    ALEXANDRIA              VA      22301      SFD       7.125     6.500    $2,058.89     360        1-Jan-29    $305,600.00
4947705    COLD SPRING             NY      10516      SFD       7.000     6.500    $1,942.69     360        1-Jan-29    $292,000.00
4948289    SAN JOSE                CA      95134      SFD       7.375     6.500    $2,265.42     360        1-Jan-29    $328,000.00
4948922    AUSTIN                  TX      78746      SFD       7.000     6.500    $2,470.94     360        1-Jan-29    $371,400.00
4951828    SAN CLEMENTE            CA      92673      SFD       7.000     6.500    $2,363.15     360        1-Jan-29    $355,200.00
6413435    MINNETONKA              MN      55305      SFD       6.750     6.483    $2,319.26     360        1-Nov-28    $356,962.53
6496839    OMAHA                   NE      68124      SFD       7.125     6.500    $5,255.00     360        1-Dec-28    $779,376.25
6513442    FORT COLLINS            CO      80525      PUD       6.750     6.483    $2,303.82     360        1-Nov-28    $354,586.64
6514127    PARADISE VALLEY         AZ      85253      SFD       7.250     6.500    $3,744.12     360        1-Nov-28    $547,991.11
6553877    CHARLOTTE               NC      28207      SFD       6.625     6.358    $4,097.99     360        1-Oct-28    $637,693.34
6582535    OMAHA                   NE      68130      SFD       7.000     6.500    $2,860.80     360        1-Nov-28    $429,293.01
6602714    PAYSON                  AZ      85541      SFD       7.500     6.500    $1,966.54     360        1-Dec-28    $281,041.27
6700469    CANTON                  MA      02021      SFD       6.875     6.500    $2,791.95     360        1-Nov-28    $424,283.85
6703418    MEDINA                  MN      55369      SFD       7.000     6.500    $2,122.65     360        1-Nov-28    $318,525.42
6727015    UPLAND                  CA      91786      SFD       6.625     6.358    $2,458.79     360        1-Dec-28    $383,661.21
6783376    COLLEYVILLE             TX      76034      SFD       7.125     6.500    $1,681.60     360        1-Nov-28    $249,199.61
6809791    LINDON                  UT      84042      SFD       7.250     6.500    $2,182.96     360        1-Nov-28    $318,493.19
6812150    PHOENIX                 AZ      85045      PUD       6.875     6.500    $1,666.69     360        1-Dec-28    $253,496.86
6812803    ANDOVER                 MA      01810      SFD       6.750     6.483    $3,108.08     360        1-Nov-28    $478,372.52
6813436    DAVIDSON                NC      28036      SFD       7.125     6.500    $1,788.72     360        1-Dec-28    $265,287.69
6816531    CHANDLER                AZ      85225      SFD       7.250     6.500    $1,942.50     360        1-Dec-28    $284,527.86
6816996    RIVERVALE               NJ      07675      SFD       7.250     6.500    $2,728.71     360        1-Oct-28    $399,058.20
6831348    JAMISON                 PA      18929      SFD       7.000     6.500    $2,058.50     360        1-Nov-28    $308,899.28
6835757    HADDONFIELD             NJ      08033      SFD       7.250     6.500    $2,182.96     360        1-Dec-28    $319,750.37
6838561    LANDENBERG              PA      19350      SFD       6.750     6.483    $1,686.36     360        1-Nov-28    $259,551.02
6839966    SHOREWOOD               MN      55331      SFD       6.875     6.500    $1,905.09     360        1-Nov-28    $289,511.34
6841169    EDEN PRAIRIE            MN      55347      SFD       6.625     6.358    $1,640.22     360        1-Nov-28    $255,706.75
6844812    BERTHOUD                CO      80513      PUD       6.875     6.500    $1,890.90     360        1-Nov-28    $286,912.46
6847041    DOYLESTOWN              PA      18901      SFD       7.375     6.500    $1,768.13     360        1-Nov-28    $255,609.21
6876634    VIEWTOWN                VA      22746      SFD       7.375     6.500    $2,691.56     360        1-Nov-28    $389,105.12
6888520    BENICIA                 CA      94510      SFD       6.875     6.500    $1,798.91     360        1-Dec-28    $273,605.94
6888659    ATLANTA                 GA      30319      SFD       7.000     6.500    $1,663.26     360        1-Dec-28    $249,795.07
6889843    MUKILTEO                WA      98275      PUD       7.375     6.500    $1,929.75     360        1-Dec-28    $279,187.40
6892179    NEWPORT COAST           CA      92647      PUD       6.875     6.500    $3,689.97     360        1-Dec-28    $561,228.10
6893347    RINGWOOD                NJ      07456      SFD       7.500     6.500    $1,852.92     360        1-Nov-28    $264,605.43
6898302    ESCONDIDO               CA      92027      SFD       7.500     6.500    $2,032.62     360        1-Nov-28    $290,104.05
6904407    LAS VEGAS               NV      89117      SFD       7.250     6.500    $2,128.73     360        1-Nov-28    $311,561.67
6908058    CAMARILLO               CA      93010      SFD       7.000     6.500    $2,003.23     360        1-Nov-28    $300,604.94
6914766    ARCADIA                 CA      91006      SFD       7.000     6.500    $2,914.02     360        1-Nov-28    $437,279.87
6917645    SAN MARCOS              CA      92069      SFD       7.375     6.500    $2,169.41     360        1-Dec-28    $313,861.00
6919322    MILLERSVILLE            MD      21108      SFD       7.250     6.500    $2,120.89     360        1-Nov-28    $310,413.46
6919733    WALNUT CREEK            CA      94596      SFD       7.250     6.500    $3,056.15     360        1-Nov-28    $447,298.93
6919873    EL PASO                 TX      79912      SFD       7.750     6.500    $1,773.12     360        1-Nov-28    $247,149.51
6920720    MONTGOMERY TWP          NJ      08558      SFD       7.625     6.500    $2,512.67     360        1-Dec-28    $354,743.06
6927698    CLARKSVILLE             MD      21029      SFD       7.250     6.500    $1,945.91     360        1-Nov-28    $284,803.61
6930091    SANTA CLARA             CA      95051      SFD       6.875     6.500    $1,609.48     360        1-Nov-28    $244,587.16
6931106    CHINO HILLS             CA      91709      SFD       7.375     6.500    $2,065.12     360        1-Nov-28    $298,180.59
6933756    MITCHELLVILLE           MD      20721      PUD       7.375     6.500    $1,871.38     360        1-Dec-28    $270,675.87
6936730    WESTBORO                MA      01581      SFD       7.500     6.500    $2,949.29     360        1-Oct-28    $420,854.99
6942373    SAN DIEGO               CA      92128      PUD       7.375     6.500    $2,529.94     360        1-Nov-28    $365,245.98
6949910    HERNDON                 VA      20171      SFD       6.750     6.483    $1,956.50     360        1-Dec-28    $301,390.28
6955764    CAMARILLO               CA      93010      SFD       6.875     6.500    $1,785.86     360        1-Dec-28    $271,621.61
6957588    MORGAN HILL             CA      95037      PUD       7.000     6.500    $3,388.59     360        1-Dec-28    $508,913.51
6959348    CARLSBAD                CA      92009      SFD       6.750     6.483    $2,107.94     360        1-Nov-28    $324,438.80
6963809    RUMSON                  NJ      07760      SFD       7.250     6.500    $1,964.67     360        1-Nov-28    $287,549.30
6964925    CHESTER                 NJ      07930      SFD       7.250     6.500    $3,404.06     360        1-Nov-28    $498,219.11
6965136    SAN LEANDRO             CA      94579      SFD       7.000     6.500    $1,743.76     360        1-Nov-28    $261,569.06
6972309    SOUTH RIDING            VA      20152      SFD       6.875     6.500    $1,938.93     360        1-Dec-28    $294,902.03
6972344    SANTA CLARITA           CA      91351      SFD       7.625     6.500    $3,111.11     360        1-Dec-28    $439,231.86
6980036    LAKEWOOD                CO      80228      SFD       7.125     6.500    $1,751.67     360        1-Aug-28    $258,947.98
6982897    TUSTIN                  CA      92782      SFD       6.500     6.233    $2,078.81     360        1-Nov-28    $328,293.75
6987792    CHINO HILLS             CA      91709      SFD       7.750     6.500    $1,764.52     360        1-Nov-28    $245,951.21
6989082    EDEN PRAIRIE            MN      55344      SFD       7.875     6.500    $1,741.25     360        1-Nov-28    $239,818.38
7000479    CARLSBAD                CA      92009      PUD       7.250     6.500    $2,422.91     360        1-Nov-28    $354,618.19
7034825    ABERDEEN                MD      21001      SFD       7.000     6.500    $1,902.43     360        1-Nov-28    $285,479.85
7041899    CARLSBAD                CA      92009      LCO       6.875     6.500    $1,604.55     360        1-Nov-28    $243,838.42
7056431    JOHNSTON                IA      50131      SFD       7.125     6.500    $3,233.85     360        1-Aug-28    $474,596.61
7062205    SCOTTSDALE              AZ      85262      SFD       7.375     6.500    $2,843.51     360        1-Nov-28    $411,071.53
7076416    ALISO VIEJO             CA      92656      SFD       7.125     6.500    $2,694.87     360        1-Nov-28    $399,358.36
7083188    DEEPHAVEN               MN      55331      SFD       7.250     6.500    $5,900.82     360        1-Oct-28    $862,963.41
7096632    MORGAN HILL             CA      95037      SFD       6.625     6.358    $2,200.11     360        1-Dec-28    $343,296.85
7113564    GILROY                  CA      95020      SFD       6.750     6.483    $1,994.34     360        1-Nov-28    $306,953.03
7116118    ENGLEWOOD               CO      80110      SFD       7.125     6.500    $6,602.44     360        1-Sep-28    $976,837.22
7117134    SAN MARINO              CA      91108      SFD       7.250     6.500    $6,548.89     360        1-Nov-28    $958,497.70
7117922    ALBUQUERQUE             NM      87111      SFD       7.500     6.500    $1,912.35     360        1-Oct-28    $272,887.27
7118340    FRISCO                  CO      80443      SFD       7.500     6.500    $2,882.86     360        1-Dec-28    $411,994.02
7119665    GIG HARBOR              WA      98329      SFD       7.250     6.500    $1,846.65     360        1-Sep-28    $269,383.86
7119989    UNION CITY              CA      94587      SFD       7.375     6.500    $1,885.54     360        1-Nov-28    $272,583.27
7121842    SAN JOSE                CA      95123      SFD       7.250     6.500    $2,742.69     360        1-Nov-28    $401,420.83
7128634    SEA ISLE CITY           NJ      08243      LCO       7.250     6.500    $2,302.35     360        1-Oct-28    $336,401.30
7135645    MAPLE GROVE             MN      55369      SFD       6.875     6.500    $2,530.49     360        1-Dec-28    $384,876.39
7150609    LAGUNA NIGUEL           CA      92677      SFD       6.500     6.233    $2,958.71     360        1-Dec-28    $467,676.83
7166612    LONE TREE               CO      80124      PUD       6.750     6.483    $1,945.79     360        1-Sep-28    $298,945.32
7175670    SUNNYVALE               CA      94086      SFD       7.250     6.500    $2,837.85     360        1-Dec-28    $415,675.48
7179779    REDMOND                 WA      98053      PUD       7.250     6.500    $2,902.92     360        1-Nov-28    $424,872.07
7180251    LIBERTY                 UT      84310      SFD       7.500     6.500    $1,887.88     360        1-Sep-28    $269,183.22
7184844    CHELAN                  WA      98816      SFD       7.250     6.500    $1,875.98     360        1-Dec-28    $274,785.48
7200498    ATLANTA                 GA      30306      SFD       6.875     6.500    $1,839.40     360        1-Nov-28    $279,528.19
7202678    SAN DIEGO               CA      92129      SFD       7.500     6.500    $2,081.56     360        1-Dec-28    $297,409.07
7203897    VOORHEES                NJ      08043      SFD       7.125     6.500    $1,852.73     360        1-Oct-28    $273,932.75
7212316    BRECKENRIDGE            CO      80424      LCO       7.250     6.500    $1,915.28     360        1-Nov-28    $280,320.64
7213515    TACOMA                  WA      98407      SFD       7.250     6.500    $1,991.95     360        1-Nov-28    $291,543.06
7213902    OLYMPIA                 WA      98502      SFD       6.750     6.483    $1,767.43     360        1-Dec-28    $272,265.38
7221667    MORRIS TOWNSHIP         NJ      07960      SFD       7.250     6.500    $1,893.72     360        1-Dec-28    $277,383.45
7224402    CARY                    NC      27513      SFD       6.750     6.483    $2,237.66     360        1-Oct-28    $344,103.87
7224445    FAIR HAVEN              NJ      07704      SFD       7.375     6.500    $2,762.70     360        1-Dec-28    $399,695.63
7225271    GREAT FALLS             VA      22066      PUD       7.375     6.500    $2,373.16     360        1-Dec-28    $343,338.55
7226543    EASTON                  MA      02356      SFD       7.375     6.500    $1,989.14     360        1-Dec-28    $287,780.86
7227037    BARRINGTON              IL      60010      SFD       7.000     6.500    $4,045.04     360        1-Oct-28    $606,496.15
7228119    BEAVER CREEK            CO      81620      LCO       7.000     6.500    $6,653.03     360        1-Nov-28    $998,355.82
7229102    FLOWERY BRANCH          GA      30542      SFD       7.250     6.500    $2,028.79     360        1-Nov-28    $296,934.60
7231502    PHOENIX                 AZ      85023      SFD       7.500     6.500    $1,817.96     360        1-Dec-28    $259,807.04
7231795    HUNTINGTON BEACH        CA      92648      PUD       7.375     6.500    $3,018.25     360        1-Dec-28    $436,667.48
7231812    PALATINE                IL      60067      SFD       7.250     6.500    $2,032.89     360        1-Dec-28    $297,333.35
7235922    EAGAN                   MN      55121      SFD       7.000     6.500    $2,494.88     360        1-Oct-28    $374,072.47
7237106    RIVERSWOOD              IL      60015      SFD       7.000     6.500    $1,995.91     360        1-Nov-28    $299,506.75
7239581    RENO                    NV      89511      PUD       7.125     6.500    $3,368.59     360        1-Nov-28    $499,197.95
7239821    MIDDLEBURG              VA      20117      SFD       7.500     6.500    $1,873.89     360        1-Dec-28    $267,801.11
7239867    ROSWELL                 GA      30075      SFD       7.000     6.500    $1,641.63     360        1-Nov-28    $246,344.31
7239891    MEDFIELD                MA      02052      SFD       7.250     6.500    $1,691.80     360        1-Nov-28    $247,611.89
7242140    WASHINGTON              DC      20015      PUD       7.250     6.500    $2,483.12     360        1-Nov-28    $363,430.38
7249074    LINO LAKES              MN      55014      SFD       7.000     6.500    $1,695.19     360        1-Nov-28    $254,381.06
7249426    BOULDER                 CO      80302      SFD       6.875     6.500    $2,016.77     360        1-Nov-28    $306,223.29
7251238    WHEATRIDGE              CO      80033      SFD       7.000     6.500    $2,500.87     360        1-Nov-28    $375,281.96
7257425    COCKEYSVILLE            MD      21030      SFD       7.125     6.500    $3,233.85     360        1-Nov-28    $479,230.02
7258528    GREEN BAY               WI      54311      SFD       7.250     6.500    $3,342.66     360        1-Nov-28    $489,233.21
7258568    DE PERE                 WI      54115      SFD       7.375     6.500    $3,453.38     360        1-Nov-28    $499,236.74
7258596    POTOMAC                 MD      20854      SFD       7.125     6.500    $1,933.57     360        1-Nov-28    $286,166.25
7258635    ECLECTIC                AL      36024      SFD       7.000     6.500    $5,322.42     360        1-Nov-28    $798,684.67
7261995    DANVILLE                CA      94526      SFD       6.875     6.500    $1,609.48     360        1-Nov-28    $244,587.16
7264318    DELRAY BEACH            FL      33483      PUD       7.500     6.500    $2,097.64     360        1-Dec-28    $299,777.36
7267861    MENLO PARK              CA      94025      SFD       7.000     6.500    $2,195.50     360        1-Nov-28    $329,457.42
7270035    PHOENIX                 AZ      85028      PUD       7.375     6.500    $2,251.60     360        1-Nov-28    $325,502.36
7276280    LOS ANGELES             CA      90045      SFD       7.250     6.500    $2,592.27     360        1-Nov-28    $379,405.33
7281466    PALO ALTO               CA      94303      SFD       7.125     6.500    $3,840.20     360        1-Dec-28    $569,544.18
7282200    ARVADA                  CO      80007      SFD       7.000     6.500    $2,655.89     360        1-Dec-28    $398,872.78
7283139    KILDEER                 IL      60047      SFD       7.000     6.500    $2,927.34     360        1-Dec-28    $439,639.33
7283915    PARADISE VALLEY         AZ      85253      SFD       8.000     6.500    $3,384.49     360        1-Dec-28    $460,940.51
7285558    MILL VALLEY             CA      94941      SFD       6.875     6.500    $2,581.73     360        1-Nov-28    $392,337.77
7292160    RED WING                MN      55066      SFD       7.250     6.500    $1,886.22     360        1-Dec-28    $276,284.30
7292930    MOORPARK                CA      93021      SFD       6.750     6.483    $1,909.47     360        1-Nov-28    $293,891.63
7293107    ROSELAND                NJ      07068      SFD       6.875     6.500    $1,944.51     360        1-Dec-28    $295,751.32
7293309    PHOENIX                 AZ      85018      SFD       7.250     6.500    $2,650.94     360        1-Nov-28    $387,991.87
7294631    SAN JOSE                CA      95123      SFD       7.625     6.500    $1,740.66     360        1-Nov-28    $245,569.87
7294884    PORTLAND                OR      97229      SFD       6.875     6.500    $1,872.25     360        1-Nov-28    $284,319.18
7294889    ALAMOGORDO              NM      88310      SFD       7.125     6.500    $1,623.66     360        1-Nov-28    $240,328.66
7295118    WAYNE                   NJ      07470      SFD       7.125     6.500    $2,054.97     300        1-Nov-23    $286,802.06
7296615    CINCINNATI              OH      45246      SFD       7.000     6.500    $3,957.88     360        1-Nov-28    $593,921.61
7297347    CHAGRIN FALLS           OH      44022      SFD       7.250     6.500    $3,280.46     360        1-Nov-28    $480,129.47
7297876    LAFAYETTE               CA      94549      SFD       6.875     6.500    $1,708.01     360        1-Nov-28    $259,561.89
7298008    SAINT HELENA            CA      94574      SFD       7.000     6.500    $4,241.30     360        1-Nov-28    $636,451.85
7298411    BARRINGTON              IL      60010      SFD       7.000     6.500    $2,940.64     360        1-Dec-28    $441,637.69
7298663    HUDSON                  OH      44236      SFD       7.250     6.500    $1,777.07     360        1-Dec-28    $260,296.78
7298927    BARRINGTON              IL      60010      PUD       7.250     6.500    $1,865.72     360        1-Dec-28    $273,281.65
7299409    WHEATON                 IL      60187      SFD       6.875     6.500    $1,970.79     360        1-Nov-28    $299,404.41
7299437    SANTA CRUZ              CA      95060      SFD       7.000     6.500    $1,789.66     360        1-Dec-28    $268,779.51
7299470    BROOKLYN                NY      11211      SFD       7.500     6.500    $2,069.67     360        1-Nov-28    $295,559.29
7300593    LAKEWOOD                CO      80215      SFD       7.125     6.500    $1,635.93     360        1-Nov-28    $241,986.23
7300734    SAN DIEGO               CA      92130      SFD       6.875     6.500    $1,937.94     360        1-Nov-28    $294,502.90
7300954    LAGUNA NIGUEL           CA      92677      PUD       7.125     6.500    $2,290.64     360        1-Nov-28    $339,454.61
7302353    SAN JOSE                CA      95125      SFD       6.875     6.500    $3,859.46     360        1-Nov-28    $586,510.03
7302356    ALTADENA AREA           CA      91001      SFD       6.625     6.358    $1,965.75     360        1-Nov-28    $306,456.80
7308790    PLYMOUTH                MN      55447      SFD       7.125     6.500    $2,041.37     360        1-Nov-28    $302,513.94
7308885    SOQUEL                  CA      95073      SFD       7.000     6.500    $1,846.21     360        1-Nov-28    $277,043.75
7309680    PARK CITY               UT      84060      PUD       7.500     6.500    $1,796.98     360        1-Nov-28    $256,617.35
7310963    SCOTTSDALE              AZ      85259      SFD       7.125     6.500    $2,155.90     360        1-Nov-28    $317,474.81
7311102    MARIETTA                GA      30067      PUD       6.875     6.500    $1,822.98     360        1-Nov-28    $277,032.39
7311127    SAN DIEGO               CA      92104      SFD       6.875     6.500    $1,602.91     360        1-Nov-28    $243,508.23
7311153    SAN JOSE                CA      95135      SFD       6.875     6.500    $2,299.25     360        1-Nov-28    $348,004.72
7311482    HAYWARD                 CA      94542      PUD       7.000     6.500    $1,661.26     360        1-Nov-28    $249,289.45
7311708    BEVERLY HILLS           CA      90210      SFD       7.000     6.500    $3,279.94     360        1-Nov-28    $492,189.43
7311998    NEWBURY                 OH      44065      SFD       7.125     6.500    $1,665.43     360        1-Dec-28    $247,002.32
7312092    PHOENIX                 AZ      85016      SFD       7.125     6.500    $2,021.16     360        1-Nov-28    $299,518.76
7314126    TWINSBURG               OH      44087      SFD       7.250     6.500    $1,649.50     360        1-Nov-28    $241,421.62
7314794    WHEATON                 IL      60187      SFD       7.125     6.500    $2,048.10     360        1-Nov-28    $303,512.36
7316107    REDWOOD CITY            CA      94062      SFD       7.000     6.500    $2,222.11     360        1-Nov-28    $333,450.85
7316432    CANTON                  MA      02021      SFD       7.000     6.500    $2,188.85     360        1-Nov-28    $328,459.06
7317502    COSTA MESA              CA      92627      SFD       6.875     6.500    $1,655.46     360        1-Nov-28    $251,575.37
7318191    AGOURA HILLS            CA      91301      SFD       7.750     6.500    $2,779.68     360        1-Dec-28    $387,726.15
7318231    ROLLA                   MO      65401      SFD       7.125     6.500    $1,643.87     360        1-Dec-28    $243,804.88
7318383    ALPHARETTA              GA      30004      SFD       7.375     6.500    $1,721.85     360        1-Nov-28    $248,919.45
7318531    DENVER                  CO      80209      SFD       7.000     6.500    $2,970.58     360        1-Nov-28    $445,765.87
7319912    WEST DES MOINES         IA      50265      SFD       6.875     6.500    $2,200.71     360        1-Dec-28    $334,718.56
7321385    SADDLE RIVER            NJ      07458      SFD       7.125     6.500    $6,063.47     360        1-Nov-28    $898,556.29
7323009    CHERRY HILL             NJ      08003      SFD       7.750     6.500    $2,435.80     360        1-Nov-28    $339,518.51
7323046    WASHINGTON              DC      20015      SFD       7.375     6.500    $1,751.55     360        1-Nov-28    $253,212.88
7324214    GRANITE BAY             CA      95746      SFD       6.750     6.483    $1,893.91     360        1-Nov-28    $291,439.36
7324345    CALABASAS               CA      91302      PUD       7.250     6.500    $2,453.83     360        1-Nov-28    $359,143.09
7325173    EAST BRADFORD TWP       PA      19382      SFD       7.375     6.500    $2,279.23     360        1-Dec-28    $329,748.89
7325783    THOUSAND OAKS           CA      91361      PUD       6.875     6.500    $3,501.43     360        1-Nov-28    $531,097.58
7327272    YORBA LINDA             CA      92886      SFD       7.250     6.500    $1,664.51     360        1-Nov-28    $243,618.17
7328664    WALNUT CREEK            CA      94596      SFD       7.250     6.500    $1,991.95     360        1-Dec-28    $291,572.22
7329476    ALPHARETTA              GA      30022      PUD       7.500     6.500    $1,933.33     360        1-Nov-28    $276,088.31
7330005    CAMERON PARK            CA      95762      PUD       7.125     6.500    $1,738.34     360        1-Nov-28    $257,607.09
7330245    ALBUQUERQUE             NM      87122      SFD       7.375     6.500    $2,233.78     360        1-Nov-28    $322,926.30
7330313    PORTLAND                OR      97236      SFD       7.000     6.500    $1,635.98     360        1-Nov-28    $245,495.70
7330729    STONE HARBOR            NJ      08247      SFD       7.000     6.500    $2,661.21     360        1-Nov-28    $399,342.33
7333051    SIMI VALLEY             CA      93063      SFD       7.125     6.500    $1,650.61     360        1-Nov-28    $244,596.93
7336753    WOODINVILLE             WA      98072      PUD       6.625     6.358    $2,241.09     360        1-Nov-28    $349,380.70
7336815    EDEN PRAIRIE            MN      55347      SFD       7.375     6.500    $2,707.45     360        1-Nov-28    $391,401.60
7337003    EASTON                  PA      18045      SFD       7.250     6.500    $1,657.69     360        1-Nov-28    $242,619.73
7337091    SANTA ANA               CA      92705      SFD       7.000     6.500    $2,421.70     360        1-Dec-28    $363,701.63
7337237    HAMPTON                 NH      03842      SFD       8.125     6.500    $2,439.10     360        1-Nov-28    $328,068.78
7337403    GLEN ELLYN              IL      60137      SFD       6.750     6.483    $2,734.49     360        1-Dec-28    $421,237.01
7337720    WAYZATA                 MN      55391      SFD       6.875     6.500    $2,089.03     360        1-Dec-28    $317,732.85
7338616    SAN JOSE                CA      95120      SFD       6.750     6.483    $1,887.42     360        1-Dec-28    $290,749.46
7339565    SOUTHBORO               MA      01772      SFD       7.000     6.500    $2,245.40     360        1-Nov-28    $336,945.09
7340022    FREMONT                 CA      94539      SFD       7.000     6.500    $2,400.41     360        1-Nov-28    $360,206.79
7341402    OTTSVILLE               PA      18942      SFD       6.625     6.358    $2,894.21     360        1-Dec-28    $451,601.21
7341978    LOS ANGELES             CA      90024      SFD       7.000     6.500    $1,829.58     360        1-Dec-28    $274,774.59
7342056    REDWOOD CITY            CA      94061      LCO       7.000     6.500    $2,102.36     360        1-Nov-28    $315,480.43
           MAPLE VALLEY            WA      98038      SFD       7.125     6.500    $1,751.67     360        1-Nov-28    $259,582.93
           ANAHEIM                 CA      92807      SFD       6.625     6.358    $1,652.00     360        1-Nov-28    $257,543.49
           PLEASANTON              CA      94566      SFD       6.875     6.500    $2,458.16     360        1-Dec-28    $373,874.63
           CHAPEL HILL             NC      27514      PUD       7.000     6.500    $2,653.76     360        1-Nov-28    $398,224.17
7347005    MILL VALLEY             CA      94941      SFD       7.000     6.500    $1,829.58     360        1-Dec-28    $274,774.59
7347971    OMAHA                   NE      68130      PUD       7.125     6.500    $2,088.53     360        1-Dec-28    $309,752.10
7348926    ALAMO                   CA      94507      SFD       6.875     6.500    $2,012.83     360        1-Dec-28    $306,142.59
7349153    ANGOLA                  IN      46703      SFD       7.375     6.500    $2,762.70     360        1-Dec-28    $399,695.63
7349677    ALEXANDRIA              VA      22310      SFD       6.875     6.500    $2,374.80     360        1-Dec-28    $361,196.29
7350052    NORTH OAKS              MN      55127      PUD       6.750     6.483    $4,215.89     360        1-Nov-28    $648,877.57
7350127    VILLA PARK              CA      92861      SFD       7.000     6.500    $2,641.25     360        1-Nov-28    $396,347.26
7350195    MILL VALLEY             CA      94941      SFD       7.000     6.500    $2,920.68     360        1-Nov-28    $438,278.20
7350451    ENCINO                  CA      91436      SFD       7.000     6.500    $2,202.15     360        1-Dec-28    $330,728.68
7350876    LAFAYETTE               CO      80026      PUD       6.875     6.500    $1,683.05     360        1-Nov-28    $255,768.29
7352038    LYNCHBURG               VA      24503      SFD       7.000     6.500    $2,667.86     360        1-Nov-28    $400,340.70
7352731    PACIFICA                CA      94044      SFD       6.875     6.500    $2,601.44     360        1-Dec-28    $395,667.31
7352757    SAN FRANCISCO           CA      94117      SFD       7.000     6.500    $2,328.56     360        1-Nov-28    $349,424.54
7353958    REDWOOD CITY            CA      94065      PUD       6.750     6.483    $2,927.12     360        1-Nov-28    $450,520.70
7354666    LAGUNA BEACH            CA      92651      SFD       6.875     6.500    $5,262.00     360        1-Dec-28    $800,327.06
7355642    CHARLOTTE               NC      28207      SFD       7.000     6.500    $2,597.34     360        1-Dec-28    $390,079.99
7356144    LOS ANGELES             CA      90046      SFD       7.250     6.500    $2,114.75     360        1-Dec-28    $309,758.17
7356186    RADNOR                  PA      19087      SFD       6.875     6.500    $1,740.86     360        1-Nov-28    $264,553.46
7356409    HILLSBOROUGH            CA      94010      SFD       6.875     6.500    $3,054.72     360        1-Nov-28    $464,216.44
7356418    KENSINGTON              MD      20895      SFD       6.875     6.500    $1,797.85     360        1-Dec-28    $273,445.08
7356421    PARK RIDGE              IL      60068      SFD       7.125     6.500    $1,657.28     360        1-Dec-28    $245,793.29
7356467    CLAYTON                 CA      94517      SFD       6.875     6.500    $2,463.48     360        1-Nov-28    $374,368.11
7356771    CINCINNATI              OH      45226      SFD       7.000     6.500    $2,029.17     360        1-Dec-28    $304,750.00
7356906    MINNEAPOLIS             MN      55405      SFD       6.625     6.358    $2,458.79     360        1-Dec-28    $383,661.21
7356918    FAIR OAKS               CA      95628      SFD       7.000     6.500    $1,649.95     360        1-Nov-28    $247,592.25
7357168    PARK CITY               UT      84060      SFD       7.500     6.500    $5,593.72     360        1-Dec-28    $799,406.28
7357405    ROCKVILLE               MD      20852      SFD       6.000     5.733    $1,678.74     360        1-Nov-28    $279,441.13
7359608    BUMPASS                 VA      23024      SFD       7.625     6.500    $1,796.38     360        1-Dec-28    $253,616.31
7360668    MUKILTEO                WA      98275      SFD       7.125     6.500    $1,701.14     360        1-Nov-28    $252,094.96
7361657    SCOTTSDALE              AZ      85258      SFD       6.875     6.500    $3,202.53     360        1-Nov-28    $486,678.53
7361723    LOS ANGELES             CA      90049      SFD       7.250     6.500    $6,821.76     360        1-Nov-28    $998,435.10
7366314    ATLANTA                 GA      30324      SFD       7.500     6.500    $2,041.71     360        1-Nov-28    $291,565.23
7366454    EDWARDS                 CO      81632      SFD       7.250     6.500    $3,410.88     360        1-Nov-28    $499,217.55
7366502    RENO                    NV      89509      SFD       7.625     6.500    $2,328.64     360        1-Dec-28    $328,761.88
7367129    BROOMFIELD              CO      80020      PUD       7.375     6.500    $2,072.03     360        1-Dec-28    $299,771.72
7371013    CONCORD                 MA      01741      SFD       7.375     6.500    $2,431.18     360        1-Dec-28    $351,732.15
7373759    CASTLE ROCK             CO      80104      SFD       7.625     6.500    $4,600.66     360        1-Dec-28    $649,529.55
7379524    REDMOND                 WA      98053      PUD       7.375     6.500    $2,141.09     360        1-Dec-28    $309,764.12
7380082    TUALATIN                OR      97062      SFD       7.375     6.500    $1,906.26     360        1-Dec-28    $275,789.99
7380185    MIDLOTHIAN              VA      23113      SFD       6.750     6.483    $2,594.39     360        1-Dec-28    $399,655.61
7382638    IJAMSVILLE              MD      21754      PUD       6.875     6.500    $2,286.11     360        1-Nov-28    $347,413.61
7382782    FREMONT                 CA      94539      SFD       7.375     6.500    $2,555.50     360        1-Dec-28    $369,618.46
7384168    RANCHO SANTE FE         CA      92067      SFD       7.500     6.500    $6,729.94     360        1-Nov-28    $961,035.72
7384825    STEAMBOAT SPRINGS       CO      80487      SFD       7.000     6.500    $2,208.80     360        1-Dec-28    $331,727.87
7386041    SPRINGFIELD             MO      65804      SFD       7.375     6.500    $2,072.03     360        1-Dec-28    $299,771.72
7394922    BLOOMINGTON             MN      55438      SFD       7.125     6.500    $2,937.41     360        1-Dec-28    $435,651.34
7394928    AMELIA ISLAND           FL      32034      SFD       7.250     6.500    $1,838.81     360        1-Dec-28    $269,339.72
7395690    MILL CREEK              WA      98012      SFD       7.000     6.500    $1,902.77     360        1-Dec-28    $285,168.33
7397602    SAN DIEGO               CA      92107      SFD       7.375     6.500    $1,795.76     360        1-Dec-28    $259,802.16
7398404    CHINO HILLS             CA      91709      SFD       6.750     6.483    $1,867.38     360        1-Dec-28    $287,662.11
7401192    CARLSBAD                CA      92009      SFD       7.250     6.500    $1,964.67     360        1-Dec-28    $287,775.33
7401975    CHENEQUA                WI      53029      SFD       7.625     6.500    $7,077.94     360        1-Dec-28    $999,276.23
7404088    REDWOOD CITY            CA      94065      SFD       7.000     6.500    $2,874.11     360        1-Dec-28    $431,645.89
7404570    WALNUT CREEK            CA      94596      PUD       7.250     6.500    $2,303.03     360        1-Dec-28    $337,336.64
7406381    VINCENNES               IN      47591      SFD       7.125     6.500    $1,752.34     360        1-Nov-28    $259,682.77
7409287    HAYDEN LAKE             ID      83835      SFD       7.625     6.500    $2,315.90     360        1-Dec-28    $326,963.18
7410835    ORANGE                  CA      92867      PUD       7.500     6.500    $2,167.56     360        1-Dec-28    $309,769.94
7413429    BRECKENRIDGE            CO      80424      SFD       7.000     6.500    $4,324.47     360        1-Dec-28    $649,467.20
7420335    SAN JOSE                CA      95121      SFD       7.375     6.500    $2,146.62     360        1-Nov-28    $309,322.48
7431169    PORTLAND                OR      97219      SFD       7.500     6.500    $2,125.61     360        1-Dec-28    $303,774.39
7435115    SAN JOSE                CA      95120      SFD       7.125     6.500    $2,425.39     360        1-Dec-28    $359,712.11
7437754    SILVERTHORNE            CO      80498      SFD       7.375     6.500    $2,192.89     360        1-Dec-28    $317,258.41
7462435    WAYNE                   NJ      07470      SFD       7.500     6.500    $2,265.45     360        1-Jan-29    $324,000.00
7464809    INCLINE VILLAGE         NV      89450      SFD       7.250     6.500    $2,046.53     360        1-Dec-28    $299,765.97

(i)             (x)      (xi)           (xii)       (xiii)    (xiv)            (xv)        (xvi)
-----         ------   ---------     ----------    --------   -----------   ----------   ----------
MORTGAGE                              MORTGAGE                T.O.P.          MASTER       FIXED
LOAN                                  INSURANCE     SERVICE   MORTGAGE       SERVICE     RETAINED
NUMBER          LTV     SUBSIDY         CODE          FEE     LOAN             FEE         YIELD
--------      ------   ---------     ----------    --------   -----------   ----------   ----------
4602964       62.07                                  0.250                    0.017        0.858
4650451       75.00                                  0.250                    0.017        0.608
4742325       80.00                                  0.250                    0.017        0.108
4743224       64.44                                  0.250                    0.017        0.108
4748961       62.19                                  0.250                    0.017        0.108
4762268       95.00                      17          0.250                    0.017        1.233
4774617       54.55                                  0.250                    0.017        0.733
4775596       80.00                                  0.250                    0.017        0.233
4782209       90.00                      33          0.250                    0.017        0.483
4802155       94.99                      17          0.250                    0.017        1.108
4805415       80.00                                  0.250                    0.017        0.608
4806821       90.00                      06          0.250                    0.017        0.483
4820144       79.99                                  0.250                    0.017        0.233
4821274       48.92                                  0.250                    0.017        0.233
4823374       80.00    FX30YR                        0.250                    0.017        0.358
4823633       89.99                      13          0.250                    0.017        0.858
4827219       64.58                                  0.250                    0.017        0.233
4829059       83.43                      06          0.250                    0.017        0.233
4829317       65.72                                  0.250                    0.017        0.608
4830900       83.69                      06          0.250                    0.017        0.883
4831605       79.93                                  0.250                    0.017        0.358
4835142       70.00                                  0.250                    0.017        0.733
4836692       80.00                                  0.250                    0.017        0.233
4838964       79.19                                  0.250                    0.017        0.608
4841546       69.17                                  0.250                    0.017        0.233
4842187       59.70                                  0.250                    0.017        0.358
4844307       95.00                      06          0.250                    0.017        0.858
4844696       69.33                                  0.250                    0.017        0.733
4844725       79.40                                  0.250                    0.017        0.483
4845230       90.00                      11          0.250                    0.017        0.858
4845993       71.96                                  0.250                    0.017        0.483
4846330       90.00                      01          0.250                    0.017        1.108
4846949       88.45                      01          0.250                    0.017        0.733
4847327       79.61                                  0.250                    0.017        0.483
4848155       90.00                      01          0.250                    0.017        1.108
4848553       78.98                                  0.250                    0.017        0.483
4848916       85.82                      06          0.250                    0.017        0.483
4849073       53.44                                  0.250                    0.017        0.608
4849743       69.95                                  0.250                    0.017        0.983
4850892       61.33                                  0.250                    0.017        0.483
4851771       73.17                                  0.250                    0.017        0.608
4852400       67.57                                  0.250                    0.017        0.858
4852543       74.71                                  0.250                    0.017        0.233
4852830       63.22                                  0.250                    0.017        0.358
4854602       59.21                                  0.250                    0.017        0.608
4856128       69.39                                  0.250                    0.017        0.608
4856804       73.00                                  0.250                    0.017        0.983
4858063       58.00                                  0.250                    0.017        0.483
4858237       65.52                                  0.250                    0.017        0.358
4858819       90.00                      33          0.250                    0.017        0.983
4859523       90.00                      06          0.250                    0.017        0.608
4859781       79.99                                  0.250                    0.017        0.483
4859801       64.63                                  0.250                    0.017        0.358
4860382       60.00                                  0.250                    0.017        0.983
4860391       75.07                                  0.250                    0.017        0.608
4860400       66.83                                  0.250                    0.017        0.983
4860467       80.00                                  0.250                    0.017        0.358
4861271       78.79                                  0.250                    0.017        1.358
4861354       75.00                                  0.250                    0.017        0.858
4861472       64.42                                  0.250                    0.017        0.608
4861479       79.53                                  0.250                    0.017        0.608
4861582       77.27                                  0.250                    0.017        0.358
4861725       75.00                                  0.250                    0.017        0.483
4861822       41.74                                  0.250                    0.017        0.858
4862068       80.00                                  0.250                    0.017        1.108
4862359       77.18                                  0.250                    0.017        0.233
4862651       59.44                                  0.250                    0.017        0.233
4863227       95.00                      01          0.250                    0.017        0.483
4863407       61.58                                  0.250                    0.017        0.733
4863443       80.00                                  0.250                    0.017        0.983
4863549       70.00                                  0.250                    0.017        0.483
4863637       80.00                                  0.250                    0.017        0.858
4864107       73.81                                  0.250                    0.017        0.608
4864818       64.10                                  0.250                    0.017        0.733
4864919       95.00                      06          0.250                    0.017        1.108
4864953       80.00                                  0.250                    0.017        0.358
4865045       90.00                      11          0.250                    0.017        0.983
4866163       85.00                      11          0.250                    0.017        0.233
4866246       78.70    FX30YR                        0.250                    0.017        0.858
4866433       89.47                      11          0.250                    0.017        0.733
4866517       38.77                                  0.250                    0.017        0.233
4866825       69.57                                  0.250                    0.017        0.483
4866833       51.72                                  0.250                    0.017        0.858
4866957       80.00                                  0.250                    0.017        0.233
4867043       80.00                                  0.250                    0.017        0.858
4867922       61.52                                  0.250                    0.017        0.233
4868078       80.00                                  0.250                    0.017        0.858
4868366       80.00                                  0.250                    0.017        0.233
4868891       69.32                                  0.250                    0.017        0.358
4868973       80.00                                  0.250                    0.017        0.358
4869057       77.37    GD 3YR                        0.250                    0.017        0.358
4869091       80.00                                  0.250                    0.017        0.483
4869151       69.64                                  0.250                    0.017        0.358
4869270       72.88    FX30YR                        0.250                    0.017        0.108
4869593       80.00                                  0.250                    0.017        0.608
4870016       80.00                                  0.250                    0.017        0.358
4871185       67.18                                  0.250                    0.017        0.000
4871377       69.00                                  0.250                    0.017        0.608
4871655       50.91                                  0.250                    0.017        0.233
4872018       34.89                                  0.250                    0.017        0.608
4872028       76.74                                  0.250                    0.017        0.358
4872277       78.85                                  0.250                    0.017        0.358
4872435       60.99                                  0.250                    0.017        0.733
4872443       69.76                                  0.250                    0.017        0.358
4872713       71.20                                  0.250                    0.017        0.733
4872927       74.97                                  0.250                    0.017        0.858
4872940       70.00                                  0.250                    0.017        0.233
4873171       68.07                                  0.250                    0.017        0.483
4873483       65.39                                  0.250                    0.017        0.608
4873557       85.00                      11          0.250                    0.017        0.733
4874477       80.00                                  0.250                    0.017        0.858
4874576       67.25                                  0.250                    0.017        0.358
4874802       73.27                                  0.250                    0.017        0.483
4875879       65.42                                  0.250                    0.017        0.233
4875903       80.00                                  0.250                    0.017        0.483
4876444       87.86                      01          0.250                    0.017        0.733
4876858       89.76                      06          0.250                    0.017        0.608
4876860       59.67                                  0.250                    0.017        0.358
4876888       80.00                                  0.250                    0.017        0.608
4877535       77.79                                  0.250                    0.017        0.483
4877820       89.49                      12          0.250                    0.017        0.858
4878210       62.47                                  0.250                    0.017        0.233
4878423       76.60                                  0.250                    0.017        0.483
4878481       80.00                                  0.250                    0.017        0.733
4879070       66.50                                  0.250                    0.017        0.483
4879280       75.83                                  0.250                    0.017        0.233
4879591       74.95                                  0.250                    0.017        0.733
4879639       75.00                                  0.250                    0.017        0.358
4879689       78.11                                  0.250                    0.017        0.483
4880037       89.89                      33          0.250                    0.017        0.858
4880367       65.00                                  0.250                    0.017        0.483
4880499       82.15                      11          0.250                    0.017        0.608
4882355       63.82                                  0.250                    0.017        0.233
4882430       69.89                                  0.250                    0.017        0.233
4882635       79.87                                  0.250                    0.017        0.608
4882790       79.19                                  0.250                    0.017        0.733
4882848       80.00                                  0.250                    0.017        0.358
4882889       74.22                                  0.250                    0.017        0.733
4882900       38.60                                  0.250                    0.017        0.608
4883269       78.00                                  0.250                    0.017        0.358
4883383       79.28                                  0.250                    0.017        0.533
4883399       94.04                      17          0.250                    0.017        0.233
4883680       88.72                      11          0.250                    0.017        0.233
4883979       66.91                                  0.250                    0.017        0.608
4883987       80.00                                  0.250                    0.017        0.233
4884041       59.84                                  0.250                    0.017        0.483
4884105       70.00                                  0.250                    0.017        0.733
4884218       75.77                                  0.250                    0.017        0.483
4884472       76.24                                  0.250                    0.017        0.233
4884779       76.41                                  0.250                    0.017        0.608
4884886       55.56                                  0.250                    0.017        0.233
4884995       75.04                                  0.250                    0.017        0.358
4885493       65.05                                  0.250                    0.017        0.483
4885649       72.60                                  0.250                    0.017        0.783
4885942       80.00                                  0.250                    0.017        0.733
4886119       85.07                      06          0.250                    0.017        0.358
4886181       80.00                                  0.250                    0.017        0.233
4886340       75.68                                  0.250                    0.017        0.733
4886484       88.34                      01          0.250                    0.017        0.608
4886518       50.00                                  0.250                    0.017        0.233
4886666       36.00                                  0.250                    0.017        0.358
4886740       76.00                                  0.250                    0.017        0.358
4886766       55.95                                  0.250                    0.017        0.358
4886856       72.66                                  0.250                    0.017        0.358
4886960       77.98                                  0.250                    0.017        0.483
4886981       55.66                                  0.250                    0.017        0.358
4887003       90.00                      06          0.250                    0.017        0.233
4887012       64.98                                  0.250                    0.017        0.483
4887036       61.12                                  0.250                    0.017        0.233
4887112       56.87                                  0.250                    0.017        0.358
4887204       69.97                                  0.250                    0.017        0.983
4887257       63.18                                  0.250                    0.017        0.608
4887442       84.57                      33          0.250                    0.017        0.108
4887885       62.74                                  0.250                    0.017        0.358
4887969       80.00                                  0.250                    0.017        0.608
4887993       88.19                      06          0.250                    0.017        1.108
4888015       80.00                                  0.250                    0.017        1.358
4888023       79.75                                  0.250                    0.017        0.608
4888025       51.32                                  0.250                    0.017        0.483
4888030       60.16                                  0.250                    0.017        0.483
4888032       45.80                                  0.250                    0.017        0.358
4888051       69.66                                  0.250                    0.017        0.608
4888141       77.12                                  0.250                    0.017        0.358
4888156       56.64                                  0.250                    0.017        0.358
4888183       60.68                                  0.250                    0.017        0.483
4888402       76.60    GD 4YR                        0.250                    0.017        0.108
4888434       90.00                      33          0.250                    0.017        0.358
4888649       80.00                                  0.250                    0.017        0.483
4889232       60.00                                  0.250                    0.017        0.233
4889248       89.97                      17          0.250                    0.017        0.733
4889366       72.82                                  0.250                    0.017        0.358
4889506       39.03                                  0.250                    0.017        0.358
4889553       63.28                                  0.250                    0.017        0.358
4889601       66.02                                  0.250                    0.017        0.608
4889668       66.85                                  0.250                    0.017        0.608
4890087       61.14                                  0.250                    0.017        0.233
4890185       89.98                      06          0.250                    0.017        0.233
4890351       84.82                      06          0.250                    0.017        0.108
4890416       79.20                                  0.250                    0.017        0.483
4890564       70.00                                  0.250                    0.017        0.733
4890592       75.76                                  0.250                    0.017        0.233
4890673       68.08                                  0.250                    0.017        0.233
4890729       78.77                                  0.250                    0.017        0.108
4890818       73.14                                  0.250                    0.017        0.483
4891010       80.00                                  0.250                    0.017        0.858
4891064       65.88                                  0.250                    0.017        0.358
4891103       63.09                                  0.250                    0.017        0.358
4891227       78.79                                  0.250                    0.017        0.608
4891240       79.49                                  0.250                    0.017        0.233
4891253       75.79                                  0.250                    0.017        0.358
4891357       77.56                                  0.250                    0.017        0.233
4891368       36.11                                  0.250                    0.017        0.358
4891494       61.22                                  0.250                    0.017        0.983
4891675       55.82                                  0.250                    0.017        0.233
4891682       67.96                                  0.250                    0.017        0.108
4891716       66.06                                  0.250                    0.017        0.108
4891812       46.59                                  0.250                    0.017        0.233
4891845       80.00                                  0.250                    0.017        0.733
4891962       61.96                                  0.250                    0.017        0.858
4891997       90.00                      17          0.250                    0.017        0.358
4892041       80.00                                  0.250                    0.017        0.358
4892047       74.88                                  0.250                    0.017        0.358
4892077       88.23                      24          0.250                    0.017        0.733
4892111       64.06                                  0.250                    0.017        0.233
4892189       73.89                                  0.250                    0.017        0.608
4892356       61.68                                  0.250                    0.017        0.233
4892385       80.00                                  0.250                    0.017        0.983
4892396       67.56                                  0.250                    0.017        0.108
4892459       69.88                                  0.250                    0.017        0.358
4892478       55.76                                  0.250                    0.017        0.608
4892486       60.14                                  0.250                    0.017        0.483
4892495       52.43                                  0.250                    0.017        0.358
4892532       49.62                                  0.250                    0.017        0.233
4892576       48.97                                  0.250                    0.017        0.358
4892592       53.30                                  0.250                    0.017        0.733
4892616       79.23                                  0.250                    0.017        0.608
4892634       86.79                      17          0.250                    0.017        0.733
4892674       70.55                                  0.250                    0.017        0.608
4892688       48.81                                  0.250                    0.017        0.483
4892851       58.99                                  0.250                    0.017        0.358
4892858       67.92                                  0.250                    0.017        0.358
4892921       76.53                                  0.250                    0.017        0.358
4893055       75.85                                  0.250                    0.017        0.108
4893154       54.00                                  0.250                    0.017        0.483
4893189       70.00                                  0.250                    0.017        0.608
4893310       62.86                                  0.250                    0.017        0.233
4893322       58.33                                  0.250                    0.017        0.233
4893464       51.00                                  0.250                    0.017        0.608
4893626       68.57                                  0.250                    0.017        0.358
4893631       69.09                                  0.250                    0.017        0.358
4893687       84.57                      17          0.250                    0.017        0.483
4893727       60.91                                  0.250                    0.017        0.608
4893862       58.82                                  0.250                    0.017        0.233
4893869       80.00                                  0.250                    0.017        0.483
4894057       52.00                                  0.250                    0.017        0.358
4894161       55.63                                  0.250                    0.017        0.358
4894172       65.64                                  0.250                    0.017        0.233
4894175       25.33                                  0.250                    0.017        0.358
4894181       51.49                                  0.250                    0.017        0.483
4894194       69.91                                  0.250                    0.017        0.608
4894195       56.02                                  0.250                    0.017        0.483
4894383       34.63                                  0.250                    0.017        0.483
4894505       58.82                                  0.250                    0.017        0.108
4894520       73.29                                  0.250                    0.017        0.108
4894552       49.88                                  0.250                    0.017        0.108
4894614       90.00                      33          0.250                    0.017        0.233
4894617       59.39                                  0.250                    0.017        0.608
4894700       74.19                                  0.250                    0.017        0.608
4894704       83.87                      33          0.250                    0.017        0.233
4894786       57.74                                  0.250                    0.017        0.233
4894790       55.13                                  0.250                    0.017        0.233
4894847       94.74                      01          0.250                    0.017        0.608
4894993       57.10                                  0.250                    0.017        0.233
4895013       63.22                                  0.250                    0.017        0.233
4895058       62.68                                  0.250                    0.017        0.358
4895093       43.27                                  0.250                    0.017        0.233
4895123       69.74                                  0.250                    0.017        0.608
4895150       59.38                                  0.250                    0.017        0.233
4895194       66.69                                  0.250                    0.017        0.233
4895203       62.63                                  0.250                    0.017        0.358
4895204       80.00                                  0.250                    0.017        0.358
4895209       75.00                                  0.250                    0.017        0.108
4895377       71.00                                  0.250                    0.017        0.483
4895398       69.35                                  0.250                    0.017        0.358
4895444       67.85                                  0.250                    0.017        0.983
4895445       72.65                                  0.250                    0.017        0.233
4895551       79.65                                  0.250                    0.017        0.983
4895562       67.01                                  0.250                    0.017        0.358
4895574       79.11                                  0.250                    0.017        0.358
4895646       64.82                                  0.250                    0.017        0.358
4895662       61.03                                  0.250                    0.017        0.108
4895669       53.13                                  0.250                    0.017        0.233
4895676       55.48                                  0.250                    0.017        0.358
4895716       75.75                                  0.250                    0.017        0.608
4895806       71.62                                  0.250                    0.017        0.608
4895824       54.66                                  0.250                    0.017        0.608
4895830       47.63                                  0.250                    0.017        0.608
4895903       85.16                      33          0.250                    0.017        0.233
4895962       79.05                                  0.250                    0.017        0.608
4896052       43.23                                  0.250                    0.017        0.483
4896065       75.00                                  0.250                    0.017        0.608
4896077       79.27                                  0.250                    0.017        0.608
4896143       54.09                                  0.250                    0.017        0.358
4896173       90.00                      01          0.250                    0.017        0.483
4896202       49.23                                  0.250                    0.017        0.358
4896272       76.39                                  0.250                    0.017        0.983
4896314       63.54                                  0.250                    0.017        0.233
4896356       27.16                                  0.250                    0.017        0.483
4896529       80.00                                  0.250                    0.017        0.858
4896542       68.97                                  0.250                    0.017        0.358
4896578       66.21                                  0.250                    0.017        0.233
4896612       67.31                                  0.250                    0.017        0.233
4896745       69.40                                  0.250                    0.017        0.108
4896850       50.73                                  0.250                    0.017        0.733
4896883       78.79                                  0.250                    0.017        0.358
4896888       69.23                                  0.250                    0.017        0.233
4896944       69.57                                  0.250                    0.017        0.233
4896947       55.43                                  0.250                    0.017        0.233
4896956       56.91                                  0.250                    0.017        0.233
4896967       55.21                                  0.250                    0.017        0.233
4897030       74.86                                  0.250                    0.017        0.233
4897035       73.20                                  0.250                    0.017        0.483
4897060       69.67                                  0.250                    0.017        0.233
4897101       71.14                                  0.250                    0.017        0.483
4897119       76.67                                  0.250                    0.017        0.608
4897171       49.71                                  0.250                    0.017        0.233
4897176       67.03                                  0.250                    0.017        0.233
4897188       50.63                                  0.250                    0.017        0.483
4897192       48.28                                  0.250                    0.017        0.483
4897209       68.42                                  0.250                    0.017        0.733
4897335       27.27                                  0.250                    0.017        0.233
4897339       35.49                                  0.250                    0.017        0.358
4897357       67.90                                  0.250                    0.017        0.233
4897411       89.90                      33          0.250                    0.017        0.108
4897482       68.48                                  0.250                    0.017        0.233
4897543       74.58                                  0.250                    0.017        0.108
4897547       61.82                                  0.250                    0.017        0.358
4897550       75.00                                  0.250                    0.017        0.733
4897728       73.52                                  0.250                    0.017        0.233
4897737       38.06                                  0.250                    0.017        0.108
4897750       79.74                                  0.250                    0.017        0.233
4897754       66.40                                  0.250                    0.017        0.233
4897820       71.11                                  0.250                    0.017        0.608
4897877       74.29                                  0.250                    0.017        0.108
4897956       79.49                                  0.250                    0.017        0.733
4897980       45.12                                  0.250                    0.017        0.733
4898005       72.95                                  0.250                    0.017        0.233
4898022       58.67                                  0.250                    0.017        0.108
4898028       70.00                                  0.250                    0.017        0.233
4898029       75.45                                  0.250                    0.017        0.108
4898034       22.06                                  0.250                    0.017        0.233
4898041       70.00                                  0.250                    0.017        0.233
4898042       66.38                                  0.250                    0.017        0.233
4898043       48.31                                  0.250                    0.017        0.108
4898045       79.11                                  0.250                    0.017        0.233
4898049       73.11                                  0.250                    0.017        0.483
4898057       53.85                                  0.250                    0.017        0.233
4898073       60.22                                  0.250                    0.017        0.233
4898083       67.70                                  0.250                    0.017        0.233
4898091       79.19                                  0.250                    0.017        0.233
4898100       60.29                                  0.250                    0.017        0.358
4898105       69.61                                  0.250                    0.017        0.483
4898110       78.83                                  0.250                    0.017        0.108
4898136       69.59                                  0.250                    0.017        0.233
4898146       67.57                                  0.250                    0.017        0.233
4898148       56.95                                  0.250                    0.017        0.233
4898153       72.13                                  0.250                    0.017        0.233
4898155       64.73                                  0.250                    0.017        0.483
4898166       67.50                                  0.250                    0.017        0.608
4898188       66.20                                  0.250                    0.017        0.108
4898204       79.69                                  0.250                    0.017        0.483
4898208       64.84                                  0.250                    0.017        0.108
4898209       69.99                                  0.250                    0.017        0.108
4898224       61.47                                  0.250                    0.017        0.233
4898232       90.00                      06          0.250                    0.017        0.233
4898241       68.81                                  0.250                    0.017        0.233
4898255       76.92                                  0.250                    0.017        0.358
4898272       60.23                                  0.250                    0.017        0.233
4898280       30.70                                  0.250                    0.017        0.233
4898286       55.80                                  0.250                    0.017        0.108
4898325       74.07                                  0.250                    0.017        0.233
4898333       58.03                                  0.250                    0.017        0.233
4898368       62.99                                  0.250                    0.017        0.358
4898389       64.11                                  0.250                    0.017        0.483
4898397       66.25                                  0.250                    0.017        0.108
4898400       90.00                      11          0.250                    0.017        1.108
4898427       89.89                      33          0.250                    0.017        0.608
4898467       49.02                                  0.250                    0.017        0.108
4898475       67.59                                  0.250                    0.017        0.233
4898514       71.93                                  0.250                    0.017        0.358
4898530       70.00                                  0.250                    0.017        0.358
4898531       54.29                                  0.250                    0.017        0.483
4898539       70.92                                  0.250                    0.017        0.358
4898545       64.02                                  0.250                    0.017        0.483
4898557       57.38                                  0.250                    0.017        0.108
4898605       80.00                                  0.250                    0.017        0.108
4898616       63.64                                  0.250                    0.017        0.233
4898620       68.16                                  0.250                    0.017        0.108
4898621       44.64                                  0.250                    0.017        0.108
4898628       78.39                                  0.250                    0.017        0.233
4898636       78.86                                  0.250                    0.017        0.108
4898639       49.92                                  0.250                    0.017        0.233
4898671       63.83                                  0.250                    0.017        0.233
4898672       63.44                                  0.250                    0.017        0.233
4898688       64.12                                  0.250                    0.017        0.483
4898691       49.03                                  0.250                    0.017        0.233
4898699       64.88                                  0.250                    0.017        0.358
4898725       58.87                                  0.250                    0.017        0.608
4898728       85.00                      17          0.250                    0.017        0.733
4898762       60.13                                  0.250                    0.017        0.233
4898807       74.88                                  0.250                    0.017        0.483
4898894       49.52                                  0.250                    0.017        0.108
4898899       45.09                                  0.250                    0.017        0.358
4898927       39.13                                  0.250                    0.017        0.483
4898933       46.87                                  0.250                    0.017        0.358
4898948       60.84                                  0.250                    0.017        0.233
4898968       75.78                                  0.250                    0.017        0.233
4898977       78.43                                  0.250                    0.017        0.483
4899023       77.75                                  0.250                    0.017        0.858
4899062       68.25                                  0.250                    0.017        0.483
4899064       73.92                                  0.250                    0.017        0.358
4899066       44.89                                  0.250                    0.017        0.858
4899158       46.76                                  0.250                    0.017        0.108
4899172       70.27                                  0.250                    0.017        0.108
4899178       61.05                                  0.250                    0.017        0.483
4899207       59.32                                  0.250                    0.017        0.108
4899210       58.95                                  0.250                    0.017        0.733
4899251       63.79                                  0.250                    0.017        0.233
4899256       64.25                                  0.250                    0.017        0.608
4899271       59.64                                  0.250                    0.017        0.608
4899312       52.47                                  0.250                    0.017        0.233
4899346       60.00                                  0.250                    0.017        0.358
4899430       95.00                      06          0.250                    0.017        1.108
4899469       79.69                                  0.250                    0.017        0.483
4899591       39.86                                  0.250                    0.017        0.233
4899646       65.37                                  0.250                    0.017        0.608
4899689       79.24                                  0.250                    0.017        0.358
4899958       79.75                                  0.250                    0.017        0.233
4899982       56.89                                  0.250                    0.017        0.233
4900158       71.60                                  0.250                    0.017        0.233
4900218       95.00                      11          0.250                    0.017        1.108
4900268       73.04                                  0.250                    0.017        0.233
4900444       61.18                                  0.250                    0.017        0.733
4900541       75.00                                  0.250                    0.017        0.608
4900559       67.42                                  0.250                    0.017        0.233
4900605       80.00                                  0.250                    0.017        0.733
4900629       76.57                                  0.250                    0.017        0.608
4900656       78.77                                  0.250                    0.017        0.608
4900758       68.89                                  0.250                    0.017        0.000
4900826       61.52                                  0.250                    0.017        0.108
4900848       52.11                                  0.250                    0.017        0.358
4900894       75.00                                  0.250                    0.017        0.483
4900976       74.63                                  0.250                    0.017        0.483
4901114       54.21                                  0.250                    0.017        0.733
4901155       75.00                                  0.250                    0.017        0.858
4901400       84.33                      17          0.250                    0.017        1.108
4901491       57.73                                  0.250                    0.017        0.483
4901503       50.84                                  0.250                    0.017        0.483
4901513       63.05                                  0.250                    0.017        0.358
4901613       53.02                                  0.250                    0.017        0.108
4901618       39.07                                  0.250                    0.017        0.108
4901733       75.00                                  0.250                    0.017        0.983
4901737       52.38                                  0.250                    0.017        0.733
4901917       32.64                                  0.250                    0.017        0.608
4901951       68.65                                  0.250                    0.017        0.108
4901962       58.06                                  0.250                    0.017        0.108
4902089       69.51                                  0.250                    0.017        0.983
4902095       73.97                                  0.250                    0.017        0.483
4902155       80.00                                  0.250                    0.017        0.358
4902303       42.75                                  0.250                    0.017        0.358
4902579       75.00                                  0.250                    0.017        0.233
4902775       80.00                                  0.250                    0.017        0.983
4902809       69.62                                  0.250                    0.017        0.608
4903071       48.48                                  0.250                    0.017        0.358
4903168       76.18                                  0.250                    0.017        0.108
4903364       80.00                                  0.250                    0.017        0.608
4903408       48.44                                  0.250                    0.017        0.108
4903547       64.86                                  0.250                    0.017        0.608
4903562       78.84                                  0.250                    0.017        1.233
4903580       71.50                                  0.250                    0.017        0.233
4903657       54.95                                  0.250                    0.017        0.733
4903715       52.40                                  0.250                    0.017        0.233
4903922       73.54                                  0.250                    0.017        0.108
4904141       75.00                                  0.250                    0.017        1.233
4904188       80.00                                  0.250                    0.017        0.000
4904555       67.01                                  0.250                    0.017        0.608
4904735       63.41                                  0.250                    0.017        1.233
4904869       61.34                                  0.250                    0.017        0.233
4905259       87.62                      11          0.250                    0.017        0.608
4905671       80.00                                  0.250                    0.017        1.108
4905699       38.66                                  0.250                    0.017        0.233
4905786       80.00                                  0.250                    0.017        0.233
4905800       57.14                                  0.250                    0.017        0.233
4905811       40.41                                  0.250                    0.017        0.233
4906082       69.57                                  0.250                    0.017        0.358
4906140       59.09                                  0.250                    0.017        0.233
4906168       73.55                                  0.250                    0.017        0.483
4906383       80.00                                  0.250                    0.017        1.233
4906437       76.39                                  0.250                    0.017        0.358
4906649       69.86                                  0.250                    0.017        0.233
4906736       80.00                                  0.250                    0.017        0.358
4906944       85.00                      17          0.250                    0.017        0.000
4907057       77.85                                  0.250                    0.017        0.483
4907247       52.46                                  0.250                    0.017        0.233
4908012       74.82                                  0.250                    0.017        0.733
4908051       68.37                                  0.250                    0.017        0.233
4908268       66.00                                  0.250                    0.017        0.858
4908419       60.00                                  0.250                    0.017        0.858
4908700       69.72                                  0.250                    0.017        0.233
4909128       60.46                                  0.250                    0.017        0.358
4909500       80.00                                  0.250                    0.017        0.108
4909591       70.00                                  0.250                    0.017        1.233
4909623       80.00                                  0.250                    0.017        0.983
4909633       77.61                                  0.250                    0.017        0.358
4909698       62.64                                  0.250                    0.017        0.233
4909772       61.15                                  0.250                    0.017        0.358
4909896       68.19                                  0.250                    0.017        0.483
4910165       46.67                                  0.250                    0.017        1.108
4910274       61.80                                  0.250                    0.017        0.733
4910476       85.45                      13          0.250                    0.017        0.858
4910511       76.53                                  0.250                    0.017        0.608
4910827       65.00                                  0.250                    0.017        1.108
4910915       80.00                                  0.250                    0.017        0.483
4911059       80.00                                  0.250                    0.017        0.358
4911250       49.66                                  0.250                    0.017        0.358
4911862       70.00                                  0.250                    0.017        0.858
4912057       80.00                                  0.250                    0.017        0.483
4912082       80.00                                  0.250                    0.017        0.608
4912108       51.41                                  0.250                    0.017        0.233
4912282       72.28                                  0.250                    0.017        0.608
4912451       70.00                                  0.250                    0.017        0.733
4912467       75.59                                  0.250                    0.017        1.108
4912883       90.00                      17          0.250                    0.017        0.733
4913105       72.38                                  0.250                    0.017        0.483
4913320       79.55                                  0.250                    0.017        0.358
4913321       79.70                                  0.250                    0.017        0.233
4913324       90.00                      06          0.250                    0.017        0.608
4913427       84.92                      11          0.250                    0.017        0.358
4913535       50.77                                  0.250                    0.017        0.483
4914145       74.76                                  0.250                    0.017        0.233
4914188       62.63                                  0.250                    0.017        0.233
4914221       95.00                      06          0.250                    0.017        0.983
4914274       75.00                                  0.250                    0.017        0.983
4914689       62.62                                  0.250                    0.017        0.358
4915001       80.00                                  0.250                    0.017        0.483
4915151       55.16                                  0.250                    0.017        0.858
4915613       90.00                      11          0.250                    0.017        0.733
4915622       57.29                                  0.250                    0.017        0.733
4915625       83.25                      33          0.250                    0.017        0.858
4915864       75.65                                  0.250                    0.017        0.358
4915964       56.14                                  0.250                    0.017        0.483
4915984       32.35                                  0.250                    0.017        0.858
4916106       76.92                                  0.250                    0.017        0.608
4916157       95.00                      33          0.250                    0.017        1.108
4916459       80.00                                  0.250                    0.017        0.733
4916486       67.67                                  0.250                    0.017        0.358
4916495       58.57                                  0.250                    0.017        0.483
4916661       78.51                                  0.250                    0.017        0.358
4917275       58.43                                  0.250                    0.017        0.358
4917313       54.55                                  0.250                    0.017        0.233
4917404       71.21                                  0.250                    0.017        0.483
4917446       90.00                      11          0.250                    0.017        0.233
4917474       61.33                                  0.250                    0.017        0.733
4917558       45.64                                  0.250                    0.017        0.358
4917636       69.56                                  0.250                    0.017        0.108
4917680       76.62                                  0.250                    0.017        0.358
4917825       73.78                                  0.250                    0.017        0.358
4917830       78.09                                  0.250                    0.017        0.608
4917842       80.00                                  0.250                    0.017        0.358
4917876       74.13                                  0.250                    0.017        0.608
4917963       80.00                                  0.250                    0.017        0.733
4918108       66.07                                  0.250                    0.017        0.358
4918142       69.44                                  0.250                    0.017        0.358
4918417       67.33                                  0.250                    0.017        0.483
4918418       69.72                                  0.250                    0.017        0.483
4918463       76.08                                  0.250                    0.017        0.483
4918596       80.00                                  0.250                    0.017        0.108
4918750       77.68                                  0.250                    0.017        0.483
4918762       43.33                                  0.250                    0.017        0.858
4918766       70.60                                  0.250                    0.017        0.483
4919093       51.45                                  0.250                    0.017        0.358
4919097       67.86                                  0.250                    0.017        0.358
4919269       45.83                                  0.250                    0.017        0.358
4919350       72.58                                  0.250                    0.017        0.608
4919427       79.94                                  0.250                    0.017        0.483
4920510       80.00                                  0.250                    0.017        0.233
4921207       69.20                                  0.250                    0.017        0.483
4921213       62.04                                  0.250                    0.017        0.233
4921243       80.00                                  0.250                    0.017        0.483
4921252       74.48                                  0.250                    0.017        0.483
4921414       90.00                      12          0.250                    0.017        0.983
4921529       52.26                                  0.250                    0.017        0.858
4921887       76.70                                  0.250                    0.017        0.483
4921892       72.22                                  0.250                    0.017        0.483
4921913       69.20                                  0.250                    0.017        0.483
4922001       50.60                                  0.250                    0.017        0.358
4922022       71.05                                  0.250                    0.017        0.483
4922024       75.36                                  0.250                    0.017        0.483
4922035       79.38                                  0.250                    0.017        0.483
4922037       39.06                                  0.250                    0.017        0.483
4922041       83.33                      33          0.250                    0.017        0.108
4922074       75.41                                  0.250                    0.017        0.483
4922079       69.53                                  0.250                    0.017        0.483
4922095       79.77                                  0.250                    0.017        0.483
4922097       78.73                                  0.250                    0.017        0.483
4922106       72.71                                  0.250                    0.017        0.108
4922109       74.78                                  0.250                    0.017        0.483
4922127       70.35                                  0.250                    0.017        1.108
4922135       80.00                                  0.250                    0.017        0.358
4922139       64.71                                  0.250                    0.017        0.358
4922147       31.29                                  0.250                    0.017        0.358
4922194       72.11                                  0.250                    0.017        0.483
4922195       66.45                                  0.250                    0.017        0.483
4922201       73.06                                  0.250                    0.017        0.358
4922203       61.98                                  0.250                    0.017        0.358
4922211       44.11                                  0.250                    0.017        0.483
4922214       76.08                                  0.250                    0.017        0.483
4922653       90.00                      17          0.250                    0.017        0.108
4922686       66.18                                  0.250                    0.017        0.233
4922693       80.00                                  0.250                    0.017        1.108
4922707       74.95                                  0.250                    0.017        1.108
4922715       69.16                                  0.250                    0.017        0.483
4923565       47.31                                  0.250                    0.017        1.108
4923625       90.00                      01          0.250                    0.017        0.483
4923759       58.27                                  0.250                    0.017        0.608
4923766       75.00                                  0.250                    0.017        1.108
4923883       73.13                                  0.250                    0.017        0.108
4923908       90.00                      13          0.250                    0.017        0.983
4924043       90.00                      11          0.250                    0.017        1.233
4924100       88.52                      33          0.250                    0.017        0.233
4924103       87.96                      33          0.250                    0.017        1.108
4924117       74.29                                  0.250                    0.017        0.358
4924126       80.00                                  0.250                    0.017        0.108
4924214       75.00                                  0.250                    0.017        1.358
4924378       50.56                                  0.250                    0.017        0.858
4924501       90.00                      33          0.250                    0.017        0.608
4924509       83.35                      33          0.250                    0.017        0.233
4924514       66.67                                  0.250                    0.017        0.483
4924880       75.00                                  0.250                    0.017        0.983
4924890       77.00                                  0.250                    0.017        0.358
4925070       73.78                                  0.250                    0.017        0.358
4925074       77.58                                  0.250                    0.017        0.233
4925240       80.00                                  0.250                    0.017        0.733
4925270       70.00                                  0.250                    0.017        0.608
4925460       82.22                      12          0.250                    0.017        0.608
4925774       85.00                      11          0.250                    0.017        0.858
4925806       72.66                                  0.250                    0.017        0.483
4925826       69.89                                  0.250                    0.017        0.483
4925830       68.89                                  0.250                    0.017        0.233
4925836       74.35                                  0.250                    0.017        0.483
4925847       65.31                                  0.250                    0.017        0.233
4926253       80.00                                  0.250                    0.017        0.983
4926824       75.00                                  0.250                    0.017        0.483
4927181       55.00                                  0.250                    0.017        0.983
4927204       79.81                                  0.250                    0.017        0.858
4927207       69.07                                  0.250                    0.017        0.358
4927350       80.00                                  0.250                    0.017        1.108
4927389       69.64                                  0.250                    0.017        1.108
4928134       78.24                                  0.250                    0.017        0.233
4928136       72.53                                  0.250                    0.017        0.483
4928189       75.00                                  0.250                    0.017        0.608
4928273       89.88                      17          0.250                    0.017        0.858
4928528       80.00                                  0.250                    0.017        0.483
4928598       75.00                                  0.250                    0.017        0.233
4928908       53.51                                  0.250                    0.017        0.483
4928949       72.22                                  0.250                    0.017        0.233
4928971       80.00                                  0.250                    0.017        0.358
4928977       80.00                                  0.250                    0.017        0.483
4929134       46.01                                  0.250                    0.017        0.358
4929265       90.00                      33          0.250                    0.017        1.233
4929779       80.00                                  0.250                    0.017        0.608
4929981       84.75                      33          0.250                    0.017        0.733
4929997       67.36                                  0.250                    0.017        0.233
4930025       70.77                                  0.250                    0.017        0.608
4930149       74.99                                  0.250                    0.017        0.858
4930287       80.00                                  0.250                    0.017        1.108
4930414       75.00                                  0.250                    0.017        0.000
4930545       59.69                                  0.250                    0.017        0.858
4930759       80.00                                  0.250                    0.017        0.608
4930765       80.00                                  0.250                    0.017        0.733
4931148       78.75                                  0.250                    0.017        0.000
4931219       80.00                                  0.250                    0.017        1.108
4931349       86.97                      01          0.250                    0.017        0.483
4931391       57.47                                  0.250                    0.017        0.233
4931403       45.45                                  0.250                    0.017        0.358
4931918       75.00                                  0.250                    0.017        0.608
4932125       80.00                                  0.250                    0.017        0.983
4932367       80.00                                  0.250                    0.017        0.983
4932601       75.00                                  0.250                    0.017        0.733
4932993       68.77                                  0.250                    0.017        0.608
4933745       42.14                                  0.250                    0.017        0.233
4933821       80.00                                  0.250                    0.017        0.483
4934493       64.29                                  0.250                    0.017        0.858
4934756       78.11                                  0.250                    0.017        0.858
4934779       70.00                                  0.250                    0.017        0.358
4935411       92.00                      06          0.250                    0.017        0.358
4935631       62.96                                  0.250                    0.017        0.000
4936265       75.00                                  0.250                    0.017        0.608
4936304       70.00                                  0.250                    0.017        0.233
4936315       61.52                                  0.250                    0.017        0.000
4936574       79.37                                  0.250                    0.017        0.000
4936585       71.99                                  0.250                    0.017        0.108
4936707       90.00                      11          0.250                    0.017        0.858
4936722       78.42                                  0.250                    0.017        0.000
4936731       53.78                                  0.250                    0.017        0.483
4936745       77.22                                  0.250                    0.017        0.483
4937065       79.41                                  0.250                    0.017        0.608
4937133       78.89                                  0.250                    0.017        0.483
4937170       66.07                                  0.250                    0.017        1.858
4937202       74.69                                  0.250                    0.017        0.858
4937220       76.19                                  0.250                    0.017        0.858
4937240       76.63                                  0.250                    0.017        0.858
4937261       67.80                                  0.250                    0.017        0.983
4937333       88.95                      33          0.250                    0.017        0.858
4937513       65.71                                  0.250                    0.017        0.000
4937602       69.56                                  0.250                    0.017        0.108
4937662       80.00                                  0.250                    0.017        0.108
4937715       75.00                                  0.250                    0.017        1.108
4937814       75.24                                  0.250                    0.017        0.233
4937903       62.09                                  0.250                    0.017        0.358
4937912       53.10                                  0.250                    0.017        0.108
4937922       77.92                                  0.250                    0.017        0.858
4938174       37.24                                  0.250                    0.017        0.358
4938483       84.79                      17          0.250                    0.017        0.858
4938543       78.82                                  0.250                    0.017        0.858
4938761       80.00                                  0.250                    0.017        0.233
4938779       80.00                                  0.250                    0.017        0.858
4939111       77.33                                  0.250                    0.017        0.000
4939209       80.00                                  0.250                    0.017        0.858
4939254       72.00                                  0.250                    0.017        0.858
4939264       80.00                                  0.250                    0.017        0.858
4939281       79.22                                  0.250                    0.017        0.858
4939312       75.00                                  0.250                    0.017        0.983
4939540       67.71                                  0.250                    0.017        0.858
4940122       57.04                                  0.250                    0.017        0.858
4940174       73.82                                  0.250                    0.017        0.858
4940181       67.73                                  0.250                    0.017        0.858
4940282       77.94                                  0.250                    0.017        0.858
4940749       80.00                                  0.250                    0.017        0.858
4941173       72.73                                  0.250                    0.017        0.233
4942169       80.00                                  0.250                    0.017        0.483
4942669       95.00                      11          0.250                    0.017        0.983
4943011       67.69                                  0.250                    0.017        0.358
4943134       68.69                                  0.250                    0.017        0.000
4943487       64.90                                  0.250                    0.017        0.483
4944441       80.00                                  0.250                    0.017        0.358
4944808       73.19                                  0.250                    0.017        0.608
4945433       79.80                                  0.250                    0.017        0.733
4946061       58.20                                  0.250                    0.017        0.358
4946378       59.90                                  0.250                    0.017        0.358
4946789       80.00                                  0.250                    0.017        0.358
4947705       80.00                                  0.250                    0.017        0.233
4948289       80.00                                  0.250                    0.017        0.608
4948922       40.59                                  0.250                    0.017        0.233
4951828       79.89                                  0.250                    0.017        0.233
6413435       80.00                                  0.250                    0.017        0.000
6496839       65.00                                  0.250                    0.017        0.358
6513442       80.00                                  0.250                    0.017        0.000
6514127       75.18                                  0.250                    0.017        0.483
6553877       80.00                                  0.250                    0.017        0.000
6582535       67.19                                  0.250                    0.017        0.233
6602714       75.00                                  0.250                    0.017        0.733
6700469       66.17                                  0.250                    0.017        0.108
6703418       80.00                                  0.250                    0.017        0.233
6727015       80.00                                  0.250                    0.017        0.000
6783376       80.00                                  0.250                    0.017        0.358
6809791       72.23                                  0.250                    0.017        0.483
6812150       85.50                                  0.250                    0.017        0.108
6812803       80.00                                  0.250                    0.017        0.000
6813436       90.00                      06          0.250                    0.017        0.358
6816531       85.00                      01          0.250                    0.017        0.483
6816996       78.13                                  0.250                    0.017        0.483
6831348       90.00                      16          0.250                    0.017        0.233
6835757       80.00                                  0.250                    0.017        0.483
6838561       65.18                                  0.250                    0.017        0.000
6839966       79.93                                  0.250                    0.017        0.108
6841169       80.00                                  0.250                    0.017        0.000
6844812       80.00                                  0.250                    0.017        0.108
6847041       78.65                                  0.250                    0.017        0.608
6876634       90.00                      17          0.250                    0.017        0.608
6888520       80.00                                  0.250                    0.017        0.108
6888659       54.04                                  0.250                    0.017        0.233
6889843       79.99                                  0.250                    0.017        0.608
6892179       79.99                                  0.250                    0.017        0.108
6893347       84.13                      01          0.250                    0.017        0.733
6898302       95.00                      11          0.250                    0.017        0.733
6904407       79.81                                  0.250                    0.017        0.483
6908058       80.00                                  0.250                    0.017        0.233
6914766       80.00                                  0.250                    0.017        0.233
6917645       89.99                      17          0.250                    0.017        0.608
6919322       66.15                                  0.250                    0.017        0.483
6919733       80.00                                  0.250                    0.017        0.483
6919873       90.00                      33          0.250                    0.017        0.983
6920720       79.98                                  0.250                    0.017        0.858
6927698       79.99                                  0.250                    0.017        0.483
6930091       51.91                                  0.250                    0.017        0.108
6931106       94.98                      16          0.250                    0.017        0.608
6933756       72.79                                  0.250                    0.017        0.608
6936730       89.99                      06          0.250                    0.017        0.733
6942373       90.00                      17          0.250                    0.017        0.608
6949910       77.74                                  0.250                    0.017        0.000
6955764       79.99                                  0.250                    0.017        0.108
6957588       80.00                                  0.250                    0.017        0.233
6959348       71.95                                  0.250                    0.017        0.000
6963809       80.00                                  0.250                    0.017        0.483
6964925       78.83                                  0.250                    0.017        0.483
6965136       79.99                                  0.250                    0.017        0.233
6972309       79.99                                  0.250                    0.017        0.108
6972344       80.00                                  0.250                    0.017        0.858
6980036       88.44                      11          0.250                    0.017        0.358
6982897       80.00                                  0.250                    0.017        0.000
6987792       94.98                      16          0.250                    0.017        0.983
6989082       95.00                      06          0.250                    0.017        1.108
7000479       80.00                                  0.250                    0.017        0.483
7034825       95.00                      33          0.250                    0.017        0.233
7041899       69.99                                  0.250                    0.017        0.108
7056431       80.00                                  0.250                    0.017        0.358
7062205       79.99                                  0.250                    0.017        0.608
7076416       89.72                      17          0.250                    0.017        0.358
7083188       66.54                                  0.250                    0.017        0.483
7096632       77.74                                  0.250                    0.017        0.000
7113564       80.00                                  0.250                    0.017        0.000
7116118       70.00                                  0.250                    0.017        0.358
7117134       80.00                                  0.250                    0.017        0.483
7117922       82.88                      17          0.250                    0.017        0.733
7118340       70.00                                  0.250                    0.017        0.733
7119665       68.36                                  0.250                    0.017        0.483
7119989       69.96                                  0.250                    0.017        0.608
7121842       80.00                                  0.250                    0.017        0.483
7128634       90.00                      12          0.250                    0.017        0.483
7135645       90.00                      06          0.250                    0.017        0.108
7150609       79.99                                  0.250                    0.017        0.000
7166612       75.57                                  0.250                    0.017        0.000
7175670       80.00                                  0.250                    0.017        0.483
7179779       80.00                                  0.250                    0.017        0.483
7180251       79.88                                  0.250                    0.017        0.733
7184844       46.22                                  0.250                    0.017        0.483
7200498       53.33                                  0.250                    0.017        0.108
7202678       80.00                                  0.250                    0.017        0.733
7203897       50.00                                  0.250                    0.017        0.358
7212316       80.00                                  0.250                    0.017        0.483
7213515       80.00                                  0.250                    0.017        0.483
7213902       74.66                                  0.250                    0.017        0.000
7221667       80.00                                  0.250                    0.017        0.483
7224402       64.49                                  0.250                    0.017        0.000
7224445       64.00                                  0.250                    0.017        0.608
7225271       54.98                                  0.250                    0.017        0.608
7226543       90.00                      12          0.250                    0.017        0.608
7227037       60.80                                  0.250                    0.017        0.233
7228119       47.62                                  0.250                    0.017        0.233
7229102       59.48                                  0.250                    0.017        0.483
7231502       80.00                                  0.250                    0.017        0.733
7231795       69.92                                  0.250                    0.017        0.608
7231812       77.40                                  0.250                    0.017        0.483
7235922       75.00                                  0.250                    0.017        0.233
7237106       67.42                                  0.250                    0.017        0.233
7239581       50.00                                  0.250                    0.017        0.358
7239821       80.00                                  0.250                    0.017        0.733
7239867       75.00                                  0.250                    0.017        0.233
7239891       80.00                                  0.250                    0.017        0.483
7242140       80.00                                  0.250                    0.017        0.483
7249074       82.19                      06          0.250                    0.017        0.233
7249426       69.77                                  0.250                    0.017        0.108
7251238       68.35                                  0.250                    0.017        0.233
7257425       78.05                                  0.250                    0.017        0.358
7258528       60.12                                  0.250                    0.017        0.483
7258568       65.62                                  0.250                    0.017        0.608
7258596       71.75                                  0.250                    0.017        0.358
7258635       61.54                                  0.250                    0.017        0.233
7261995       44.95                                  0.250                    0.017        0.108
7264318       73.17                                  0.250                    0.017        0.733
7267861       52.38                                  0.250                    0.017        0.233
7270035       67.92                                  0.250                    0.017        0.608
7276280       95.00                      11          0.250                    0.017        0.483
7281466       47.11                                  0.250                    0.017        0.358
7282200       80.00                                  0.250                    0.017        0.233
7283139       79.28                                  0.250                    0.017        0.233
7283915       75.00                                  0.250                    0.017        1.233
7285558       74.86                                  0.250                    0.017        0.108
7292160       73.73                                  0.250                    0.017        0.483
7292930       59.47                                  0.250                    0.017        0.000
7293107       78.93                                  0.250                    0.017        0.108
7293309       66.56                                  0.250                    0.017        0.483
7294631       63.06                                  0.250                    0.017        0.858
7294884       63.33                                  0.250                    0.017        0.108
7294889       89.26                      17          0.250                    0.017        0.358
7295118       74.87                                  0.250                    0.017        0.358
7296615       69.99                                  0.250                    0.017        0.233
7297347       58.43                                  0.250                    0.017        0.483
7297876       49.64                                  0.250                    0.017        0.108
7298008       75.00                                  0.250                    0.017        0.233
7298411       60.97                                  0.250                    0.017        0.233
7298663       89.83                      06          0.250                    0.017        0.483
7298927       64.35                                  0.250                    0.017        0.483
7299409       63.16                                  0.250                    0.017        0.108
7299437       72.90                                  0.250                    0.017        0.233
7299470       80.00                                  0.250                    0.017        0.733
7300593       62.26                                  0.250                    0.017        0.358
7300734       65.56                                  0.250                    0.017        0.108
7300954       61.26                                  0.250                    0.017        0.358
7302353       78.97                                  0.250                    0.017        0.108
7302356       79.74                                  0.250                    0.017        0.000
7308790       69.66                                  0.250                    0.017        0.358
7308885       75.00                                  0.250                    0.017        0.233
7309680       33.82                                  0.250                    0.017        0.733
7310963       62.14                                  0.250                    0.017        0.358
7311102       79.51                                  0.250                    0.017        0.108
7311127       80.00                                  0.250                    0.017        0.108
7311153       58.33                                  0.250                    0.017        0.108
7311482       79.27                                  0.250                    0.017        0.233
7311708       41.08                                  0.250                    0.017        0.233
7311998       88.29                      17          0.250                    0.017        0.358
7312092       53.10                                  0.250                    0.017        0.358
7314126       94.99                      06          0.250                    0.017        0.483
7314794       80.00                                  0.250                    0.017        0.358
7316107       66.40                                  0.250                    0.017        0.233
7316432       50.62                                  0.250                    0.017        0.233
7317502       80.00                                  0.250                    0.017        0.108
7318191       80.00                                  0.250                    0.017        0.983
7318231       80.00                                  0.250                    0.017        0.358
7318383       90.00                      13          0.250                    0.017        0.608
7318531       58.75                                  0.250                    0.017        0.233
7319912       56.30                                  0.250                    0.017        0.108
7321385       62.28                                  0.250                    0.017        0.358
7323009       74.73                                  0.250                    0.017        0.983
7323046       80.00                                  0.250                    0.017        0.608
7324214       80.00                                  0.250                    0.017        0.000
7324345       79.77                                  0.250                    0.017        0.483
7325173       73.33                                  0.250                    0.017        0.608
7325783       66.63                                  0.250                    0.017        0.108
7327272       80.00                                  0.250                    0.017        0.483
7328664       80.00                                  0.250                    0.017        0.483
7329476       77.02                                  0.250                    0.017        0.733
7330005       95.00                      24          0.250                    0.017        0.358
7330245       77.00                                  0.250                    0.017        0.608
7330313       83.36                      01          0.250                    0.017        0.233
7330729       46.51                                  0.250                    0.017        0.233
7333051       72.06                                  0.250                    0.017        0.358
7336753       60.34                                  0.250                    0.017        0.000
7336815       79.84                                  0.250                    0.017        0.608
7337003       90.00                      06          0.250                    0.017        0.483
7337091       80.00                                  0.250                    0.017        0.233
7337237       90.00                      13          0.250                    0.017        1.358
7337403       80.00                                  0.250                    0.017        0.000
7337720       55.79                                  0.250                    0.017        0.108
7338616       62.58                                  0.250                    0.017        0.000
7339565       90.00                      06          0.250                    0.017        0.233
7340022       80.00                                  0.250                    0.017        0.233
7341402       82.18                                  0.250                    0.017        0.000
7341978       42.31                                  0.250                    0.017        0.233
7342056       80.00                                  0.250                    0.017        0.233
              80.00                                  0.250                    0.017        0.358
              77.59                                  0.250                    0.017        0.000
              39.81                                  0.250                    0.017        0.108
              79.94                                  0.250                    0.017        0.233
7347005       47.09                                  0.250                    0.017        0.233
7347971       61.20                                  0.250                    0.017        0.358
7348926       61.28                                  0.250                    0.017        0.108
7349153       65.79                                  0.250                    0.017        0.608
7349677       79.10                                  0.250                    0.017        0.108
7350052       71.35                                  0.250                    0.017        0.000
7350127       49.63                                  0.250                    0.017        0.233
7350195       62.71                                  0.250                    0.017        0.233
7350451       46.62                                  0.250                    0.017        0.233
7350876       77.64                                  0.250                    0.017        0.108
7352038       84.42                      01          0.250                    0.017        0.233
7352731       80.00                                  0.250                    0.017        0.108
7352757       58.00                                  0.250                    0.017        0.233
7353958       79.98                                  0.250                    0.017        0.000
7354666       61.62                                  0.250                    0.017        0.108
7355642       46.48                                  0.250                    0.017        0.233
7356144       46.97                                  0.250                    0.017        0.483
7356186       63.86                                  0.250                    0.017        0.108
7356409       33.21                                  0.250                    0.017        0.108
7356418       66.59                                  0.250                    0.017        0.108
7356421       75.46                                  0.250                    0.017        0.358
7356467       75.00                                  0.250                    0.017        0.108
7356771       69.32                                  0.250                    0.017        0.233
7356906       80.00                                  0.250                    0.017        0.000
7356918       80.00                                  0.250                    0.017        0.233
7357168       45.11                                  0.250                    0.017        0.733
7357405       60.87                                  0.250                    0.017        0.000
7359608       90.00                      12          0.250                    0.017        0.858
7360668       72.14                                  0.250                    0.017        0.358
7361657       75.00                                  0.250                    0.017        0.108
7361723       30.58                                  0.250                    0.017        0.483
7366314       62.13                                  0.250                    0.017        0.733
7366454       67.11                                  0.250                    0.017        0.483
7366502       59.82                                  0.250                    0.017        0.858
7367129       74.07                                  0.250                    0.017        0.608
7371013       80.00                                  0.250                    0.017        0.608
7373759       76.47                                  0.250                    0.017        0.858
7379524       70.94                                  0.250                    0.017        0.608
7380082       80.00                                  0.250                    0.017        0.608
7380185       75.19                                  0.250                    0.017        0.000
7382638       80.00                                  0.250                    0.017        0.108
7382782       65.20                                  0.250                    0.017        0.608
7384168       70.00                                  0.250                    0.017        0.733
7384825       60.36                                  0.250                    0.017        0.233
7386041       50.00                                  0.250                    0.017        0.608
7394922       80.00                                  0.250                    0.017        0.358
7394928       90.00                      17          0.250                    0.017        0.483
7395690       74.29                                  0.250                    0.017        0.233
7397602       52.53                                  0.250                    0.017        0.608
7398404       90.00                      24          0.250                    0.017        0.000
7401192       80.00                                  0.250                    0.017        0.483
7401975       40.00                                  0.250                    0.017        0.858
7404088       80.00                                  0.250                    0.017        0.233
7404570       80.00                                  0.250                    0.017        0.483
7406381       85.00                      24          0.250                    0.017        0.358
7409287       45.44                                  0.250                    0.017        0.858
7410835       62.00                                  0.250                    0.017        0.733
7413429       77.39                                  0.250                    0.017        0.233
7420335       49.30                                  0.250                    0.017        0.608
7431169       80.00                                  0.250                    0.017        0.733
7435115       80.00                                  0.250                    0.017        0.358
7437754       64.47                                  0.250                    0.017        0.608
7462435       80.00                                  0.250                    0.017        0.733
7464809       75.00                                  0.250                    0.017        0.483

           $357,831,190.56



COUNT:     1019
WAC:       7.20475125
WAM:       357.2425578
WALTV:     69.6972821

                                 EXHIBIT F-3

           [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1999-01  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)      (ii)                                                (iii)       (iv)         (v)     (vi)          (vii)        (viii)
-----    ---------------------------        -----  -----    --------   --------    --------   ----------   --------     ----------
                                                                                      NET
MORTGAGE                                                               MORTGAGE    MORTGAGE   CURRENT      ORIGINAL     SCHEDULED
LOAN                                               ZIP      PROPERTY   INTEREST    INTEREST   MONTHLY      TERM TO      MATURITY
NUMBER   CITY                               STATE  CODE       TYPE       RATE        RATE     PAYMENT      MATURITY       DATE
-------- ---------------------------        -----  -----    --------   --------    --------   ----------   --------    -----------
4800139  UNIVERSITY PARK                    FL     34201      SFD        7.250       6.500    $1,647.71     348        1-Mar-27
4837541  MONTVILLE                          OH     44256      SFD        7.500       6.500    $1,957.81     360        1-Oct-28
4843045  SAN DIEGO                          CA     92131      SFD        7.500       6.500    $2,880.76     360        1-Jul-28
4849726  AGOURA HILLS                       CA     91301      SFD        7.500       6.500    $2,964.67     360        1-Aug-28
4849924  PLEASANTON                         CA     94566      SFD        7.500       6.500    $1,978.78     360        1-Aug-28
4853321  PORTLAND                           CT     06480      SFD        7.375       6.500    $2,624.57     360        1-Jul-28
4854524  SPIRIT LAKE                        IA     51360      LCO        7.750       6.500    $1,934.31     360        1-Nov-27
4854689  ANCHORAGE                          AK     99515      LCO        7.750       6.500      $341.02     360        1-Dec-27
4854958  SALISBURY                          MD     21804      PUD        7.750       6.500    $1,540.28     360        1-Jan-28
4855767  PONTE VEDRA BEACH                  FL     32082      SFD        7.750       6.500    $1,701.90     317        1-May-24
4859372  HUNTINGTON BEACH                   CA     92648      LCO        7.500       6.500    $2,321.40     360        1-Jun-28
4859770  OAK RIDGE                          TN     37830      SFD        7.250       6.500    $1,918.63     360        1-Jun-28
4860268  SAN DIEGO                          CA     92130      SFD        7.750       6.500    $2,569.77     360        1-Jul-28
4860804  NEWPORT BEACH                      CA     92663      SFD        7.500       6.500    $3,747.79     360        1-May-28
4862501  ARDMORE                            PA     19003      HCO        7.375       6.500      $987.66     360        1-Sep-28
4869794  RALEIGH                            NC     27614      SFD        7.250       6.500    $3,383.25     360        1-Sep-28
4870051  GILBERT                            AZ     85234      SFD        7.500       6.500    $2,517.18     360        1-Aug-28
4870066  WESTLAKE                           LA     70669      SFD        7.250       6.500    $1,911.80     360        1-Aug-28
4871454  UPPER ARLINGTON                    OH     43221      SFD        7.500       6.500    $2,272.45     360        1-Aug-28
4871537  CHARLOTTESVILLE                    VA     22901      SFD        7.250       6.500    $3,990.74     360        1-Sep-28
4871560  OCEAN CITY                         NJ     08226      SFD        7.250       6.500    $2,701.42     360        1-Aug-28
4871743  ANNAPOLIS                          MD     21403      SFD        7.500       6.500    $2,657.02     360        1-Aug-28
4872112  DAVIDSONVILLE                      MD     21035      SFD        7.625       6.500    $1,888.40     360        1-Aug-28
4872331  STATEN ISLAND                      NY     10307      SFD        7.375       6.500    $2,169.42     360        1-Aug-28
4872393  MANDEVILLE                         LA     70471      SFD        7.125       6.500    $1,576.50     360        1-Nov-28
4872521  CROWNSVILLE                        MD     21032      PUD        7.500       6.500    $2,050.10     360        1-Aug-28
4872540  PHOENIX                            AZ     85018      SFD        7.250       6.500    $3,110.72     360        1-Aug-28
4872561  RUMSON                             NJ     07760      SFD        7.125       6.500    $4,244.43     360        1-Sep-28
4872568  LAS VEGAS                          NV     89107      PUD        6.875       6.500    $3,133.56     360        1-Aug-28
4873050  SCOTTSDALE                         AZ     85259      SFD        7.875       6.500    $1,957.69     360        1-Aug-28
4873197  MESA                               AZ     85205      PUD        7.125       6.500    $1,886.41     360        1-Aug-28
4873214  ATLANTA                            GA     30328      SFD        7.125       6.500    $2,517.01     360        1-Aug-28
4873264  LITTLETON                          CO     80126      SFD        7.250       6.500    $1,946.93     360        1-Aug-28
4873271  HARLEYSVILLE                       PA     19438      SFD        7.375       6.500    $1,810.95     360        1-Aug-28
4873465  MITCHELLVILLE                      MD     20720      SFD        8.250       6.500    $1,846.99     360        1-Aug-28
4873500  IRVING                             TX     75063      PUD        7.125       6.500    $2,110.43     360        1-Aug-28
4873679  FLAGSTAFF                          AZ     86001      SFD        7.000       6.500    $1,586.75     360        1-Aug-28
4873695  PARADISE VALLEY                    AZ     85253      SFD        7.375       6.500    $2,514.06     360        1-Aug-28
4873786  RICHMOND                           VA     23220      SFD        7.375       6.500    $2,120.38     360        1-Aug-28
4873799  OAKWOOD                            GA     30566      SFD        7.375       6.500    $2,348.30     360        1-Aug-28
4873829  SUSSEX                             WI     53089      SFD        7.250       6.500    $1,688.39     360        1-Aug-28
4873931  SPRING LAKE                        NJ     07762      SFD        7.500       6.500    $1,957.81     360        1-Sep-28
4874365  NEWTON                             MA     02159      SFD        8.250       6.500    $2,253.80     360        1-Aug-28
4874387  DETROIT                            MI     48214      SFD        7.125       6.500    $1,816.35     360        1-Aug-28
4874447  BETHESDA                           MD     20814      SFD        7.000       6.500    $1,995.91     360        1-Aug-28
4874466  RICHARDSON                         TX     75080      SFD        7.500       6.500    $1,957.81     360        1-Aug-28
4874495  HUDDLESTON                         VA     24104      SFD        7.375       6.500    $2,417.37     360        1-Aug-28
4874618  MINNETONKA                         MN     55345      SFD        7.375       6.500    $2,254.36     360        1-Aug-28
4874672  ALABASTER                          AL     35007      SFD        7.500       6.500    $2,183.65     360        1-Aug-28
4874688  EUREKA                             MO     63025      SFD        7.375       6.500    $2,707.45     360        1-Aug-28
4874696  APEX                               NC     27502      PUD        7.125       6.500    $1,974.67     360        1-Aug-28
4874850  RIO RICO                           AZ     85648      SFD        7.250       6.500    $1,603.80     360        1-May-28
4875020  PHOENIX                            AZ     85028      SFD        7.375       6.500    $1,989.15     360        1-Aug-28
4875059  ORLANDO                            FL     32817      SFD        7.250       6.500    $1,799.92     360        1-Aug-28
4875197  NORTH BARRINGTON                   IL     60010      SFD        7.375       6.500    $3,453.38     360        1-Aug-28
4875857  RADNOR TOWNSHIP                    PA     19010      SFD        7.125       6.500    $2,230.01     360        1-Aug-28
4875969  SCOTTSDALE                         AZ     85255      PUD        7.125       6.500    $3,368.59     360        1-Aug-28
4876179  SEATTLE                            WA     98119      SFD        7.250       6.500    $1,749.79     360        1-Aug-28
4876191  STATEN ISLAND                      NY     10314      SFD        7.625       6.500    $1,698.70     360        1-Sep-28
4876277  PAUPACK                            PA     18451      SFD        7.500       6.500    $2,372.44     360        1-Aug-28
4876310  FREMONT                            CA     94536      SFD        7.500       6.500    $1,863.41     360        1-Aug-28
4876739  UPPER SADDLE RIVER                 NJ     07458      SFD        7.375       6.500    $1,933.90     360        1-Aug-28
4877415  BOCA RATON                         FL     33496      PUD        7.375       6.500    $1,851.01     360        1-Aug-28
4877587  TULSA                              OK     74137      SFD        7.000       6.500    $1,995.91     360        1-Nov-28
4877837  PLACENTIA                          CA     92870      SFD        8.250       6.500    $2,111.06     360        1-Jul-28
4877881  SUNSET HILLS                       MO     63127      SFD        7.250       6.500    $2,455.84     360        1-Sep-28
4878282  LONG BEACH                         CA     90814      SFD        7.875       6.500    $2,189.71     360        1-Jul-28
4878535  CAPE CORAL                         FL     33914      SFD        7.375       6.500    $1,709.43     360        1-Nov-28
4879329  SIMI VALLEY                        CA     93065      SFD        7.500       6.500    $2,796.51     360        1-Sep-28
4879407  ZIONSVILLE                         IN     46077      PUD        7.500       6.500    $3,963.42     360        1-Aug-28
4879673  NAPA                               CA     94558      SFD        7.500       6.500    $5,532.19     360        1-Aug-28
4879840  MILLBURN                           NJ     07078      SFD        6.875       6.500    $3,218.95     360        1-Aug-28
4879966  ESSEXVILLE                         MI     48732      SFD        7.375       6.500      $884.79     360        1-Aug-28
4883997  PENSACOLA                          FL     32507      SFD        7.500       6.500    $1,734.05     360        1-Jul-28
4884037  GOLDEN BEACH                       FL     33160      SFD        7.375       6.500    $1,965.02     343        1-Mar-27
4884054  BOCA RATON                         FL     33496      SFD        7.125       6.500    $2,358.01     360        1-Aug-28
4884056  ORLANDO                            FL     32836      SFD        7.625       6.500    $2,558.00     360        1-Jul-23
4884059  LONGWOOD                           FL     32779      SFD        7.250       6.500    $2,182.96     360        1-Sep-28
4886348  CHICAGO                            IL     60610      HCO        7.250       6.500    $1,814.59     360        1-Sep-28
4886939  IRMO                               SC     29063      SFD        7.250       6.500    $2,585.45     360        1-Sep-28
4887140  BIXBY                              OK     74008      SFD        7.250       6.500    $2,892.43     360        1-Nov-28
4888381  SALT LAKE CITY                     UT     84103      SFD        7.125       6.500    $1,920.10     360        1-Sep-28
4888388  ANAHEIM                            CA     92807      SFD        7.875       6.500    $1,772.80     360        1-Sep-28
4889015  SAN JOSE                           CA     95138      SFD        7.750       6.500    $2,371.33     360        1-Aug-28
4889085  LA JOLLA                           CA     92037      SFD        7.500       6.500    $3,461.12     360        1-Aug-28
4889121  RICHMOND                           VA     23233      SFD        7.125       6.500    $1,824.09     360        1-Jun-28
4889134  WASHINGTON                         DC     20011      SFD        7.625       6.500    $1,649.16     360        1-Jul-28
4889149  SCOTTSDALE                         AZ     85259      PUD        7.625       6.500    $3,708.84     360        1-Aug-28
4889831  KNOXVILLE                          TN     37922      PUD        7.375       6.500    $2,486.43     360        1-Aug-28
4889854  SALT LAKE CITY                     UT     84105      SFD        7.250       6.500    $1,790.71     360        1-Sep-28
4889878  LONG VALLEY                        NJ     07053      SFD        7.875       6.500    $2,088.20     360        1-Sep-28
4889920  FORT COLLINS                       CO     80525      SFD        7.000       6.500    $3,773.60     360        1-Aug-28
4890063  OMAHA                              NE     68118      SFD        7.375       6.500    $2,284.06     360        1-Aug-28
4890461  PAYSON                             AZ     85541      SFD        7.625       6.500    $4,045.34     348        1-Jul-27
4891173  TAMPA                              FL     33613      SFD        7.125       6.500    $3,772.82     360        1-Sep-28
4892864  TULSA                              OK     74137      SFD        6.875       6.500    $1,763.85     360        1-Nov-28
4893429  SCOTTSDALE                         AZ     85262      PUD        7.250       6.500    $2,455.84     360        1-Sep-28
4893456  ROSWELL                            GA     30075      PUD        7.125       6.500    $1,588.63     360        1-Sep-28
4896063  LOS ANGELES                        CA     90068      SFD        7.500       6.500    $3,566.00     360        1-Sep-28
4896556  OREGON CITY                        OR     97045      SFD        7.000       6.500    $1,776.36     360        1-Oct-28
4896660  VALENCIA                           CA     91354      SFD        7.625       6.500    $1,783.65     360        1-Sep-28
4906860  CARPENTERIA                        CA     93013      SFD        7.375       6.500    $2,568.62     360        1-Oct-28
4906891  LEXINGTON                          MA     02173      SFD        7.375       6.500    $2,313.76     360        1-Sep-28
4906982  NAPERVILLE                         IL     60540      SFD        7.125       6.500    $1,750.66     360        1-Aug-28
4908106  VENTURA                            CA     93001      SFD        7.125       6.500    $2,236.75     360        1-Oct-28
4908143  SAN JOSE                           CA     95133      SFD        7.125       6.500    $2,021.16     360        1-Oct-28
4908328  CASCADE TOWNSHIP                   MI     49546      LCO        7.500       6.500    $4,544.89     360        1-Sep-28
4909450  NAPA                               CA     94558      SFD        7.250       6.500    $1,896.45     360        1-Oct-28
4909652  SAN DIEGO                          CA     92129      SFD        7.250       6.500    $1,807.77     360        1-Oct-28
4909816  EL CAJON                           CA     92019      SFD        7.750       6.500    $3,188.03     360        1-Oct-28
4909860  CHERRY HILL                        NJ     08003      SFD        7.375       6.500    $2,096.20     360        1-Sep-28
4909923  HERMOSA BEACH                      CA     90254      SFD        7.375       6.500    $2,072.03     360        1-Oct-28
4909934  CASTLE ROCK                        CO     80104      PUD        7.375       6.500    $1,868.97     360        1-Oct-28
4909962  GLEN ARM                           MD     21057      SFD        7.375       6.500    $2,672.91     360        1-Sep-28
4909983  LAKE FOREST                        IL     60045      SFD        7.375       6.500    $2,849.03     360        1-Oct-28
4910053  KINGWOOD                           TX     77345      SFD        7.375       6.500    $1,886.92     360        1-Sep-28
4910129  AURORA                             CO     80016      SFD        7.375       6.500    $2,143.86     360        1-Sep-28
4910284  SAN JOSE                           CA     95126      SFD        7.125       6.500    $3,220.11     360        1-Oct-28
4910313  WAYNE                              IL     60184      SFD        7.375       6.500    $3,042.42     360        1-Sep-28
4910670  CLIFTON                            VA     22024      SFD        7.500       6.500    $1,789.99     360        1-Sep-28
4910711  PALMYRA                            WI     53156      SFD        7.250       6.500    $1,894.41     360        1-Sep-28
4910759  GROSSE POINTE                      MI     48230      SFD        7.750       6.500    $1,743.04     360        1-Aug-28
4910784  HARVEY                             LA     70058      SFD        7.625       6.500    $1,719.94     360        1-Sep-28
4910910  ST. CHARLES                        IL     60175      SFD        7.625       6.500    $2,275.70     360        1-Oct-28
4911174  AURORA                             IL     60504      SFD        7.250       6.500    $1,952.39     360        1-Sep-28
4911257  ELM GROVE                          WI     53122      SFD        7.250       6.500    $2,176.15     360        1-Oct-28
4911324  COLORADO SPRINGS                   CO     80919      SFD        7.250       6.500    $2,234.27     348        1-Sep-27
4911340  HARTLAND                           WI     53029      SFD        7.500       6.500    $2,146.59     360        1-Sep-28
4911368  BURLINGAME                         CA     94010      SFD        7.625       6.500    $2,070.30     360        1-Sep-28
4911390  HARTLAND                           WI     53029      SFD        7.250       6.500    $1,869.17     360        1-Oct-28
4911406  WATERFORD                          WI     53185      SFD        7.250       6.500    $1,841.88     360        1-Oct-28
4911776  WELLESLEY                          MA     02482      SFD        7.250       6.500    $1,720.29     300        1-Sep-23
4911951  SPRINGFIELD                        MO     65809      SFD        7.250       6.500    $1,948.27     360        1-Oct-28
4912050  OCEANSIDE                          NY     11572      SFD        7.500       6.500    $1,887.88     360        1-Sep-28
4912055  ROCKVILLE                          MD     20853      SFD        7.750       6.500    $1,776.70     360        1-Oct-28
4912117  BELLEVUE                           WA     98008      SFD        7.625       6.500    $2,574.60     360        1-Oct-28
4916702  FALMOUTH                           ME     04015      SFD        7.750       6.500    $2,292.52     360        1-Dec-28
4919261  LAGUNA BEACH                       CA     92651      SFD        7.100       6.500    $3,037.59     360        1-Oct-28
4919337  ENCINITAS                          CA     92024      SFD        7.100       6.500    $2,620.93     360        1-Oct-28
4919385  SAN JOSE                           CA     95120      SFD        7.050       6.500    $2,166.48     360        1-Oct-28
4919412  SAN JOSE                           CA     95130      SFD        7.300       6.500    $1,930.57     360        1-Oct-28
4919422  LAKE FOREST                        CA     92630      PUD        7.200       6.500    $1,883.64     360        1-Oct-28
4919456  CAMBRIA                            CA     93428      SFD        6.950       6.500    $2,018.95     360        1-Oct-28
4919497  RANCHO PALOS VERDES                CA     90275      SFD        7.050       6.500    $3,743.19     360        1-Oct-28
4919506  SAN JOSE                           CA     95124      SFD        7.500       6.500    $1,813.07     360        1-Oct-28
4919511  SANTA CRUZ                         CA     95060      SFD        7.250       6.500    $2,285.30     360        1-Oct-28
4919530  SAN JOSE                           CA     95118      SFD        7.100       6.500    $1,692.85     360        1-Oct-28
4919531  NAPA                               CA     94558      SFD        7.250       6.500    $2,182.97     360        1-Oct-28
4919543  SAN JOSE                           CA     95120      SFD        6.950       6.500    $1,967.31     360        1-Oct-28
4919562  MORGAN HILL                        CA     95037      SFD        7.400       6.500    $2,769.52     360        1-Oct-28
4919572  MORGAN HILL                        CA     95037      SFD        7.350       6.500    $2,855.11     360        1-Oct-28
4919575  GILROY                             CA     95020      SFD        7.150       6.500    $1,972.19     360        1-Oct-28
4919589  SANTA BARBARA                      CA     93108      SFD        7.400       6.500    $2,423.33     360        1-Oct-28
4919610  DEL MAR                            CA     92104      SFD        7.300       6.500    $2,415.96     360        1-Oct-28
4919622  GLENVIEW                           IL     60025      SFD        7.450       6.500    $1,983.02     360        1-Oct-28
4919630  LAGUNA NIGEL                       CA     92677      PUD        7.400       6.500    $3,101.87     360        1-Oct-28
4919637  LOS ANGELES                        CA     90077      LCO        7.350       6.500    $3,968.48     360        1-Oct-28
4919639  RANCHO SANTA FE                    CA     92067      SFD        7.500       6.500    $4,195.29     360        1-Oct-28
4919645  SANTA ROSA                         CA     95404      SFD        7.400       6.500    $2,642.13     360        1-Oct-28
4919655  TORRANCE                           CA     90501      LCO        7.100       6.500    $1,666.64     360        1-Oct-28
4919663  SAN DIEGO                          CA     92130      SFD        7.250       6.500    $1,760.02     360        1-Oct-28
4919664  SAN JOSE                           CA     95119      SFD        7.450       6.500    $2,003.89     360        1-Oct-28
4919671  WALNUT CREEK                       CA     94598      SFD        7.350       6.500    $1,925.68     360        1-Oct-28
4919673  IRVINGTON                          NY     10533      SFD        7.400       6.500    $2,693.36     360        1-Oct-28
4919679  LONG BEACH                         CA     90803      SFD        7.350       6.500    $3,048.71     360        1-Oct-28
4919963  RIDGEFIELD                         CT     06877      SFD        7.450       6.500    $2,400.49     360        1-Oct-28
4919967  SALINAS                            CA     93908      SFD        7.400       6.500    $1,749.65     360        1-Oct-28
4919989  NEWPORT BEACH                      CA     92660      SFD        7.550       6.500    $1,986.37     360        1-Oct-28
4919997  LOS ANGELES                        CA     90008      SFD        7.350       6.500    $1,929.13     360        1-Oct-28
4920004  SAN MATEO                          CA     94402      SFD        7.100       6.500    $2,184.11     360        1-Oct-28
4920030  GLENDALE                           CA     91208      PUD        7.450       6.500    $1,720.01     360        1-Oct-28
4920039  SANTA ROSA                         CA     95403      SFD        7.350       6.500    $1,836.80     360        1-Oct-28
4920046  STUDIO CITY                        CA     91604      SFD        7.000       6.500    $1,949.34     360        1-Oct-28
4920064  NEWPORT BEACH                      CA     92660      PUD        7.150       6.500    $4,390.15     360        1-Oct-28
4920087  LAGUNA NIGUEL                      CA     92677      SFD        7.400       6.500    $2,319.48     360        1-Oct-28
4920091  BELL CANYON                        CA     91307      SFD        7.125       6.500    $1,677.56     360        1-Oct-28
4920092  SAN DIEGO                          CA     92106      SFD        7.500       6.500    $1,727.06     360        1-Oct-28
4920098  ALISO VIEJO                        CA     92656      PUD        7.200       6.500    $1,832.73     360        1-Oct-28
4920101  SAN JOSE                           CA     95130      SFD        7.050       6.500    $1,642.24     360        1-Oct-28
4920121  IRVINGTON                          NY     10533      SFD        7.250       6.500    $3,410.89     360        1-Oct-28
4920123  MORGAN HILL                        CA     95037      SFD        7.150       6.500    $3,456.06     360        1-Oct-28
4920129  SANTA ROSA                         CA     95404      SFD        7.400       6.500    $1,661.72     360        1-Oct-28
4920141  ERWINNA                            PA     18920      SFD        7.125       6.500    $2,245.17     360        1-Oct-28
4920149  MISSION VIEJO                      CA     92692      SFD        7.400       6.500    $2,395.64     360        1-Oct-28
4920165  LA CRESCENTA                       CA     91214      SFD        7.125       6.500    $2,425.39     360        1-Oct-28
4920219  GILROY                             CA     95020      SFD        7.450       6.500    $1,739.49     360        1-Oct-28
4920245  APTOS                              CA     95003      SFD        7.150       6.500    $2,499.01     360        1-Oct-28
4920288  ROHNERT PARK                       CA     94928      SFD        7.350       6.500    $2,164.76     360        1-Oct-28
4920300  CAMPBELL                           CA     95008      SFD        7.200       6.500    $3,183.52     360        1-Oct-28
4920313  SAN JOSE                           CA     95125      SFD        7.000       6.500    $2,082.40     360        1-Oct-28
4920320  SAN CARLOS                         CA     94070      SFD        7.400       6.500    $2,376.25     360        1-Oct-28
4920331  SAN DIMAS                          CA     91773      SFD        7.050       6.500    $1,671.66     360        1-Oct-28
4920352  NEVADA CITY                        CA     95959      SFD        7.450       6.500    $2,539.65     360        1-Oct-28
4920358  SOUTH PASADENA                     CA     91030      SFD        7.300       6.500    $1,871.61     360        1-Oct-28
4920359  SAN DIEGO                          CA     92122      SFD        7.250       6.500    $1,976.27     360        1-Oct-28
4920383  SAN JOSE                           CA     95132      SFD        7.000       6.500    $1,820.27     360        1-Oct-28
4920397  SAN PEDRO                          CA     90731      SFD        7.300       6.500    $1,892.18     360        1-Oct-28
4920418  REDWOOD CITY                       CA     94061      SFD        7.350       6.500    $2,204.72     360        1-Oct-28
4920432  SAN DIEGO                          CA     92122      SFD        7.100       6.500    $1,639.76     360        1-Oct-28
4920471  LOS ANGELES                        CA     90035      SFD        7.250       6.500    $2,012.43     360        1-Oct-28
4920472  BELLE MEAD                         NJ     08502      SFD        6.875       6.500    $2,548.89     360        1-Sep-28
4920494  SANTA BARBARA                      CA     93111      SFD        7.400       6.500    $1,855.58     360        1-Oct-28
4920504  LOS ANGELES                        CA     90004      SFD        7.500       6.500    $2,097.65     360        1-Oct-28
4920779  HUNTINGTON BEACH                   CA     92648      SFD        7.400       6.500    $2,229.47     360        1-Oct-28
4920789  SAN BRUNO                          CA     94066      SFD        7.200       6.500    $1,764.85     360        1-Oct-28
4920795  MORAGA                             CA     94556      SFD        7.000       6.500    $1,909.42     360        1-Oct-28
4920796  GOLETA                             CA     93117      SFD        6.950       6.500    $1,754.17     360        1-Oct-28
4920802  ROLLING HILL ESTATES               CA     90274      PUD        7.050       6.500    $1,801.39     360        1-Oct-28
4920817  PACIFIC GROVE                      CA     93950      SFD        7.350       6.500    $1,653.54     360        1-Oct-28
4920832  STEVENSON RANCH                    CA     91381      SFD        7.050       6.500    $1,590.76     360        1-Oct-28
4920835  DIABLO                             CA     94528      SFD        7.650       6.500    $2,483.31     360        1-Oct-28
4920845  SANTA MONICA                       CA     90405      SFD        7.100       6.500    $2,188.14     360        1-Oct-28
4920853  GILROY                             CA     95020      SFD        7.350       6.500    $1,681.10     360        1-Oct-28
4920856  LOS ANGELES                        CA     90049      SFD        7.400       6.500    $2,077.14     360        1-Oct-28
4920866  SAN JOSE                           CA     95130      SFD        7.500       6.500    $2,237.49     360        1-Oct-28
4920867  LAGUNA BEACH                       CA     92651      SFD        7.100       6.500    $3,709.62     360        1-Oct-28
4920879  LOS ANGELES                        CA     90035      SFD        7.500       6.500    $1,992.77     360        1-Oct-28
4920892  UPLAND                             CA     91784      SFD        7.450       6.500    $2,087.39     360        1-Oct-28
4920893  SAN JOSE                           CA     95120      SFD        7.400       6.500    $2,658.74     360        1-Oct-28
4920899  ARDSLEY                            NY     10502      SFD        7.500       6.500    $2,244.48     360        1-Oct-28
4920908  MENLO PARK                         CA     94025      LCO        7.450       6.500    $1,937.79     360        1-Oct-28
4920913  SAN MATEO                          CA     94402      SFD        7.350       6.500    $4,335.71     360        1-Oct-28
4920924  ROLLING HILLS ESTATES              CA     90274      SFD        7.200       6.500    $2,056.73     360        1-Oct-28
4920935  SAN JOSE                           CA     95124      SFD        7.400       6.500    $2,409.49     360        1-Oct-28
4920939  SANTA MONICA                       CA     90402      SFD        7.200       6.500    $2,375.76     360        1-Oct-28
4920954  SAN RAMON                          CA     94583      SFD        7.350       6.500    $1,984.24     360        1-Oct-28
4920959  BURBANK                            CA     91504      SFD        7.050       6.500    $1,838.83     360        1-Oct-28
4921043  REDWOOD CITY                       CA     94062      SFD        7.100       6.500    $3,037.59     360        1-Oct-28
4921051  SAN JOSE                           CA     95120      SFD        7.350       6.500    $3,582.66     360        1-Oct-28
4921068  NEWPORT BEACH                      CA     92660      SFD        7.450       6.500    $2,261.34     360        1-Oct-28
4921074  RANCHO SANTA MARGARITA AR          CA     92688      PUD        7.400       6.500    $1,772.50     360        1-Oct-28
4921106  SANTA BARBARA                      CA     93108      SFD        7.300       6.500    $2,056.72     360        1-Oct-28
4921109  SAN DIMAS                          CA     91773      SFD        7.350       6.500    $2,353.53     360        1-Oct-28
4921123  HACIENDA HEIGHTS AREA              CA     91745      SFD        7.100       6.500    $2,123.63     360        1-Oct-28
4921132  TORRANCE                           CA     90503      SFD        7.350       6.500    $1,678.34     360        1-Oct-28
4921173  REDONDO BEACH                      CA     90277      SFD        7.550       6.500    $2,424.12     360        1-Oct-28
4921182  BURBANK                            CA     91501      SFD        7.200       6.500    $1,696.98     360        1-Oct-28
4921187  VALENCIA                           CA     91355      SFD        7.450       6.500    $1,669.91     360        1-Oct-28
4921198  STOCKTON                           CA     95209      SFD        7.250       6.500    $1,719.09     360        1-Oct-28
4921210  SANTA MONICA                       CA     90402      SFD        7.050       6.500    $2,674.66     360        1-Oct-28
4921222  PLANO                              TX     75093      SFD        7.300       6.500    $1,919.60     360        1-Oct-28
4921237  CUPERTINO                          CA     95014      SFD        7.250       6.500    $3,334.48     360        1-Oct-28
4921246  LA JOLLA                           CA     92037      SFD        7.000       6.500    $3,991.82     360        1-Oct-28
4921248  SALINAS                            CA     93908      SFD        7.000       6.500    $1,942.69     360        1-Oct-28
4921260  SAN DIEGO                          CA     92130      SFD        6.900       6.500    $2,687.09     360        1-Oct-28
4921269  ESCONDIDO                          CA     92025      SFD        7.400       6.500    $1,814.04     360        1-Oct-28
4921285  THOUSAND OAKS                      CA     91362      SFD        7.300       6.500    $2,536.62     360        1-Oct-28
4921316  NEWPORT BEACH                      CA     92660      PUD        7.450       6.500    $2,377.53     360        1-Oct-28
4921322  MORGAN HILL                        CA     95037      SFD        7.400       6.500    $2,081.30     360        1-Oct-28
4921328  DALLAS                             TX     75214      SFD        7.350       6.500    $2,879.91     360        1-Sep-28
4921329  LOS ANGELES                        CA     90043      SFD        7.400       6.500    $3,288.81     360        1-Oct-28
4921333  AGOURA HILLS                       CA     91301      SFD        7.050       6.500    $3,644.22     360        1-Oct-28
4921339  LONG BEACH                         CA     90803      SFD        7.450       6.500    $2,268.29     360        1-Oct-28
4921341  SANTA BARBARA                      CA     93101      LCO        7.150       6.500    $1,641.24     360        1-Oct-28
4921345  VENICE                             CA     90291      SFD        7.500       6.500    $2,062.69     360        1-Oct-28
4921349  SOLANA BEACH                       CA     92075      SFD        7.550       6.500    $2,329.26     360        1-Oct-28
4921353  FORT LAUDERDALE                    FL     33308      LCO        7.500       6.500    $1,800.48     360        1-Oct-28
4921358  SAN PEDRO                          CA     90732      SFD        7.250       6.500    $2,312.58     360        1-Oct-28
4921360  MORGAN HILL                        CA     95037      SFD        7.150       6.500    $2,346.37     360        1-Oct-28
4921366  SANTA BARBARA                      CA     93105      SFD        7.300       6.500    $2,282.96     360        1-Oct-28
4921368  NAPLES                             FL     34105      LCO        7.650       6.500    $1,844.74     360        1-Sep-28
4921376  SANTA ROSA                         CA     95403      SFD        7.450       6.500    $3,339.82     360        1-Oct-28
4921382  MCHENRY                            IL     60050      SFD        7.100       6.500    $1,713.69     360        1-Oct-28
4921580  CORAL GABLES                       FL     33156      SFD        7.450       6.500    $2,821.45     360        1-Oct-28
4921583  HOUSTON                            TX     77005      SFD        7.150       6.500    $1,864.13     360        1-Oct-28
4921587  TORRANCE                           CA     90505      SFD        7.450       6.500    $2,087.39     360        1-Oct-28
4921593  SAINT PETERSBURG                   FL     33702      SFD        7.450       6.500    $2,490.95     360        1-Oct-28
4921596  SCHAUMBURG                         IL     60193      SFD        7.450       6.500    $2,017.81     360        1-Oct-28
4921603  ORANGE                             CA     92867      SFD        7.150       6.500    $1,620.98     360        1-Oct-28
4921610  LAKE ZURICH                        IL     60047      SFD        7.250       6.500    $1,841.88     360        1-Oct-28
4921615  GURNEE                             IL     60031      PUD        7.350       6.500    $2,094.48     360        1-Oct-28
4921623  OLD BETHPAGE                       NY     11804      SFD        7.100       6.500    $2,096.74     360        1-Oct-28
4921627  PALM BEACH                         FL     33480      SFD        7.250       6.500    $2,865.15     360        1-Oct-28
4921639  HOLLIS                             NY     11427      SFD        7.400       6.500    $2,143.61     360        1-Oct-28
4921641  DOBBS FERRY                        NY     10522      SFD        7.100       6.500    $1,898.50     360        1-Oct-28
4921643  FLORISSANT                         MO     63034      SFD        7.400       6.500    $2,437.18     360        1-Oct-28
4921652  RICHMOND                           CA     94804      SFD        7.400       6.500    $1,604.25     360        1-Oct-28
4921677  ATLANTIC BEACH                     NY     11509      SFD        7.400       6.500    $1,977.44     360        1-Oct-28
4921692  SARASOTA                           FL     34239      SFD        7.550       6.500    $1,721.48     360        1-Oct-28
4921700  CERRITOS                           CA     90703      SFD        7.100       6.500    $1,975.78     360        1-Oct-28
4921706  CORONA DEL MAR                     CA     92625      SFD        7.100       6.500    $2,778.86     360        1-Oct-28
4921723  SARATOGA                           CA     95070      SFD        6.950       6.500    $3,329.60     360        1-Oct-28
4921733  DEL MAR                            CA     92014      SFD        7.350       6.500    $2,335.62     360        1-Oct-28
4921740  PLANO                              TX     75093      PUD        7.250       6.500    $1,678.16     360        1-Oct-28
4921757  SAN JOSE                           CA     95148      SFD        7.450       6.500    $1,864.73     360        1-Oct-28
4921765  LOS ALTOS                          CA     94024      SFD        7.450       6.500    $3,478.97     360        1-Oct-28
4921775  MONTAUK                            NY     11954      SFD        7.550       6.500    $2,129.01     360        1-Oct-28
4921781  SCARSDALE                          NY     10583      SFD        7.250       6.500    $3,410.89     360        1-Sep-28
4921792  WILMETTE                           IL     60091      SFD        7.300       6.500    $2,029.29     360        1-Oct-28
4921847  EVANSTON                           IL     60202      SFD        7.400       6.500    $2,284.86     360        1-Oct-28
4921853  CHICAGO                            IL     60610      SFD        7.400       6.500    $1,987.14     360        1-Oct-28
4921859  PASADENA                           CA     91104      SFD        7.100       6.500    $2,456.28     360        1-Oct-28
4921867  YORBA LINDA                        CA     92886      SFD        7.500       6.500    $1,922.84     360        1-Oct-28
4921875  EL CERRITO                         CA     94530      SFD        7.350       6.500    $1,639.76     360        1-Oct-28
4921923  WOODSIDE                           CA     94062      SFD        7.300       6.500    $2,757.37     360        1-Oct-28
4921930  ROLLING HILLS ESTATES              CA     90274      PUD        7.250       6.500    $1,837.79     360        1-Oct-28
4921942  NOVATO                             CA     94945      SFD        7.150       6.500    $2,417.96     360        1-Oct-28
4921952  SAN MATEO                          CA     94403      SFD        7.000       6.500    $1,796.32     360        1-Oct-28
4921974  SAN MARINO                         CA     91108      SFD        7.250       6.500    $2,912.90     360        1-Oct-28
4921982  ORANGE                             CA     92867      SFD        6.900       6.500    $1,962.63     360        1-Oct-28
4922038  OXNARD                             CA     93035      LCO        7.350       6.500    $2,907.47     360        1-Oct-28
4922060  SHERMAN OAKS                       CA     91423      SFD        7.100       6.500    $1,935.46     360        1-Oct-28
4922065  WALNUT CREEK                       CA     94598      SFD        7.050       6.500    $2,072.86     360        1-Oct-28
4922070  NEWPORT BEACH                      CA     92660      PUD        7.450       6.500    $2,539.65     360        1-Oct-28
4922113  CHATSWORTH                         CA     91311      SFD        7.350       6.500    $2,452.75     360        1-Oct-28
4922125  GLENDALE                           CA     91207      SFD        7.100       6.500    $1,935.46     360        1-Oct-28
4922145  POWAY                              CA     92064      SFD        7.200       6.500    $2,280.73     360        1-Oct-28
4922148  MILAN                              IL     61264      SFD        7.625       6.500    $2,022.17     360        1-Oct-28
4922165  PEORIA                             AZ     85382      SFD        7.625       6.500    $1,781.52     360        1-Nov-28
4922166  LOS ANGELES                        CA     90004      SFD        7.000       6.500    $2,900.72     360        1-Oct-28
4922186  DOWNEY                             CA     90240      SFD        7.250       6.500    $2,043.81     360        1-Oct-28
4922197  SAN JOSE                           CA     95132      SFD        7.875       6.500    $2,610.25     360        1-Nov-28
4922208  BEVERLY HILLS                      CA     90210      SFD        7.300       6.500    $4,455.53     360        1-Oct-28
4922219  OJAI                               CA     93023      SFD        7.150       6.500    $2,026.23     360        1-Oct-28
4922234  SIMI VALLEY                        CA     93065      SFD        7.300       6.500    $1,781.80     360        1-Oct-28
4922374  YORBA LINDA                        CA     92886      SFD        7.400       6.500    $2,000.98     360        1-Oct-28
4922376  MENLO PARK                         CA     94025      SFD        7.450       6.500    $2,216.11     360        1-Oct-28
4922386  THE WOODLANDS                      TX     77380      PUD        7.100       6.500    $2,447.55     360        1-Oct-28
4922401  TORRANCE                           CA     90503      SFD        7.150       6.500    $1,705.41     360        1-Oct-28
4922416  PACIFICA                           CA     94044      SFD        7.250       6.500    $1,985.14     360        1-Oct-28
4922420  GIG HARBOR                         WA     98332      SFD        7.450       6.500    $1,948.23     360        1-Oct-28
4922428  EDMONDS                            WA     98020      SFD        7.400       6.500    $1,969.13     360        1-Oct-28
4922444  SIMI VALLEY                        CA     93065      PUD        7.250       6.500    $1,719.09     360        1-Oct-28
4922448  TACOMA                             WA     98403      SFD        7.150       6.500    $2,353.80     360        1-Oct-28
4922457  HOUSTON                            TX     77070      SFD        7.000       6.500    $2,065.10     360        1-Oct-28
4922468  ORANGE                             CA     92867      SFD        7.450       6.500    $3,395.48     360        1-Oct-28
4922488  WADING RIVER                       NY     11792      SFD        7.250       6.500    $1,708.17     360        1-Oct-28
4922519  CORINTH                            TX     76205      SFD        7.200       6.500    $1,601.95     360        1-Oct-28
4922587  HUNTINGTON BEACH                   CA     92647      SFD        7.400       6.500    $1,848.66     360        1-Oct-28
4922602  SAN DIEGO                          CA     92106      SFD        7.450       6.500    $2,435.28     360        1-Oct-28
4922610  LA JOLLA                           CA     92037      LCO        7.300       6.500    $1,871.61     360        1-Oct-28
4922622  SAN ANSELMO                        CA     94960      SFD        7.150       6.500    $1,668.26     360        1-Oct-28
4922634  HASTINGS ON HUDSON                 NY     10706      SFD        7.450       6.500    $1,781.24     360        1-Oct-28
4922751  SCOTTSDALE                         AZ     85259      SFD        7.250       6.500    $1,678.16     360        1-Sep-28
4922844  PLANO                              TX     75093      SFD        7.625       6.500    $3,499.33     360        1-Nov-28
4922856  WILMINGTON                         MA     01887      SFD        7.625       6.500    $1,911.05     360        1-Oct-28
4922859  PASADENA                           CA     91304      SFD        7.375       6.500    $1,920.08     360        1-Oct-28
4922914  TRABUCO CANYON                     CA     92679      SFD        7.875       6.500    $1,771.34     360        1-Sep-28
4922923  ALAMO                              CA     94507      SFD        8.375       6.500    $3,325.93     300        1-Oct-23
4922934  NAPA                               CA     94558      SFD        7.500       6.500    $2,440.26     360        1-Oct-28
4922955  SAN RAFAEL                         CA     94901      SFD        7.750       6.500    $2,149.24     360        1-Nov-28
4923321  WEST CHESTER                       OH     45069      SFD        7.625       6.500    $1,606.69     360        1-Oct-28
4923564  GREER                              SC     29650      SFD        6.875       6.500    $2,476.63     360        1-Oct-28
4923578  SEVEN VALLEYS                      PA     17360      SFD        7.500       6.500      $655.52     360        1-Oct-28
4923589  DALLAS                             TX     75205      SFD        7.000       6.500    $3,110.96     360        1-Oct-28
4923593  POTOMAC                            MD     20854      SFD        7.375       6.500    $2,348.30     360        1-Oct-28
4923600  GLENVIEW                           IL     60025      SFD        7.250       6.500    $1,760.02     360        1-Oct-28
4923618  NORTHBROOK                         IL     60062      SFD        7.125       6.500    $1,630.40     360        1-Oct-28
4923629  CARY                               NC     27513      SFD        7.125       6.500    $1,920.10     360        1-Oct-28
4923643  TAMPA                              FL     33647      PUD        7.250       6.500    $2,128.39     360        1-Oct-28
4923652  UPPER HOLLAND                      PA     19053      SFD        7.375       6.500    $2,430.84     360        1-Oct-28
4923663  PITTSBURGH                         PA     15217      SFD        6.875       6.500    $1,806.56     360        1-Oct-28
4923664  WESTFORD                           MA     01886      SFD        7.250       6.500    $1,848.70     360        1-Oct-28
4923678  BROOKFIELD                         WI     53005      SFD        7.250       6.500    $2,128.39     360        1-Oct-28
4923694  SCOTTSDALE                         AZ     85262      SFD        7.125       6.500    $3,341.64     360        1-Oct-28
4923703  DULUTH                             GA     30136      SFD        7.500       6.500    $1,978.78     360        1-Oct-28
4923717  SPRINGFIELD                        IL     62707      SFD        7.125       6.500    $3,837.51     360        1-Oct-28
4923720  LIVERMORE                          CA     94550      SFD        7.500       6.500    $3,060.82     360        1-Sep-28
4923737  POUND RIDGE                        NY     10576      SFD        7.250       6.500    $2,728.71     360        1-Oct-28
4923749  NEENAH                             WI     54956      SFD        6.875       6.500    $1,865.68     360        1-Oct-28
4923750  KENNESAW                           GA     30152      SFD        7.375       6.500    $2,624.57     360        1-Oct-28
4923762  CINCINNATI                         OH     45243      SFD        7.250       6.500    $2,728.71     360        1-Oct-28
4923783  ATLANTA                            GA     30309      SFD        7.500       6.500    $2,006.75     360        1-Oct-28
4923795  HENDERSONVILLE                     TN     37075      SFD        7.250       6.500    $1,845.97     360        1-Sep-28
4923809  MCDONOUGH                          GA     30253      SFD        7.375       6.500    $2,116.23     360        1-Oct-28
4923816  PARKER                             CO     80134      SFD        7.250       6.500    $1,637.23     360        1-Oct-28
4924147  ST. CHARLES                        IL     60175      SFD        7.375       6.500    $2,016.77     360        1-Oct-28
4924180  GLENVIEW                           IL     60025      SFD        7.125       6.500    $2,883.52     360        1-Oct-28
4924194  GRANGER                            IN     46530      PUD        7.250       6.500    $2,483.13     360        1-Oct-28
4924206  NORTH PALM BEACH                   FL     33408      SFD        7.125       6.500    $1,886.42     360        1-Oct-28
4924475  TUCSON                             AZ     85742      SFD        7.000       6.500    $1,679.89     360        1-Oct-28
4924489  RALEIGH                            NC     27609      SFD        7.000       6.500    $1,995.91     360        1-Oct-28
4924499  ELMHURST                           IL     60126      SFD        7.500       6.500    $1,789.99     360        1-Aug-28
4924535  SOMERVILLE                         MA     02144      SFD        7.375       6.500    $1,733.60     360        1-Oct-28
4924808  ELLICOTT CITY                      MD     21042      SFD        7.250       6.500    $2,136.58     360        1-Oct-28
4924832  EL CAJON                           CA     92019      SFD        8.125       6.500    $2,689.33     360        1-Oct-28
4924874  RYE                                NY     10580      SFD        7.550       6.500    $1,658.24     360        1-Oct-28
4924883  SAN MATEO                          CA     94402      SFD        7.250       6.500    $1,888.27     360        1-Oct-28
4924895  NOVATO                             CA     94949      SFD        7.250       6.500    $1,633.82     360        1-Oct-28
4924998  NIPOMO                             CA     93444      SFD        7.150       6.500    $2,026.23     360        1-Oct-28
4925686  CHICAGO                            IL     60614      SFD        7.250       6.500    $2,182.97     360        1-Oct-28
4927178  FREMONT                            CA     94536      SFD        7.450       6.500    $2,265.51     360        1-Oct-28
4927188  LOS ANGELES                        CA     90077      SFD        7.250       6.500    $2,592.27     360        1-Oct-28
4929449  BIRMINGHAM                         AL     35242      SFD        7.625       6.500    $2,335.72     360        1-Dec-28
4929618  PENFIELD                           NY     14526      SFD        7.875       6.500    $2,299.91     360        1-Oct-28
4929627  LITCHFIELD                         NH     03052      SFD        7.250       6.500    $1,023.26     360        1-Oct-28
4929633  TUCSON                             AZ     85750      SFD        7.375       6.500    $1,687.00     360        1-Oct-28
4929639  MEDFORD                            MA     02155      MF2        7.250       6.500    $1,393.35     360        1-Oct-28
4929644  HURON                              NY     14590      SFD        7.125       6.500      $538.98     360        1-Oct-28
4929649  STAUNTON                           VA     24401      SFD        7.750       6.500    $2,149.24     360        1-Oct-28
4929655  ROLLING HILLS ESTATES              CA     90274      SFD        7.500       6.500    $2,181.55     360        1-Oct-28
4929663  GLASTONBURY                        CT     06033      SFD        7.375       6.500    $1,298.47     360        1-Oct-28
4929672  BABYLON                            NY     11702      SFD        7.375       6.500      $690.67     360        1-Oct-28
4929698  GLOCESTER                          RI     02814      SFD        7.250       6.500      $649.44     360        1-Oct-28
4929704  ATLANTA                            GA     30309      SFD        7.500       6.500    $4,434.17     360        1-Oct-28
4929767  MONTGOMERY TWP                     NJ     08558      SFD        7.250       6.500    $2,373.97     360        1-Oct-28
4929772  GLENDALE                           CA     91202      SFD        7.375       6.500    $1,816.47     360        1-Oct-28
4929928  WILLIAMSBURG                       VA     23188      SFD        7.375       6.500    $2,244.70     360        1-Sep-28
4929946  BOULDER                            CO     80466      SFD        7.250       6.500    $1,364.35     360        1-Oct-28
4929950  LAS VEGAS                          NV     89120      PUD        7.250       6.500    $4,093.06     360        1-Nov-28
4929955  MCLEAN                             VA     22101      SFD        7.125       6.500    $3,338.94     360        1-Sep-28
4929989  SOUTH OGDEN                        UT     84405      SFD        7.375       6.500    $2,127.28     360        1-Dec-28
4930035  BLOOMFIELD                         NY     14469      SFD        7.250       6.500    $1,227.92     360        1-Oct-28
4930066  BUFFALO                            NY     14220      SFD        7.375       6.500      $552.54     360        1-Oct-28
4930117  DUNKIRK                            NY     14048      SFD        7.250       6.500      $479.57     360        1-Oct-28
4930264  CARY                               NC     27511      SFD        7.500       6.500      $734.18     360        1-Nov-28
4930266  GREENSBORO                         NC     27410      SFD        7.625       6.500    $1,386.22     360        1-Nov-28
4930274  LANCASTER                          VA     22580      SFD        7.625       6.500    $1,358.97     360        1-Nov-28
4930285  WAUKEGAN                           IL     60085      SFD        7.500       6.500    $1,017.36     360        1-Nov-28
4930297  CANYON LAKE                        TX     78133      SFD        8.000       6.500    $1,408.83     360        1-Nov-28
4930300  LEXINGTON                          SC     29072      PUD        7.750       6.500      $967.88     360        1-Dec-28
4930324  CARLSTADT                          NJ     07072      SFD        7.250       6.500      $873.18     360        1-Oct-28
4930385  CINCINNATI                         OH     45211      SFD        7.250       6.500      $675.35     360        1-Oct-28
4930433  HAYES                              VA     23072      SFD        7.500       6.500    $1,258.59     360        1-Nov-28
4930594  SHERMAN                            TX     75092      SFD        7.375       6.500      $448.94     360        1-Oct-28
4930605  WILDWOOD CREST                     NJ     08260      SFD        7.375       6.500    $2,072.03     360        1-Oct-28
4930627  ST GEORGE                          UT     84770      PUD        6.875       6.500      $842.52     360        1-Oct-28
4930638  TOLEDO                             OH     43615      LCO        7.375       6.500      $345.34     360        1-Oct-28
4930651  BRIGHAM                            UT     84302      PUD        7.375       6.500      $621.60     360        1-Oct-28
4931024  PORT CHESTER                       NY     10573      SFD        7.375       6.500    $1,457.32     360        1-Oct-28
4931029  THOUSAND OAKS                      CA     91362      SFD        7.250       6.500    $1,678.16     360        1-Oct-28
4931034  WRENTHAM                           MA     02093      SFD        7.375       6.500    $1,015.30     360        1-Oct-28
4931043  LOS ANGELES                        CA     90247      SFD        7.500       6.500      $978.91     360        1-Sep-28
4931048  JACKSONVILLE BEACH                 FL     32250      SFD        7.375       6.500      $524.91     360        1-Oct-28
4931050  ANN ARBOR                          MI     48105      LCO        7.250       6.500      $968.69     360        1-Oct-28
4931053  SANIBEL                            FL     33957      SFD        7.375       6.500    $3,225.45     360        1-Oct-28
4931055  ITHACA                             NY     14850      SFD        7.375       6.500    $1,036.02     360        1-Oct-28
4931060  SHREVEPORT                         LA     71106      SFD        7.375       6.500      $783.91     360        1-Oct-28
4931071  SYRACUSE                           NY     13215      SFD        7.125       6.500      $640.04     360        1-Oct-28
4931077  SUNLAND                            CA     91040      SFD        7.250       6.500    $1,589.47     360        1-Oct-28
4931096  LAKE HAVASU CITY                   AZ     86404      SFD        7.875       6.500    $3,178.70     360        1-Nov-28
4931103  ATLANTA                            GA     30341      SFD        7.375       6.500    $1,701.82     360        1-Oct-28
4931122  SPARKS                             NV     89431      SFD        7.250       6.500      $866.36     360        1-Oct-28
4931128  CURTICE                            OH     43412      SFD        7.250       6.500      $238.76     360        1-Oct-28
4931154  MONTVILLE TOWNSHIP                 NJ     07045      SFD        7.250       6.500    $1,705.44     360        1-Oct-28
4931546  STOWE                              VT     05672      SFD        7.750       6.500    $2,263.86     360        1-Dec-28
4931804  FELTON                             CA     95018      SFD        7.750       6.500    $2,149.24     360        1-Nov-28
4933781  SAN JOSE                           CA     95132      SFD        7.875       6.500    $1,827.17     360        1-Dec-28


(i)             (ix)            (x)        (xi)         (xii)       (xiii)        (xiv)           (xv)           (xvi)
-----      --------------      ------   ---------    ----------    --------    -----------     -----------    -----------
               CUT-OFF
MORTGAGE        DATE                                  MORTGAGE                   T.O.P.          MASTER          FIXED
LOAN          PRINCIPAL                               INSURANCE    SERVICE      MORTGAGE         SERVICE        RETAINED
NUMBER         BALANCE          LTV      SUBSIDY        CODE         FEE          LOAN             FEE           YIELD
--------   --------------      ------   ---------    ----------    --------    -----------     -----------    -----------
4800139      $237,118.59       37.85                                0.250                         0.017          0.483
4837541      $279,372.66       80.00                                0.250                         0.017          0.733
4843045      $410,136.53       80.00                                0.250                         0.017          0.733
4849726      $422,406.85       56.53                                0.250                         0.017          0.733
4849924      $281,936.65       67.38                                0.250                         0.017          0.733
4853321      $377,104.98       80.00                                0.250                         0.017          0.608
4854524      $267,217.24       100.00                               0.250                         0.017          0.983
4854689      $47,145.81        70.00                                0.250                         0.017          0.983
4854958      $213,113.05       95.56                                0.250                         0.017          0.983
4855767      $226,290.87       81.99                     17         0.250                         0.017          0.983
4859372      $330,125.71       80.00                                0.250                         0.017          0.733
4859770      $279,686.00       90.00                     13         0.250                         0.017          0.483
4860268      $357,156.26       59.78                                0.250                         0.017          0.983
4860804      $532,747.19       70.16                                0.250                         0.017          0.733
4862501      $142,560.75       100.00                               0.250                         0.017          0.608
4869794      $494,388.38       79.35                                0.250                         0.017          0.483
4870051      $358,647.30       80.00                                0.250                         0.017          0.733
4870066      $278,738.08       95.00                     17         0.250                         0.017          0.483
4871454      $323,778.83       94.89                     13         0.250                         0.017          0.733
4871537      $583,157.93       68.66                                0.250                         0.017          0.483
4871560      $394,436.63       80.00                                0.250                         0.017          0.483
4871743      $378,572.16       74.95                                0.250                         0.017          0.733
4872112      $265,822.11       79.99                                0.250                         0.017          0.858
4872331      $312,077.84       90.00                     13         0.250                         0.017          0.608
4872393      $233,624.64       90.00                     11         0.250                         0.017          0.358
4872521      $292,097.86       79.99                                0.250                         0.017          0.733
4872540      $451,939.75       80.00                                0.250                         0.017          0.483
4872561      $627,966.76       80.00                                0.250                         0.017          0.358
4872568      $474,973.18       73.38                                0.250                         0.017          0.108
4873050      $269,058.66       90.00                     06         0.250                         0.017          1.108
4873197      $278,867.07       80.00                                0.250                         0.017          0.358
4873214      $372,088.36       80.00                                0.250                         0.017          0.358
4873264      $284,273.27       90.00                     06         0.250                         0.017          0.483
4873271      $261,190.11       94.83                     06         0.250                         0.017          0.608
4873465      $245,055.29       89.40                     33         0.250                         0.017          1.483
4873500      $309,952.62       77.54                                0.250                         0.017          0.358
4873679      $237,511.03       86.76                     06         0.250                         0.017          0.233
4873695      $362,293.62       80.00                                0.250                         0.017          0.608
4873786      $305,817.51       74.88                                0.250                         0.017          0.608
4873799      $338,690.40       80.00                                0.250                         0.017          0.608
4873829      $246,413.01       90.00                     13         0.250                         0.017          0.483
4873931      $279,160.93       73.68                                0.250                         0.017          0.733
4874365      $299,030.25       92.31                     06         0.250                         0.017          1.483
4874387      $268,509.12       80.00                                0.250                         0.017          0.358
4874447      $298,756.02       80.00                                0.250                         0.017          0.233
4874466      $278,947.88       80.00                                0.250                         0.017          0.733
4874495      $348,651.88       87.50                                0.250                         0.017          0.608
4874618      $325,142.84       80.00                                0.250                         0.017          0.608
4874672      $311,126.56       90.00                     06         0.250                         0.017          0.733
4874688      $390,490.14       80.00                                0.250                         0.017          0.608
4874696      $291,914.05       94.99                     06         0.250                         0.017          0.358
4874850      $233,519.32       87.07                     06         0.250                         0.017          0.483
4875020      $286,890.69       90.00                     13         0.250                         0.017          0.608
4875059      $262,808.35       89.99                     13         0.250                         0.017          0.483
4875197      $498,074.17       73.53                                0.250                         0.017          0.608
4875857      $329,660.70       79.76                                0.250                         0.017          0.358
4875969      $497,976.93       78.74                                0.250                         0.017          0.358
4876179      $255,487.33       95.00                     06         0.250                         0.017          0.483
4876191      $239,164.60       80.00                                0.250                         0.017          0.858
4876277      $338,025.09       90.00                     11         0.250                         0.017          0.733
4876310      $265,498.64       74.44                                0.250                         0.017          0.733
4876739      $277,604.81       73.68                                0.250                         0.017          0.608
4877415      $266,967.75       79.29                                0.250                         0.017          0.608
4877587      $299,506.75       75.00                                0.250                         0.017          0.233
4877837      $279,906.23       89.21                     13         0.250                         0.017          1.483
4877881      $358,866.42       80.00                                0.250                         0.017          0.483
4878282      $297,439.31       79.47                                0.250                         0.017          1.108
4878535      $247,122.17       75.00                                0.250                         0.017          0.608
4879329      $398,751.54       80.00                                0.250                         0.017          0.733
4879407      $564,709.66       66.69                                0.250                         0.017          0.733
4879673      $788,227.12       80.00                                0.250                         0.017          0.733
4879840      $487,917.99       100.00                               0.250                         0.017          0.108
4879966      $127,611.57       77.64                                0.250                         0.017          0.608
4883997      $246,878.31       80.00                                0.250                         0.017          0.733
4884037      $279,423.44       79.05                                0.250                         0.017          0.608
4884054      $348,583.86       70.00                                0.250                         0.017          0.358
4884056      $340,040.05       78.15                                0.250                         0.017          0.858
4884059      $318,992.41       82.05                     01         0.250                         0.017          0.483
4886348      $265,162.42       95.00                     06         0.250                         0.017          0.483
4886939      $377,806.61       89.18                     12         0.250                         0.017          0.483
4887140      $423,336.48       80.00                                0.250                         0.017          0.483
4888381      $284,080.19       79.83                                0.250                         0.017          0.358
4888388      $243,820.28       89.23                     01         0.250                         0.017          1.108
4889015      $329,816.70       73.72                                0.250                         0.017          0.983
4889085      $493,140.04       75.00                                0.250                         0.017          0.733
4889121      $269,207.15       95.00                     11         0.250                         0.017          0.358
4889134      $231,971.95       89.96                     12         0.250                         0.017          0.858
4889149      $522,079.46       80.00                                0.250                         0.017          0.858
4889831      $358,613.41       74.69                                0.250                         0.017          0.608
4889854      $261,673.46       75.00                                0.250                         0.017          0.483
4889878      $287,197.53       90.00                     13         0.250                         0.017          1.108
4889920      $564,848.05       79.77                                0.250                         0.017          0.233
4890063      $329,426.27       67.49                                0.250                         0.017          0.608
4890461      $563,679.06       74.98                                0.250                         0.017          0.858
4891173      $558,192.71       47.66                                0.250                         0.017          0.358
4892864      $268,047.57       67.97                                0.250                         0.017          0.108
4893429      $358,866.42       90.00                     01         0.250                         0.017          0.483
4893456      $235,038.98       90.00                     11         0.250                         0.017          0.358
4896063      $508,471.74       69.86                                0.250                         0.017          0.733
4896556      $266,339.58       73.15                                0.250                         0.017          0.233
4896660      $251,263.41       90.00                     11         0.250                         0.017          0.858
4906860      $371,045.83       78.29                                0.250                         0.017          0.608
4906891      $333,970.94       43.51                                0.250                         0.017          0.608
4906982      $258,798.27       72.18                                0.500                         0.017          0.108
4908106      $330,822.64       75.11                                0.250                         0.017          0.358
4908143      $299,275.99       80.00                                0.250                         0.017          0.358
4908328      $648,053.11       78.31                                0.250                         0.017          0.733
4909450      $277,043.64       74.13                                0.250                         0.017          0.483
4909652      $263,988.11       70.67                                0.250                         0.017          0.483
4909816      $443,421.70       76.72                                0.250                         0.017          0.983
4909860      $302,567.69       75.88                                0.250                         0.017          0.608
4909923      $299,310.95       76.92                                0.250                         0.017          0.608
4909934      $269,978.47       79.59                                0.250                         0.017          0.608
4909962      $385,811.21       78.18                                0.250                         0.017          0.608
4909983      $411,454.26       79.71                                0.250                         0.017          0.608
4910053      $272,360.79       73.84                                0.250                         0.017          0.608
4910129      $309,042.80       76.64                                0.250                         0.017          0.608
4910284      $476,646.84       80.00                                0.250                         0.017          0.358
4910313      $434,157.12       76.61                                0.250                         0.017          0.608
4910670      $255,232.89       80.00                                0.250                         0.017          0.733
4910711      $276,825.56       78.23                                0.250                         0.017          0.483
4910759      $242,430.19       73.73                                0.250                         0.017          0.983
4910784      $242,289.76       88.69                     11         0.250                         0.017          0.858
4910910      $320,817.43       80.00                                0.250                         0.017          0.858
4911174      $285,298.82       90.00                     11         0.250                         0.017          0.483
4911257      $318,248.91       79.95                                0.250                         0.017          0.483
4911324      $323,241.39       88.86                     11         0.250                         0.017          0.483
4911340      $306,080.06       35.57                                0.250                         0.017          0.733
4911368      $291,645.06       73.13                                0.250                         0.017          0.858
4911390      $273,224.06       57.08                                0.250                         0.017          0.483
4911406      $269,364.29       70.50                                0.250                         0.017          0.483
4911776      $236,156.59       44.65                                0.250                         0.017          0.483
4911951      $284,774.90       79.29                                0.250                         0.017          0.483
4912050      $269,190.94       75.00                                0.250                         0.017          0.733
4912055      $247,471.51       80.00                                0.250                         0.017          0.983
4912117      $362,955.16       75.00                                0.250                         0.017          0.858
4916702      $319,774.15       61.54                                0.250                         0.017          0.983
4919261      $450,903.76       80.00                                0.250                         0.017          0.333
4919337      $389,054.14       53.06                                0.250                         0.017          0.333
4919385      $323,206.41       80.00                                0.250                         0.017          0.283
4919412      $280,943.51       79.77                                0.250                         0.017          0.533
4919422      $276,840.14       75.00                                0.250                         0.017          0.433
4919456      $304,238.14       45.52                                0.250                         0.017          0.183
4919497      $558,428.89       74.99                                0.250                         0.017          0.283
4919506      $258,719.05       64.99                                0.250                         0.017          0.733
4919511      $334,211.23       78.82                                0.250                         0.017          0.483
4919530      $251,289.08       79.97                                0.250                         0.017          0.333
4919531      $319,246.56       80.00                                0.250                         0.017          0.483
4919543      $296,457.64       80.00                                0.250                         0.017          0.183
4919562      $399,085.83       74.07                                0.250                         0.017          0.633
4919572      $413,443.44       80.00                                0.250                         0.017          0.583
4919575      $291,298.77       79.97                                0.250                         0.017          0.383
4919589      $349,200.10       37.84                                0.250                         0.017          0.633
4919610      $351,578.44       50.34                                0.250                         0.017          0.533
4919622      $284,355.07       60.00                                0.250                         0.017          0.683
4919630      $446,976.11       80.00                                0.250                         0.017          0.633
4919637      $574,670.45       80.00                                0.250                         0.017          0.583
4919639      $597,031.23       42.86                                0.250                         0.017          0.733
4919645      $380,594.94       80.00                                0.250                         0.017          0.633
4919655      $247,398.53       80.00                                0.250                         0.017          0.333
4919663      $257,392.53       59.31                                0.250                         0.017          0.483
4919664      $287,348.30       78.90                                0.250                         0.017          0.683
4919671      $278,854.84       75.13                                0.250                         0.017          0.583
4919673      $388,110.96       64.30                                0.250                         0.017          0.633
4919679      $441,434.11       75.00                                0.250                         0.017          0.583
4919963      $344,219.32       74.19                                0.250                         0.017          0.683
4919967      $252,122.46       74.99                                0.250                         0.017          0.633
4919989      $282,072.92       64.99                                0.250                         0.017          0.783
4919997      $279,353.67       80.00                                0.250                         0.017          0.583
4920004      $324,211.78       24.44                                0.250                         0.017          0.333
4920030      $246,640.61       80.00                                0.250                         0.017          0.683
4920039      $265,984.63       79.98                                0.250                         0.017          0.583
4920046      $292,275.28       58.72                                0.250                         0.017          0.233
4920064      $648,439.03       74.29                                0.250                         0.017          0.383
4920087      $334,152.81       67.00                                0.250                         0.017          0.633
4920091      $248,399.09       52.98                                0.250                         0.017          0.358
4920092      $246,446.62       49.40                                0.250                         0.017          0.733
4920098      $269,357.97       72.97                                0.250                         0.017          0.433
4920101      $244,998.46       80.00                                0.250                         0.017          0.283
4920121      $498,822.75       43.48                                0.250                         0.017          0.483
4920123      $510,471.16       80.20                                0.250                         0.017          0.383
4920129      $239,451.47       80.00                                0.250                         0.017          0.633
4920141      $332,445.75       79.99                                0.250                         0.017          0.358
4920149      $345,209.23       88.72                     11         0.250                         0.017          0.633
4920165      $359,131.19       78.77                                0.250                         0.017          0.358
4920219      $249,413.07       74.63                                0.250                         0.017          0.683
4920245      $369,111.44       71.15                                0.250                         0.017          0.383
4920288      $313,474.72       74.99                                0.250                         0.017          0.583
4920300      $467,884.77       72.27                                0.250                         0.017          0.433
4920313      $312,225.80       66.60                                0.250                         0.017          0.233
4920320      $340,373.20       80.00                                0.250                         0.017          0.633
4920331      $249,330.50       66.67                                0.250                         0.017          0.283
4920352      $364,052.25       74.95                                0.250                         0.017          0.683
4920358      $272,262.96       40.44                                0.250                         0.017          0.533
4920359      $289,017.90       73.34                                0.250                         0.017          0.483
4920383      $272,923.26       80.00                                0.250                         0.017          0.233
4920397      $275,356.56       80.00                                0.250                         0.017          0.533
4920418      $319,261.33       75.29                                0.250                         0.017          0.583
4920432      $243,408.24       61.77                                0.250                         0.017          0.333
4920471      $294,302.24       72.84                                0.250                         0.017          0.483
4920472      $386,684.86       78.38                                0.250                         0.017          0.108
4920494      $267,387.51       67.00                                0.250                         0.017          0.633
4920504      $299,327.87       75.00                                0.250                         0.017          0.733
4920779      $321,264.07       70.77                                0.250                         0.017          0.633
4920789      $259,381.75       80.00                                0.250                         0.017          0.433
4920795      $286,290.11       58.69                                0.250                         0.017          0.233
4920796      $264,003.76       72.60                                0.250                         0.017          0.183
4920802      $268,740.15       69.97                                0.250                         0.017          0.283
4920817      $239,446.00       60.00                                0.250                         0.017          0.583
4920832      $237,317.30       69.97                                0.250                         0.017          0.283
4920835      $349,238.99       61.95                                0.250                         0.017          0.883
4920845      $324,810.33       80.00                                0.250                         0.017          0.333
4920853      $243,414.86       80.00                                0.250                         0.017          0.583
4920856      $299,314.37       43.48                                0.250                         0.017          0.633
4920866      $319,283.07       80.00                                0.250                         0.017          0.733
4920867      $550,661.26       80.00                                0.250                         0.017          0.333
4920879      $284,361.47       75.00                                0.250                         0.017          0.733
4920892      $299,321.13       80.00                                0.250                         0.017          0.683
4920893      $383,122.39       79.18                                0.250                         0.017          0.633
4920899      $319,268.29       75.00                                0.250                         0.017          0.733
4920908      $277,869.79       44.92                                0.250                         0.017          0.683
4920913      $627,847.39       70.00                                0.250                         0.017          0.583
4920924      $302,272.91       68.09                                0.250                         0.017          0.433
4920935      $346,692.39       68.91                                0.250                         0.017          0.633
4920939      $349,017.62       40.00                                0.250                         0.017          0.433
4920954      $287,335.22       69.40                                0.250                         0.017          0.583
4920959      $274,326.44       69.62                                0.250                         0.017          0.283
4921043      $450,373.09       78.61                                0.250                         0.017          0.333
4921051      $518,799.69       80.00                                0.250                         0.017          0.583
4921068      $324,264.56       61.90                                0.250                         0.017          0.683
4921074      $255,414.91       80.00                                0.250                         0.017          0.633
4921106      $299,300.60       23.53                                0.250                         0.017          0.533
4921109      $340,811.50       80.00                                0.250                         0.017          0.583
4921123      $315,233.59       80.00                                0.250                         0.017          0.333
4921132      $243,037.70       73.82                                0.250                         0.017          0.583
4921173      $344,234.73       74.19                                0.250                         0.017          0.783
4921182      $249,405.51       59.52                                0.250                         0.017          0.433
4921187      $239,456.91       75.00                                0.250                         0.017          0.683
4921198      $250,843.14       80.00                                0.250                         0.017          0.483
4921210      $399,020.28       42.55                                0.250                         0.017          0.283
4921222      $279,347.24       80.00                                0.250                         0.017          0.533
4921237      $487,649.14       74.19                                0.250                         0.017          0.483
4921246      $598,515.92       57.14                                0.250                         0.017          0.233
4921248      $291,277.73       59.59                                0.250                         0.017          0.233
4921260      $406,970.84       80.00                                0.250                         0.017          0.133
4921269      $261,397.20       55.16                                0.250                         0.017          0.633
4921285      $369,089.17       78.74                                0.250                         0.017          0.533
4921316      $340,926.80       76.79                                0.250                         0.017          0.683
4921322      $299,912.98       90.00                     11         0.250                         0.017          0.633
4921328      $416,709.56       74.64                                0.250                         0.017          0.583
4921329      $473,914.41       69.85                                0.250                         0.017          0.633
4921333      $543,665.16       64.12                                0.250                         0.017          0.283
4921339      $325,262.32       65.20                                0.250                         0.017          0.683
4921341      $242,416.43       88.69                     06         0.250                         0.017          0.383
4921345      $294,339.06       63.44                                0.250                         0.017          0.733
4921349      $330,764.68       65.00                                0.250                         0.017          0.783
4921353      $256,923.10       50.00                                0.250                         0.017          0.733
4921358      $338,201.84       79.76                                0.250                         0.017          0.483
4921360      $346,565.71       60.42                                0.250                         0.017          0.383
4921366      $332,223.67       38.06                                0.250                         0.017          0.533
4921368      $245,327.48       80.00                                0.250                         0.017          0.883
4921376      $478,590.48       80.00                                0.250                         0.017          0.683
4921382      $254,381.54       79.94                                0.250                         0.017          0.333
4921580      $404,582.41       79.51                                0.250                         0.017          0.683
4921583      $275,337.17       80.00                                0.250                         0.017          0.383
4921587      $299,321.13       75.00                                0.250                         0.017          0.683
4921593      $357,189.89       78.08                                0.250                         0.017          0.683
4921596      $289,343.77       77.33                                0.250                         0.017          0.683
4921603      $239,423.64       72.73                                0.250                         0.017          0.383
4921610      $269,364.29       65.85                                0.250                         0.017          0.483
4921615      $303,298.28       89.68                     12         0.250                         0.017          0.583
4921623      $311,243.32       80.00                                0.250                         0.017          0.333
4921627      $419,011.10       80.00                                0.250                         0.017          0.483
4921639      $308,892.42       80.00                                0.250                         0.017          0.633
4921641      $281,814.84       69.93                                0.250                         0.017          0.333
4921643      $351,195.52       80.00                                0.250                         0.017          0.633
4921652      $231,170.45       80.00                                0.250                         0.017          0.633
4921677      $284,947.27       79.94                                0.250                         0.017          0.633
4921692      $244,456.54       72.06                                0.250                         0.017          0.783
4921700      $293,286.96       80.00                                0.250                         0.017          0.333
4921706      $412,497.14       63.62                                0.250                         0.017          0.333
4921723      $501,743.58       66.18                                0.250                         0.017          0.183
4921733      $338,217.47       63.36                                0.250                         0.017          0.583
4921740      $245,420.78       80.00                                0.250                         0.017          0.483
4921757      $267,393.56       80.00                                0.250                         0.017          0.683
4921765      $498,868.60       57.47                                0.250                         0.017          0.683
4921775      $302,327.88       67.33                                0.250                         0.017          0.783
4921781      $498,425.58       40.82                                0.250                         0.017          0.483
4921792      $295,138.21       80.00                                0.250                         0.017          0.533
4921847      $329,245.79       64.71                                0.250                         0.017          0.633
4921853      $286,344.05       66.74                                0.250                         0.017          0.633
4921859      $364,613.56       70.29                                0.250                         0.017          0.333
4921867      $274,228.13       69.62                                0.250                         0.017          0.733
4921875      $235,507.79       79.33                                0.250                         0.017          0.583
4921923      $388,793.25       34.38                                0.250                         0.017          0.533
4921930      $268,765.70       69.97                                0.250                         0.017          0.483
4921942      $357,140.27       71.60                                0.250                         0.017          0.383
4921952      $268,944.89       72.97                                0.250                         0.017          0.233
4921974      $425,994.62       32.85                                0.250                         0.017          0.483
4921982      $297,248.31       76.41                                0.250                         0.017          0.133
4922038      $421,025.89       73.39                                0.250                         0.017          0.583
4922060      $287,301.50       80.00                                0.250                         0.017          0.333
4922065      $307,370.07       52.10                                0.250                         0.017          0.283
4922070      $364,174.06       79.35                                0.250                         0.017          0.683
4922113      $355,178.23       80.00                                0.250                         0.017          0.583
4922125      $287,298.25       80.00                                0.250                         0.017          0.333
4922145      $335,201.03       80.00                                0.250                         0.017          0.433
4922148      $285,075.70       73.82                                0.250                         0.017          0.858
4922165      $251,334.49       89.99                     01         0.250                         0.017          0.858
4922166      $434,921.57       64.59                                0.250                         0.017          0.233
4922186      $298,894.57       74.97                                0.250                         0.017          0.483
4922197      $359,502.87       80.00                                0.250                         0.017          1.108
4922208      $648,384.90       54.16                                0.250                         0.017          0.533
4922219      $299,228.94       53.29                                0.250                         0.017          0.383
4922234      $259,294.11       79.97                                0.250                         0.017          0.533
4922374      $288,137.42       72.25                                0.250                         0.017          0.633
4922376      $317,779.27       65.00                                0.250                         0.017          0.683
4922386      $363,316.70       78.32                                0.250                         0.017          0.333
4922401      $251,490.03       72.14                                0.250                         0.017          0.383
4922416      $290,314.83       69.29                                0.250                         0.017          0.483
4922420      $279,261.89       56.57                                0.250                         0.017          0.683
4922428      $283,750.02       90.00                     12         0.250                         0.017          0.633
4922444      $251,406.66       76.36                                0.250                         0.017          0.483
4922448      $347,663.07       85.00                     33         0.250                         0.017          0.383
4922457      $309,632.24       80.00                                0.250                         0.017          0.233
4922468      $486,895.74       80.00                                0.250                         0.017          0.683
4922488      $249,810.44       80.00                                0.250                         0.017          0.483
4922519      $235,438.79       80.00                                0.250                         0.017          0.433
4922587      $266,389.77       74.17                                0.250                         0.017          0.633
4922602      $349,208.02       58.33                                0.250                         0.017          0.683
4922610      $272,363.57       64.24                                0.250                         0.017          0.533
4922622      $246,406.83       65.00                                0.250                         0.017          0.383
4922634      $255,420.69       78.53                                0.250                         0.017          0.683
4922751      $245,225.37       80.00                                0.250                         0.017          0.483
4922844      $493,682.07       80.00                                0.250                         0.017          0.858
4922856      $269,409.99       75.00                                0.250                         0.017          0.858
4922859      $277,361.47       80.00                                0.250                         0.017          0.608
4922914      $243,490.52       77.56                                0.250                         0.017          1.108
4922923      $416,152.85       69.57                                0.250                         0.017          1.608
4922934      $348,218.10       79.50                                0.250                         0.017          0.733
4922955      $299,575.15       80.00                                0.250                         0.017          0.983
4923321      $226,503.98       71.84                                0.250                         0.017          0.858
4923564      $376,044.35       79.37                                0.250                         0.017          0.108
4923578      $93,539.95        69.44                                0.250                         0.017          0.733
4923589      $466,443.40       60.34                                0.250                         0.017          0.233
4923593      $339,219.06       80.00                                0.250                         0.017          0.608
4923600      $257,392.56       79.88                                0.250                         0.017          0.483
4923618      $241,415.98       73.33                                0.250                         0.017          0.358
4923629      $284,032.70       75.00                                0.250                         0.017          0.358
4923643      $311,265.40       80.00                                0.250                         0.017          0.483
4923652      $351,131.55       88.43                     06         0.250                         0.017          0.608
4923663      $274,302.91       77.46                                0.250                         0.017          0.108
4923664      $270,361.93       74.25                                0.250                         0.017          0.483
4923678      $309,852.70       80.00                                0.250                         0.017          0.483
4923694      $494,803.00       76.31                                0.250                         0.017          0.358
4923703      $282,365.97       89.84                     13         0.250                         0.017          0.733
4923717      $568,225.34       79.55                                0.250                         0.017          0.358
4923720      $436,398.82       74.83                                0.250                         0.017          0.733
4923737      $399,058.20       77.67                                0.250                         0.017          0.483
4923749      $283,280.10       80.00                                0.250                         0.017          0.108
4923750      $379,127.20       78.35                                0.250                         0.017          0.608
4923762      $399,058.20       74.07                                0.250                         0.017          0.483
4923783      $286,357.00       63.78                                0.250                         0.017          0.733
4923795      $269,646.74       67.65                                0.250                         0.017          0.483
4923809      $304,891.94       74.73                                0.250                         0.017          0.608
4923816      $239,434.91       78.43                                0.250                         0.017          0.483
4924147      $291,329.33       80.00                                0.250                         0.017          0.608
4924180      $426,967.08       79.26                                0.250                         0.017          0.358
4924194      $361,124.80       80.00                                0.250                         0.017          0.483
4924206      $279,290.87       80.00                                0.250                         0.017          0.358
4924475      $251,867.91       84.17                     06         0.250                         0.017          0.233
4924489      $299,257.96       70.59                                0.250                         0.017          0.233
4924499      $255,038.11       76.42                                0.250                         0.017          0.733
4924535      $250,423.48       76.29                                0.250                         0.017          0.608
4924808      $312,462.57       73.69                                0.250                         0.017          0.483
4924832      $361,484.38       78.74                                0.250                         0.017          1.358
4924874      $235,476.49       60.82                                0.250                         0.017          0.783
4924883      $276,148.27       80.00                                0.250                         0.017          0.483
4924895      $238,835.48       57.02                                0.250                         0.017          0.483
4924998      $299,279.54       56.60                                0.250                         0.017          0.383
4925686      $318,442.52       64.00                                0.250                         0.017          0.483
4927178      $324,863.21       80.00                                0.250                         0.017          0.683
4927188      $379,105.30       80.00                                0.250                         0.017          0.483
4929449      $329,761.16       75.00                                0.250                         0.017          0.858
4929618      $316,540.66       79.34                                0.250                         0.017          1.108
4929627      $149,646.84       96.46                                0.250                         0.017          0.483
4929633      $243,692.99       71.21                                0.250                         0.017          0.608
4929639      $203,769.12       95.00                                0.250                         0.017          0.483
4929644      $79,806.95        86.02                                0.250                         0.017          0.358
4929649      $299,360.67       72.29                                0.250                         0.017          0.983
4929655      $311,301.00       80.00                                0.250                         0.017          0.733
4929663      $187,568.20       100.00                               0.250                         0.017          0.608
4929672      $99,770.34        48.78                                0.250                         0.017          0.608
4929698      $94,621.03        80.00                                0.250                         0.017          0.483
4929704      $632,743.22       79.77                                0.250                         0.017          0.733
4929767      $347,180.66       80.00                                0.250                         0.017          0.483
4929772      $262,395.95       75.14                                0.250                         0.017          0.608
4929928      $324,001.64       76.83                                0.250                         0.017          0.608
4929946      $199,529.11       50.00                                0.250                         0.017          0.483
4929950      $599,061.05       80.00                                0.250                         0.017          0.483
4929955      $494,000.56       79.99                                0.250                         0.017          0.358
4929989      $307,765.64       80.00                                0.250                         0.017          0.608
4930035      $179,576.19       85.71                                0.250                         0.017          0.483
4930066      $79,816.26        80.00                                0.250                         0.017          0.608
4930117      $70,033.88        95.00                     33         0.250                         0.017          0.483
4930264      $104,843.65       66.46                                0.250                         0.017          0.733
4930266      $195,565.58       78.97                                0.250                         0.017          0.858
4930274      $191,721.18       79.67                                0.250                         0.017          0.858
4930285      $145,283.36       59.88                                0.250                         0.017          0.733
4930297      $191,461.03       80.00                                0.250                         0.017          1.233
4930300      $135,004.64       79.47                                0.250                         0.017          0.983
4930324      $127,698.64       71.11                                0.250                         0.017          0.483
4930385      $98,766.93        92.52                                0.250                         0.017          0.483
4930433      $173,669.29       72.58                                0.250                         0.017          0.733
4930594      $64,850.71        48.15                                0.250                         0.017          0.608
4930605      $299,310.95       100.00                               0.250                         0.017          0.608
4930627      $127,924.88       100.00                               0.250                         0.017          0.108
4930638      $49,885.15        29.41                                0.250                         0.017          0.608
4930651      $89,692.07        100.00                               0.250                         0.017          0.608
4931024      $210,016.96       89.79                                0.250                         0.017          0.608
4931029      $245,420.81       89.45                                0.250                         0.017          0.483
4931034      $146,662.35       80.00                                0.250                         0.017          0.608
4931043      $139,580.45       77.78                                0.250                         0.017          0.733
4931048      $75,648.64        95.00                                0.250                         0.017          0.608
4931050      $141,665.67       50.43                                0.250                         0.017          0.483
4931053      $465,927.39       54.75                                0.250                         0.017          0.608
4931055      $128,655.45       95.54                                0.250                         0.017          0.608
4931060      $113,239.33       62.36                                0.250                         0.017          0.608
4931071      $94,770.74        95.00                                0.250                         0.017          0.358
4931077      $232,451.42       57.53                                0.250                         0.017          0.483
4931096      $437,794.62       79.93                                0.250                         0.017          1.108
4931103      $245,834.07       80.00                                0.250                         0.017          0.608
4931122      $126,700.99       100.00                               0.250                         0.017          0.483
4931128      $34,917.60        64.81                                0.250                         0.017          0.483
4931154      $249,411.39       48.54                                0.250                         0.017          0.483
4931546      $315,776.97       63.20                                0.250                         0.017          0.983
4931804      $299,474.49       80.00                                0.250                         0.017          0.983
4933781      $251,826.58       80.00                                0.250                         0.017          1.108

              $137,940,948.66


COUNT:   438
WAC:     7.3345
WAM:     355.84
WALTV:   74.16

NASCOR
NMI / 1999-01 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)           (xvii)                                (xviii)
-----         -----------                           -----------

MORTGAGE                                            NMI
LOAN                                                LOAN
NUMBER        SERVICER                              SELLER
--------      -----------------------------         ---------------------------
4800139       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4837541       HUNTINGTON MORTGAGE COMPAN            HUNTINGTON MORTGAGE COMPAN
4843045       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4849726       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4849924       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4853321       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854524       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854689       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4854958       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4855767       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4859372       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4859770       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4860268       BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4860804       BANK UNITED OF TEXAS                  BANK UNITED OF TEXAS
4862501       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4869794       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4870051       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4870066       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4871454       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4871537       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4871560       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4871743       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872112       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872331       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872393       HIBERNIA NATIONAL BANK                HIBERNIA NATIONAL BANK
4872521       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872540       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872561       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4872568       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873050       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873197       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873214       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873264       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873271       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873465       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873500       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873679       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873695       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873786       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873799       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873829       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4873931       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874365       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874387       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874447       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874466       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874495       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874618       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874672       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874688       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874696       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4874850       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4875020       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4875059       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4875197       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4875857       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4875969       NATIONAL CITY MORTGAGE C              NATIONAL CITY MORTGAGE C
4876179       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4876191       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876277       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4876310       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4876739       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4877415       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4877587       BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4877837       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4877881       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4878282       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4878535       HUNTINGTON MORTGAGE COMPAN            HUNTINGTON MORTGAGE COMPAN
4879329       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4879407       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4879673       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4879840       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4879966       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4883997       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4884037       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4884054       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4884056       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4884059       SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4886348       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4886939       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4887140       BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4888381       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4888388       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4889015       HOMESIDE LENDING                      HOMESIDE LENDING
4889085       HOMESIDE LENDING                      HOMESIDE LENDING
4889121       HOMESIDE LENDING                      HOMESIDE LENDING
4889134       HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4889149       HOMESIDE LENDING                      HOMESIDE LENDING
4889831       HOMESIDE LENDING                      HOMESIDE LENDING
4889854       HOMESIDE LENDING                      HOMESIDE LENDING
4889878       HOMESIDE LENDING                      HOMESIDE LENDING
4889920       HOMESIDE LENDING                      HOMESIDE LENDING
4890063       HOMESIDE LENDING                      HOMESIDE LENDING
4890461       HOMESIDE LENDING                      HOMESIDE LENDING
4891173       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4892864       BANK OF OKLAHOMA, N.A.                BANK OF OKLAHOMA, N.A.
4893429       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4893456       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4896063       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4896556       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4896660       FIRST UNION MORTGAGE CORP             FIRST UNION MORTGAGE CORP
4906860       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4906891       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4906982       BANK OF AMERICA, NT & SA              BANK OF AMERICA, NT & SA
4908106       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4908143       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4908328       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909450       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909652       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909816       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909860       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909923       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909934       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909962       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4909983       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910053       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910129       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910284       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910313       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4910670       HOMESIDE LENDING                      HOMESIDE LENDING
4910711       HOMESIDE LENDING                      HOMESIDE LENDING
4910759       HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4910784       HOMESIDE LENDING                      HOMESIDE LENDING
4910910       HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4911174       HOMESIDE LENDING                      HOMESIDE LENDING
4911257       HOMESIDE LENDING                      HOMESIDE LENDING
4911324       HOMESIDE LENDING                      HOMESIDE LENDING
4911340       HOMESIDE LENDING                      HOMESIDE LENDING
4911368       HOMESIDE LENDING                      HOMESIDE LENDING
4911390       HOMESIDE LENDING                      HOMESIDE LENDING
4911406       HOMESIDE LENDING                      HOMESIDE LENDING
4911776       HOMESIDE LENDING                      HOMESIDE LENDING
4911951       HOMESIDE LENDING                      HOMESIDE LENDING
4912050       HOMESIDE LENDING                      HOMESIDE LENDING
4912055       HOMESIDE LENDING                      HOMESIDE LENDING
4912117       HOMESIDE LENDING, INC.                HOMESIDE LENDING, INC.
4916702       BANKNORTH MORTGAGE COMPANY            BANKNORTH MORTGAGE COMPANY
4919261       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919337       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919385       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919412       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919422       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919456       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919497       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919506       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919511       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919530       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919531       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919543       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919562       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919572       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919575       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919589       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919610       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919622       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919630       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919637       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919639       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919645       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919655       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919663       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919664       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919671       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919673       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919679       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919963       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919967       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919989       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4919997       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920004       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920030       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920039       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920046       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920064       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920087       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920091       GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4920092       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920098       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920101       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920121       GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4920123       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920129       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920141       GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4920149       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920165       GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4920219       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920245       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920288       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920300       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920313       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920320       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920331       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920352       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920358       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920359       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920383       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920397       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920418       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920432       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920471       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920472       GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4920494       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920504       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920779       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920789       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920795       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920796       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920802       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920817       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920832       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920835       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920845       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920853       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920856       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920866       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920867       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920879       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920892       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920893       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920899       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920908       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920913       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920924       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920935       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920939       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920954       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4920959       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921043       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921051       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921068       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921074       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921106       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921109       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921123       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921132       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921173       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921182       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921187       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921198       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921210       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921222       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921237       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921246       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921248       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921260       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921269       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921285       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921316       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921322       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921328       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921329       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921333       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921339       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921341       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921345       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921349       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921353       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921358       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921360       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921366       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921368       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921376       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921382       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921580       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921583       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921587       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921593       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921596       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921603       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921610       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921615       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921623       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921627       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921639       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921641       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921643       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921652       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921677       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921692       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921700       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921706       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921723       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921733       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921740       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921757       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921765       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921775       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921781       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921792       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921847       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921853       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921859       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921867       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921875       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921923       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921930       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921942       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921952       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921974       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4921982       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922038       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922060       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922065       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922070       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922113       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922125       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922145       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922148       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922165       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922166       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922186       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922197       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922208       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922219       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922234       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922374       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922376       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922386       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922401       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922416       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922420       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922428       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922444       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922448       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922457       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922468       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922488       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922519       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922587       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922602       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922610       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922622       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922634       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4922751       HOMESIDE LENDING                      HOMESIDE LENDING
4922844       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922856       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922859       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922914       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922923       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922934       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4922955       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4923321       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4923564       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923578       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923589       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923593       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923600       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923618       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923629       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923643       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923652       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923663       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923664       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923678       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923694       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923703       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923717       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923720       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923737       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923749       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923750       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923762       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923783       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923795       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923809       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4923816       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924147       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924180       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924194       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924206       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924475       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924489       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924499       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924535       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924808       NATIONAL CITY MORTGAGE CO.            NATIONAL CITY MORTGAGE CO.
4924832       HOMESIDE LENDING                      HOMESIDE LENDING
4924874       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4924883       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4924895       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4924998       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4925686       HOMESIDE LENDING                      HOMESIDE LENDING
4927178       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4927188       HOME SAVINGS OF AMERICA               HOME SAVINGS OF AMERICA
4929449       HIBERNIA NATIONAL BANK                HIBERNIA NATIONAL BANK
4929618       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929627       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929633       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929639       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929644       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929649       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929655       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929663       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929672       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929698       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929704       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929767       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929772       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929928       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929946       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929950       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929955       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4929989       AMERICA FIRST CREDIT UNION            AMERICA FIRST CREDIT UNION
4930035       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930066       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930117       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930264       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930266       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930274       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930285       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930297       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930300       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930324       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930385       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930433       COLUMBIA NATIONAL, INC.               COLUMBIA NATIONAL, INC.
4930594       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930605       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930627       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930638       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4930651       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931024       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931029       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931034       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931043       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931048       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931050       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931053       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931055       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931060       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931071       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931077       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931096       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4931103       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931122       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931128       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931154       MERRILL LYNCH CREDIT CORP.            MERRILL LYNCH CREDIT CORP.
4931546       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4931804       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.
4933781       COUNTRYWIDE FUNDING CORP.             COUNTRYWIDE FUNDING CORP.

COUNT:        438
WAC:          7.334548803
WAM:          355.8371009
WALTV:        74.16012054

                                  EXHIBIT G

                             REQUEST FOR RELEASE
                     (for Trust Administrator/Custodian)

LOAN INFORMATION

      Name of Mortgagor:                  _____________________________

      Servicer
      Loan No.:                           _____________________________

CUSTODIAN/TRUST ADMINISTRATOR

      Name:                               _____________________________

      Address:                            _____________________________

                                          -----------------------------

      Custodian/Trustee
      Mortgage File No.:                  _____________________________

SELLER

      Name:                               _____________________________

      Address:                            _____________________________

                                          -----------------------------

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 1999-1

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 28, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ------------.

( )   Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on
      ______________________________  as instrument no.  ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( )   Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust
      Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                        NORWEST   BANK   MINNESOTA,   NATIONAL
                                        ASSOCIATION

                                        By: __________________________

                                        Title: ________________________

Date: ________________, 19__

                                  EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS
STATE OF              )
                      : ss.:
COUNTY OF             )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

2.    That the Purchaser's Taxpayer Identification Number is [      ].

3. That the Purchaser is not a "disqualified organization" within the meaning of
Section  860E(e)(5),of  the  Internal  Revenue  Code of 1986,  as  amended  (the
"Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                   [Name of Purchaser]



                                  By:__________________________
                                    [Name of Officer]
                                    [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of           , 19 __.
                                              ----------


-----------------------------
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                  EXHIBIT I




          [Letter from Transferor of Class [A-R][A-LR] Certificate]




                                     [Date]



First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

      Re:   Norwest Asset Securities Corporation,
            SERIES 1999-1, CLASS [A-R][A-LR]
            --------------------------------
------------------------------------------------------------------------

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,

                                                [Transferor]

                                                ----------------------

                                  EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-1
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                             TRANSFEREE'S LETTER
                             -------------------


                                                ----------------- --, ----
First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

                              a) DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 28, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates,
                                    Series 1999-1.

                              b) REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

                                    1)    The   Purchaser  is  duly   organized,
                                          validly  existing and in good standing
                                          under the laws of the  jurisdiction in
                                          which the Purchaser is  organized,  is
                                          authorized  to  invest  in  the  Class
                                          [A-PO][B-4][B-5][B-6]    Certificates,
                                          and to enter into this Agreement,  and
                                          duly  executed  and   delivered   this
                                          Agreement.

                                    2)    The  Purchaser is acquiring  the Class
                                          [A-PO][B-4][B-5][B-6] Certificates for
                                          its own account as  principal  and not
                                          with  a  view   to  the   distribution
                                          thereof, in whole or in part.

[(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

[3)   The  Purchaser is a "Qualified  Institutional  Buyer" within the meaning of Rule 144A of the Act.]

                                    4)    The Purchaser confirms that (a) it has
                                          received  and  reviewed  a copy of the
                                          Private  Placement   Memorandum  dated
                                          __________  __, 19__,  relating to the
                                          Class            [A-PO][B-4][B-5][B-6]
                                          Certificates  and  reviewed,   to  the
                                          extent  it  deemed  appropriate,   the
                                          documents    attached    thereto    or
                                          incorporated by reference therein, (b)
                                          it  has  had  the  opportunity  to ask
                                          questions of, and receive answers from
                                          the   Seller   concerning   the  Class
                                          [A-PO][B-4][B-5][B-6] Certificates and
                                          all  matters  relating  thereto,   and
                                          obtain  any   additional   information
                                          (including  documents) relevant to its
                                          decision   to   purchase   the   Class
                                          [A-PO][B-4][B-5][B-6]     Certificates
                                          that  the  Seller   possesses  or  can
                                          possess without unreasonable effort or
                                          expense and (c) it has  undertaken its
                                          own   independent   analysis   of  the
                                          investment      in      the      Class
                                          [A-PO][B-4][B-5][B-6]    Certificates.
                                          The Purchaser will not use or disclose
                                          any   information   it   receives   in
                                          connection  with its  purchase  of the
                                          Class            [A-PO][B-4][B-5][B-6]
                                          Certificates  other than in connection
                                          with  a   subsequent   sale  of  Class
                                          [A-PO][B-4][B-5][B-6] Certificates.

                                    5)    Either  (i)  the  Purchaser  is not an
                                          employee   benefit   plan   or   other
                                          retirement   arrangement   subject  to
                                          Title  I of  the  Employee  Retirement
                                          Income   Security  Act  of  1974,   as
                                          amended, ("ERISA"), or Section 4975 of
                                          the Internal  Revenue Code of 1986, as
                                          amended    (the    "Code"),    or    a
                                          governmental   plan,   as  defined  in
                                          Section  3(32) of ERISA subject to any
                                          federal,  state or local law ("Similar
                                          Law") which is, to a material  extent,
                                          similar to the foregoing provisions of
                                          ERISA  or the  Code  (collectively,  a
                                          "Plan"),  an agent acting on behalf of
                                          a  Plan,  or a  person  utilizing  the
                                          assets  of a Plan or (ii)  [for  Class
                                          [B-4][B-5][B-6]  Certificates only] if
                                          the Purchaser is an insurance company,
                                          (A)  the   source  of  funds  used  to
                                          purchase  the  Class   [B-4][B-5][B-6]
                                          Certificate  is an "insurance  company
                                          general  account"  (as  such  term  is
                                          defined in Section V(e) of  Prohibited
                                          Transaction   Class   Exemption  95-60
                                          ("PTE  95-60"),  60  Fed.  Reg.  35925
                                          (July 12, 1995),  (B) there is no Plan
                                          with  respect  to which the  amount of
                                          such  general  account's  reserves and
                                          liabilities for the  contract(s)  held
                                          by or on  behalf  of such Plan and all
                                          other  Plans  maintained  by the  same
                                          employer  (or  affiliate   thereof  as
                                          defined  in  Section  V(a)(1)  of  PTE
                                          95-60)   or  by  the   same   employee
                                          organization  exceeds 10% of the total
                                          of all  reserves  and  liabilities  of
                                          such general  account (as such amounts
                                          are  determined  under Section I(a) of
                                          PTE 95-60) at the date of  acquisition
                                          and (C) the  purchase  and  holding of
                                          such       Class       [B-4][B-5][B-6]
                                          Certificates are covered by Sections I
                                          and  III of PTE  95-60  or  (iii)  the
                                          Purchaser  has provided (a) a "Benefit
                                          Plan  Opinion"   satisfactory  to  the
                                          Seller and the Trust  Administrator of
                                          the Trust  Estate  and (b) such  other
                                          opinions   of    counsel,    officers'
                                          certificates  and  agreements  as  the
                                          Seller or the Master Servicer may have
                                          required. A Benefit Plan Opinion is an
                                          opinion of counsel to the effect  that
                                          the proposed  transfer  will not cause
                                          the  assets of the Trust  Estate to be
                                          regarded as "plan  assets" and subject
                                          to    the    prohibited    transaction
                                          provisions  of  ERISA,   the  Code  or
                                          Similar  Law and will not  subject the
                                          Trust Administrator,  the Trustee, the
                                          Seller or the Master  Servicer  to any
                                          obligation   in   addition   to  those
                                          undertaken    in   the   Pooling   and
                                          Servicing  Agreement   (including  any
                                          liability   for  civil   penalties  or
                                          excise  taxes   imposed   pursuant  to
                                          ERISA,  Section  4975  of the  Code or
                                          Similar Law).

                                    6)    If  the   Purchaser  is  a  depository
                                          institution     subject     to     the
                                          jurisdiction  of  the  Office  of  the
                                          Comptroller  of the Currency  ("OCC"),
                                          the Board of  Governors of the Federal
                                          Reserve  System  ("FRB"),  the Federal
                                          Deposit     Insurance      Corporation
                                          ("FDIC"),   the   Office   of   Thrift
                                          Supervision  ("OTS")  or the  National
                                          Credit Union Administration  ("NCUA"),
                                          the   Purchaser   has   reviewed   the
                                          "Supervisory   Policy   Statement   on
                                          Securities  Activities"  dated January
                                          28,  1992  of  the  Federal  Financial
                                          Institutions  Examination  Council and
                                          the April 15,  1994  Interim  Revision
                                          thereto as  adopted  by the OCC,  FRB,
                                          FDIC, OTS and NCUA (with modifications
                                          as applicable), as appropriate,  other
                                          applicable    investment    authority,
                                          rules,    supervisory   policies   and
                                          guidelines  of these  agencies and, to
                                          the extent appropriate,  state banking
                                          authorities and has concluded that its
                                          purchase       of      the       Class
                                          [A-PO][B-4][B-5][B-6]  Certificates is
                                          in compliance therewith.

                              c) TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

                                    1)    The  Purchaser  understands  that  the
                                          Class            [A-PO][B-4][B-5][B-6]
                                          Certificates  have not been registered
                                          under the  Securities Act of 1933 (the
                                          "Act")  or any state  securities  laws
                                          and  that  no  transfer  may  be  made
                                          unless the Class [A-PO][B-4][B-5][B-6]
                                          Certificates  are registered under the
                                          Act and applicable state law or unless
                                          an  exemption  from   registration  is
                                          available.   The   Purchaser   further
                                          understands  that  neither the Seller,
                                          the  Master  Servicer  nor  the  Trust
                                          Administrator  is under any obligation
                                          to       register       the      Class
                                          [A-PO][B-4][B-5][B-6]  Certificates or
                                          make an  exemption  available.  In the
                                          event  that such a  transfer  is to be
                                          made in  reliance  upon  an  exemption
                                          from  the  Act  or  applicable   state
                                          securities   laws,   (i)   the   Trust
                                          Administrator  shall require, in order
                                          to assure  compliance  with such laws,
                                          that      the      Certificateholder's
                                          prospective  transferee certify to the
                                          Seller and the Trust  Administrator as
                                          to   the   factual   basis   for   the
                                          registration     or      qualification
                                          exemption relied upon, and (ii) unless
                                          the   transferee   is   a   "Qualified
                                          Institutional    Buyer"   within   the
                                          meaning  of Rule 144A of the Act,  the
                                          Trust Administrator or the Seller may,
                                          if such  transfer is made within three
                                          years   from  the  later  of  (a)  the
                                          Closing  Date or (b) the last  date on
                                          which  the  Seller  or  any  affiliate
                                          thereof    was   a   holder   of   the
                                          Certificates     proposed     to    be
                                          transferred,  require  an  Opinion  of
                                          Counsel that such transfer may be made
                                          pursuant to an exemption  from the Act
                                          and  state   securities   laws,  which
                                          Opinion  of  Counsel  shall  not be an
                                          expense  of the  Trust  Administrator,
                                          the Master Servicer or the Seller. Any
                                          such  Certificateholder   desiring  to
                                          effect such transfer  shall,  and does
                                          hereby   agree   to,   indemnify   the
                                          Trustee, the Trust Administrator,  the
                                          Master  Servicer,   any  Paying  Agent
                                          acting   on   behalf   of  the   Trust
                                          Administrator  and the Seller  against
                                          any  liability  that may result if the
                                          transfer  is not so  exempt  or is not
                                          made in  accordance  with such federal
                                          and state laws.

                                    2)    No     transfer     of     a     Class
                                          [A-PO][B-4][B-5][B-6]      Certificate
                                          shall be made  unless  the  transferee
                                          provides  the  Seller  and  the  Trust
                                          Administrator   with  a   Transferee's
                                          Letter,  substantially  in the form of
                                          this Agreement.

                                    3)    The  Purchaser  acknowledges  that its
                                          Class            [A-PO][B-4][B-5][B-6]
                                          Certificates  bear  a  legend  setting
                                          forth the applicable  restrictions  on
                                          transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By: ______________________________

                                    Its: ______________________________

                                  EXHIBIT K





                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-1
                  CLASS [A-9] [B-1] [B-2] [B-3] CERTIFICATES


                             TRANSFEREE'S LETTER



                                                ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class [A-9][B-1][B-2][B-3] Certificates (the "Class [A-9][B-1][B-2][B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

a) DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 28, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1.

                              b) REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company,
(A) the source of funds used to purchase the Class [A-9][B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [A-9][B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By: _____________________________

                                    Its: _____________________________

                                   [Reserved]

                                  EXHIBIT L

                              SERVICING AGREEMENTS


                  Norwest Mortgage, Inc. Servicing Agreement

                      HomeSide Lending Servicing Agreement

              National City Mortgage Company Servicing Agreement

                GMAC Mortgage Corporation Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

                 Bank of America, NT & SA Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                       Bank United Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

                  Bank of Oklahoma, N.A. Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

                First Union Mortgage Corp. Servicing Agreement

                America First Credit Union Servicing Agreement

                BankNorth Mortgage Company Servicing Agreement

               Home Savings of America, FSB Servicing Agreement

                 Columbia Equities, Ltd. Servicing Agreement

                  Hibernia National Bank Servicing Agreement

                                  EXHIBIT M

                    [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
               -----------------------------------------------

This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of _____________, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and _____________ (the "Purchaser").

                            PRELIMINARY STATEMENT

________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

__________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                       I.

                                 DEFINITIONS

      A.    DEFINED TERMS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      B.    DEFINITIONS INCORPORATED BY REFERENCE

All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

   II.

      SPECIAL SERVICING PROCEDURES

      A.    REPORTS AND NOTICES

            1. In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  a. Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  b. Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            2. If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a)
                  (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            3. In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

      B.    PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS

            1. The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under
                  Section  2.01 (a) (ii)  subject to extension as set forth in
                  Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage
                  Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            2. In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            3. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            4. Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            5. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            6. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related
                  Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the
                  Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            7. Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      C.    PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS

            1. In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

            2. Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
                  Section 3.01.

            3. With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            4. Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      D.    TERMINATION

            1. With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates
                  (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            2. Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section
                  2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

   III.

      COLLATERAL FUND; SECURITY INTEREST

      A.    COLLATERAL FUND

Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

      B.    COLLATERAL FUND PERMITTED INVESTMENTS.

The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      C.    GRANT OF SECURITY INTEREST.

The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

      D.    COLLATERAL SHORTFALLS.

In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

   IV.

      MISCELLANEOUS PROVISIONS

      A.    AMENDMENT.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

      B.    COUNTERPARTS.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      C.    GOVERNING LAW.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      D.    NOTICES.

All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            1.    in the case of the Company,


Norwest Bank Minnesota, National Association
7485 New Horizon Way
Frederick, MD 21703

Attention:  Vice President, Master Servicing
Phone:      301-696-7800
Fax:  301-815-6365

            2.    in the case of the Purchaser,
            -----------------------------------
            -----------------------------------
            -----------------------------------
            Attention:
                      -------------------------

      E.    SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      F.    SUCCESSORS AND ASSIGNS.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

      G.    ARTICLE AND SECTION HEADINGS.

The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      H.    CONFIDENTIALITY.

The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

      I.    INDEMNIFICATION.

The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the
"Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                           Norwest Bank Minnesota, National
                                              Association


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